UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

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Exchange Act of 1934 (Amendment No.    )

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JAZZ PHARMACEUTICALS PUBLIC LIMITED COMPANY

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NOTICE OF 2021 ANNUAL GENERAL MEETING

OF SHAREHOLDERS

TO BE HELD ON JULY 29, 2021

Dear Shareholder:

The 2021 annual general meeting of shareholders (the “annual meeting”) of Jazz Pharmaceuticals plc, a public limited company formed under the laws of Ireland (the “company”), will be held on Thursday, July 29, 2021, at 3:00 p.m. local time at our corporate headquarters located at Fifth Floor, Waterloo Exchange, Waterloo Road, Dublin 4, Ireland, for the following purposes:

1.   To elect by separate resolutions each of the four nominees for director named in the accompanying proxy statement (the “proxy statement”) to hold office until the 2024 annual meeting of shareholders (Proposal 1).

2.   To ratify, on a non-binding advisory basis, the appointment of KPMG, Dublin, or KPMG, as the independent auditors of the company for the fiscal year ending December 31, 2021 and to authorize, in a binding vote, the board of directors, acting through the audit committee, to determine the independent auditors’ remuneration (Proposal 2).

3.   To approve, on a non-binding advisory basis, the compensation of the company’s named executive officers, or NEOs, as disclosed in the accompanying proxy statement (Proposal 3).

4.   To renew the board of directors’ existing authority under Irish law to allot and issue ordinary shares (Proposal 4).

5.   To renew the board of directors’ existing authority under Irish law to allot and issue ordinary shares for cash without first offering those ordinary shares to existing shareholders pursuant to the statutory pre-emption right that would otherwise apply (Proposal 5).

6.   To approve any motion to adjourn the annual meeting, or any adjournments thereof, to another time and place to solicit additional proxies if there are insufficient votes at the time of the annual meeting to approve Proposal 5 (Proposal 6).

To conduct any other business properly brought before the annual meeting.

Proposals 1, 2, 3, 4 and 6 are ordinary resolutions, requiring the affirmative vote of a majority of the votes cast (in person or by proxy) at the annual meeting. Proposal 5 is a special resolution, requiring the approval of not less than 75% of the votes cast (in person or by proxy) at the annual meeting.

In addition to the above proposals, the annual meeting will also receive and consider the company’s Irish statutory financial statements for the fiscal year ended December 31, 2020 and the reports of the directors and auditors thereon. There is no requirement under Irish law that the Irish statutory financial statements be approved by the shareholders, and no such approval will be sought at the annual meeting. Under the company’s Memorandum and Articles of Association (our “articles”), and the Irish Companies Act 2014 (the “2014 Act”), Proposals 1 and 2 are deemed to be ordinary business, and Proposals 3, 4, 5 and 6 are deemed to be special business.

The record date for the annual meeting is June 2, 2021. Only shareholders of record at the close of business on that date may vote at the annual meeting or any adjournment or postponement thereof.

A shareholder entitled to attend and vote at the annual meeting is entitled to appoint one or more proxies to attend, speak and vote instead of him or her at the annual meeting, using the proxy card provided (or the form of proxy contained in section 184 of the 2014 Act) or using an electronic proxy card by telephone or via the internet in the manner described in this proxy statement. A proxy need not be a shareholder of record.

Whether or not you expect to attend the meeting, please vote as soon as possible. You may vote your shares:
Over the Telephone 1-800-690-6903
Via the Internet www.proxyvote.com
By Mail Complete, sign and return proxy card
In Person Attend Annual Meeting

If you received a proxy card or voting instruction card by mail, you may submit your proxy card or voting instruction card mailing your proxy card or voting instruction card in the envelope provided. Proxy cards must be received by July 28, 2021. Electronic proxy cards submitted via the internet or by telephone must be received by 11:59 p.m., U.S. Eastern Time, on July 28, 2021. It may not be possible to count proxy cards received after the relevant time towards voting. Proxy cards received will be forwarded to the company’s registered office electronically before commencement of the annual meeting to comply with Irish law. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if the record holder of your ordinary shares is a broker, bank or other agent, and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

Important Notice Regarding the Availability of Proxy Materials for the annual meeting of shareholders to be held on July 29, 2021,

at 3:00 p.m. local time at our corporate headquarters located at Fifth Floor, Waterloo Exchange, Waterloo Road, Dublin 4, Ireland.

The proxy statement, our letter to shareholders and our 2020 Annual Report on Form 10-K are available at

https://materials.proxyvote.com/G50871.

By order of the board of directors,

Aislinn Doody, Company Secretary

Dublin, Ireland

June     , 2021

Potential Impacts of the COVID-19 Pandemic on the Annual General Meeting

In light of the ongoing COVID-19 pandemic, the company would like to emphasize that we consider the health of our shareholders, employees and other attendees a top priority. We are monitoring guidance issued by appropriate governmental health agencies, including the Irish Health Service Executive, or the HSE, the Irish government, the U.S. Center for Disease Control and Prevention and the World Health Organization, collectively, the Health Authorities, and we have implemented, and will continue to implement the measures advised by the relevant Health Authorities to minimize the spread of COVID-19. Information on such measures and on COVID-19 generally is available on the HSE’s website at https://www.hse.ie/eng/services/news/newsfeatures/covid19-updates/.

The annual meeting will be held in accordance with HSE and relevant Health Authority guidance.

Should we determine that alternative arrangements are necessitated due to public health recommendations regarding containment of COVID-19, which may include a change in date or time of the meeting, a change in venue or format of the meeting we will announce our decision by press release and/or filing with the Securities Exchange Commission as additional soliciting materials and also post information on the investor relations page of the company’s website found at https://investor.jazzpharma.com/news. We encourage shareholders to keep up-to-date with, and follow the guidance from the Government of Ireland and the Department of Health (of Ireland) (as appropriate), as circumstances may change at short notice. Due to this uncertainty, shareholders are strongly encouraged to vote their shares by proxy in advance at the annual meeting.

PROPOSAL 2 RATIFY, ON A NON-BINDING ADVISORY BASIS, THE APPOINTMENT OF INDEPENDENT AUDITORS AND AUTHORIZE, IN A BINDING VOTE, THE BOARD OF DIRECTORS, ACTING THROUGH THE AUDIT COMMITTEE, TO DETERMINE THE INDEPENDENT AUDITORS’ REMUNERATION	92
Independent Registered Public Accounting Firm Fees and Services	92
Pre-Approval Policies and Procedures	93
Independence	93

PROPOSAL 3 NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION	94

PROPOSAL 4 RENEW DIRECTORS’ AUTHORITY TO ISSUE SHARES	102

PROPOSAL 5 RENEW DIRECTORS’ AUTHORITY TO ISSUE SHARES FOR CASH WITHOUT FIRST OFFERING SHARES TO EXISTING SHAREHOLDERS	103

PROPOSAL 6 ADJOURNMENT PROPOSAL	105

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING	106

OTHER MATTERS	113
Presentation of Irish Statutory Financial Statements	113
Registered and Principal Executive Offices	113
Shareholder Proposals and Director Nominations for the 2022 Annual Meeting	113
Householding of Proxy Materials	113
Annual Report on Form 10-K	114
Special Note Regarding Forward-Looking Statements	115
General	116

Index of Frequently Requested Information

Page

Anti-Hedging/Pledging Policy	29

Auditor Fees	92

Auditor Tenure	92

Board Diversity	28

Board Leadership	19

Board Meeting Attendance	21

Clawback Policy	49

Code of Conduct	30

Compensation Consultant Fees	26

Corporate Governance Guidelines	29

Culture	9

Director Biographies	86

Director Commitments	21

Director Independence	19

Director Qualifications	85

Environmental Stewardship	12

ESG	7

Human Capital Management	9

Majority Voting for Directors	85

Pay Ratio Disclosure	77

Peer Group Companies	43

Performance-Based Equity Awards	48

Procedures for Shareholder Proposals and Director Nominations for the 2022 Annual Meeting	113

Related Party Transactions	83

Risk Oversight	19

Severance Benefits	49

Share Ownership Guidelines for Directors	80

Share Ownership Guidelines for Executives	61

Shareholder and Other Stakeholder Engagement	5

Shareholder Communications with the Board	30

2021 NOTICE OF MEETING AND PROXY STATEMENT

PROXY OVERVIEW

This overview highlights certain information contained elsewhere in this proxy statement and does not contain all of the information that you should consider. You should read the entire proxy statement carefully before voting. For more complete information regarding our business and 2020 performance, please review our Annual Report on Form 10-K for the year ended December 31, 2020 that we filed with the Securities and Exchange Commission, or SEC, on February 23, 2021, which we refer to throughout this proxy statement as the 2020 Annual Report on Form 10-K.

In this proxy statement, unless otherwise indicated or the context otherwise requires, all references to “Jazz Pharmaceuticals,” “the company,” “we,” “us” and “our” refer to Jazz Pharmaceuticals plc and its consolidated subsidiaries, except when the context makes clear that the time period being referenced is prior to January 18, 2012, in which case such terms are references to Jazz Pharmaceuticals, Inc. and its consolidated subsidiaries. On January 18, 2012, the businesses of Jazz Pharmaceuticals, Inc. and Azur Pharma Public Limited Company, or Azur Pharma, were combined in a merger transaction, or the Azur Merger, in connection with which Azur Pharma was renamed Jazz Pharmaceuticals plc, and we became the parent company of and successor to Jazz Pharmaceuticals, Inc., with Jazz Pharmaceuticals, Inc. becoming our wholly owned subsidiary.

Meeting and Voting Information

Time and Date: 3:00 p.m., local time on Thursday, July 29, 2021	Place: Our corporate headquarters Fifth Floor, Waterloo Exchange Waterloo Road Dublin 4, Ireland

In light of the COVID-19 pandemic, we strongly recommend that you vote your shares by proxy in advance of the meeting. Whether or not you expect to attend the meeting, please vote as soon as possible. Please see “Questions and Answers About These Proxy Materials and Voting—How do I vote?” beginning on page 108 below. Please also see “Questions and Answers About These Proxy Materials and Voting—What are the potential impacts of the COVID-19 pandemic on the annual meeting?” beginning on page 106 below.

Business Overview

We are an innovative global biopharmaceutical company dedicated to developing and commercializing life-changing medicines that transform the lives of patients with serious diseases—often with limited or no therapeutic options. We have a diverse portfolio of marketed medicines and novel product candidates, from early- to late-stage development, across key therapeutic areas. Our focus is in neuroscience, including sleep, epilepsy and movement disorders, and in oncology, including hematologic malignancies and solid tumors. We actively explore new options for patients, including novel compounds, small molecules and biologics, and through cannabinoid science and innovative delivery technologies.

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2021 NOTICE OF MEETING AND PROXY STATEMENT

Proxy Overview (continued)

Our lead marketed products are:

•

Xyrem® (sodium oxybate) oral solution, a product approved by the U.S. Food and Drug Administration, or FDA, and marketed in the U.S. for the treatment of both cataplexy and excessive daytime sleepiness, or EDS, in narcolepsy patients seven years of age and older;

•

Xywav™ (calcium, magnesium, potassium, and sodium oxybates) oral solution, a product that contains 92% less sodium than Xyrem, approved by FDA and launched in the U.S. in November 2020 for the treatment of cataplexy or EDS in narcolepsy patients seven years of age and older;

•

Epidiolex®, a pharmaceutical formulation comprising highly purified plant-derived cannabidiol, or CBD, approved in the U.S. and also in Europe, where it is marketed as Epidyolex, for the treatment of seizures associated with Lennox-Gastaut syndrome (LGS), Dravet syndrome and Tuberous Sclerosis Complex (TSC), for patients one year of age and older;

•	Sunosi® (solriamfetol), a product approved by FDA and marketed in the U.S. and in Europe to improve wakefulness in adult patients with EDS associated with narcolepsy or obstructive sleep apnea;

•

Zepzelca™ (lurbinectedin), a product approved by FDA in June 2020 and launched in the U.S. in July 2020 for the treatment of adult patients with metastatic small cell lung cancer, or SCLC, with disease progression on or after platinum-based chemotherapy;

•

Vyxeos® (daunorubicin and cytarabine) liposome for injection, a product approved in the U.S. and in Europe (where it is marketed as Vyxeos® liposomal 44 mg/100 mg powder for concentrate for solution for infusion) for the treatment of adults with newly-diagnosed therapy-related acute myeloid leukemia, or AML, or AML with myelodysplasia-related changes;

•

Defitelio® (defibrotide sodium), a product approved in the U.S. for the treatment of adult and pediatric patients with hepatic veno-occlusive disease, or VOD, also known as sinusoidal obstruction syndrome, with renal or pulmonary dysfunction following hematopoietic stem cell transplantation, or HSCT, and in Europe (where it is marketed as Defitelio® (defibrotide)) for the treatment of severe VOD in adults and children after undergoing HSCT therapy; and

•

Erwinaze® (asparaginase Erwinia chrysanthemi), a treatment approved in the U.S. and in certain markets in Europe (where it is marketed as Erwinase®) for patients with acute lymphoblastic leukemia, or ALL, who have developed hypersensitivity to E. coli-derived asparaginase.

Our strategy to create sustainable shareholder value is focused on:

•	Strong commercial execution to drive diversified revenue growth and address unmet medical needs of our patients across our product portfolio;

•	Expanding and advancing our pipeline through internal and external patient-centric innovation to achieve a valuable product portfolio of durable, highly differentiated programs;

•	Continuing to build a flexible, efficient, and productive development engine for targeted therapeutic conditions to identify and progress early- and mid-stage assets; and

•	Investing in an efficient, scalable operating model and differentiated capabilities to enable growth; and unlock further value through indication expansion and global markets.

In 2020, consistent with our strategy, we continued to focus on research and development activities within our neuroscience and oncology therapeutic areas, such as our expansion into solid tumors, and exploring and investing in adjacent therapeutic areas that could further diversify our portfolio. In addition, in May 2021, we completed the acquisition of GW Pharmaceuticals plc, or GW. We view the acquisition, or the GW Acquisition, as consistent with our overall business and capital allocation strategy to expand our neuroscience portfolio and drive substantial value for our shareholders. We achieved these accomplishments despite the global impact of the COVID-19 pandemic. In response to the COVID-19 pandemic, we developed a comprehensive response strategy including establishing cross-functional response teams and implementing business continuity plans to manage the impacts of the evolving effects of the COVID-19 pandemic on our employees, patients and our business. We support broad public health strategies designed to prevent the spread of COVID-19 and are focused on the health and welfare of our employees.

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2021 NOTICE OF MEETING AND PROXY STATEMENT

Proxy Overview (continued)

Information About Our Board of Directors

Director Nominees and Continuing Directors

The following table provides summary information about each director nominee and each director whose term of office will continue after the annual meeting, in each case as of June 1, 2021. See pages 19 to 22 and 85 to 91 for more information.

Name	Age	Director Since		Principal Position	Independent	Other Current Public Boards

2021 Director Nominees

Peter Gray	66	2013		Chairman, Teckro, Inc. and Director, Abzena	Yes	0

Kenneth W. O’Keefe	54	2004	(1)	Managing Director, Beecken Petty O’Keefe & Company	Yes	0

Mark D. Smith, M.D.	69	2020		Professor, University of California, San Francisco and Director, Teladoc Health, Inc. and Phreesia, Inc.	Yes	2

Catherine A. Sohn, Pharm.D.	68	2012		Chairperson, BioEclipse Therapeutics, Inc. and Director, Axcella Health Inc., Landec Corporation and Rubius Therapeutics	Yes	3

Continuing Directors

Jennifer E. Cook	55	2020		Director, BridgeBio Pharma, Inc. and Denali Therapeutics Inc.	Yes	2

Bruce C. Cozadd	57	2003	(1)	Chairman and Chief Executive Officer, Jazz Pharmaceuticals plc	No	0

Patrick G. Enright	59	2009	(1)	Managing Director, Longitude Capital	Yes	1

Heather Ann McSharry	59	2013		Director, International Airlines Group, S.A.	Yes	1

Seamus Mulligan	60	2012		Director, Jazz Pharmaceuticals plc	Yes	0

Anne O’Riordan	53	2019		Group Director of Digital, Jardine Matheson Limited	Yes	0

Norbert G. Riedel, Ph.D.	63	2013		Chief Executive Officer, Aptinyx Inc.	Yes	3

Rick E Winningham	61	2010	(1)	Chairman and Chief Executive Officer, Theravance Biopharma, Inc.	Yes	1

(1)	Includes service on the board of directors of Jazz Pharmaceuticals, Inc., our predecessor.

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Proxy Overview (continued)

Director Skills, Experience and Diversity

We examine the experience and expertise of our board as a whole to ensure alignment between the abilities and contributions of our board and our strategic priorities and long-term plans, emphasizing, among other things, expertise in global and U.S. sales and marketing, in product development, in financial management and in corporate development transactions. All of our directors exhibit high integrity, collegiality, innovative thinking, sound business judgment and a knowledge of corporate governance requirements and practices. The following charts show the key skills, experience, and attributes that our director nominees and continuing directors bring to our boardroom:

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Proxy Overview (continued)

Our board is substantially independent and has a mix of relatively newer and longer-tenured directors. The charts below show board makeup by various characteristics with respect to our director nominees and continuing directors:

Shareholder and Other Stakeholder Engagement

A priority for our board of directors is soliciting and listening to the views of our shareholders on a variety of topics, including our business and growth strategy, corporate governance practices, executive compensation matters, and various other environmental, social and governance (ESG) matters. Discussions with our shareholders have been productive and informative and have provided valuable feedback to our board of directors to help ensure that our board’s decisions align with shareholder objectives. The graphic under the section entitled “Executive Compensation—Compensation Discussion and Analysis—How We Determine Executive Compensation—2020 Advisory Vote on Executive Compensation and Shareholder Engagement” on page 46 below describes our typical shareholder outreach and engagement cycle.

Following our 2020 annual meeting, we reached out to shareholders who collectively held approximately 47% of our then-outstanding shares to request meetings, and held meetings by phone with each shareholder who accepted our request for engagement.

We have taken a number of significant and responsive actions over the past several years to incorporate feedback received from shareholders, as highlighted in the following table.

Topic	What We Heard	What we did
Board Refreshment	Shareholders continued to express interest in board refreshment and the role it plays in increasing board diversity.

•    We enhanced our demographic board diversity in both 2019 and 2020. Specifically, in 2020, we underwent a board refreshment program and candidate search for new directors. As part of that search process, the nominating and corporate governance committee asked the search firm it engaged to provide, and then considered, a set of candidates that included both underrepresented people of color and different genders. In late 2020, we added two additional diverse directors.

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Proxy Overview (continued)

Topic	What We Heard	What we did

•    Two of our longer-tenured directors are not standing for re-election at this annual meeting. As such, we expect that, immediately following the annual meeting, our board will consist of twelve members, four of whom are women, representing 33% of the board.

Compensation

While shareholders provided positive feedback regarding our pay-for-performance alignment, we heard a strong preference that our long-term incentive program include performance-based equity awards.

Shareholders also expressed their desire for our annual performance bonus plan to have an explicit cap on payouts to avoid the potential of excessive payouts not tied to performance and to mitigate certain risks inherent in incentive plans.

Shareholders have raised concerns that our burn rate is higher than some of our peers.

Shareholders disfavor the “evergreen provision” in our 2011 Equity Incentive Plan.

In response to shareholder feedback:

•    Starting in 2021, approximately 50% of each executive officer’s target equity compensation will be in the form of performance-based equity awards, or PSUs;

•    Starting in 2021, stock options will be eliminated, and grants will be 100% restricted stock units, or RSUs, and PSUs; and

•    We will not seek to extend the evergreen provision in the 2011 Equity Incentive Plan, nor adopt a new one, following the provision’s expiration in 2022.

•    Additionally, initial equity grants to new directors were eliminated and instead, new directors will receive a pro-rated annual grant based on their months of service during the board year

We also recently adopted a policy for recoupment of incentive compensation, or a clawback policy, which is designed to mitigate risks generally associated with incentive compensation and allow us to recover any erroneously earned compensation.

ESG	ESG continues to be a priority for our shareholders and stakeholders.

In 2020, we established the Corporate Sustainability and Social Impact function within the company and brought together a cross-functional team of leaders in the organization to guide the development of our ESG strategy and social impact initiatives. A wide range of departments is involved in our ESG strategy and work, including corporate affairs, corporate strategy, supply chain management, research and development, commercial, patient support services, human resources and legal, among others.

Additionally, we recently published our first SASB mapping report, covering information in the following areas:

•    Safety of clinical trial participants;

•    Access to medicines;

•    Affordability and pricing;

•    Drug safety;

•    Counterfeit drugs;

•    Ethical marketing;

•    Employee recruitment, development and retention;

•    Supply chain management; and

•    Business ethics.

We also continue to evaluate feedback received on other topics, including our classified board structure, setting climate change targets, and reporting on workforce diversity.

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Proxy Overview (continued)

ESG Highlights

We view ESG factors as long-term value drivers for the company. We take a focused approach to ESG that leverages Jazz’s unique capabilities and expertise, striving to identify and manage the most meaningful opportunities based on their likelihood of positively impacting society and driving shareholder value.

If human beings needed a reminder as to how core our health—and the medicines that protect and enhance it—are to economic and political health and stability, as well as to human happiness—the events of the last 18 months provided that reminder.

As a company that brings life-changing medicines to people who truly need them, we believe that these events also highlighted that our greatest societal-related contributions to the world come directly from our core product development, treatments and support of our patients.

Commitment to Purpose and Good Governance

Jazz Pharmaceuticals is dedicated to developing and commercializing life-changing medicines that transform the lives of patients with serious diseases—often with limited or no therapeutic options.

Our management team is well known for having founded the company with a clear vision that creating a positive culture creates the foundation for ongoing financial and ESG sustainability. The practices we describe here reflect the evolution of that belief and its embedding within our core values.

We believe the caliber of our governance starts with the caliber of our board of directors, and we are proud to have a steadily refreshed, diverse and highly capable board of involved directors. These directors help oversee how we operate as well as how well we operate, including with committee and full-board oversight of the ESG issues summarized in this section.

Specifically, the nominating and corporate governance committee has oversight responsibility over our ESG strategy and policies and is regularly briefed by management on matters related to ESG. In 2020, we established the Corporate Sustainability and Social Impact function within the company and brought together a cross-functional team of leaders in the organization to guide the development of our ESG strategy and social impact initiatives. A wide range of departments is involved in our ESG strategy and work, including corporate affairs, corporate strategy, supply chain management, research and development, commercial, patient support services, human resources and legal, among others.

In 2020, we published our first Sustainability Accounting Standards Board (SASB) Mapping Report, which is available on our website.1 We continue to evaluate the use of other non-financial reporting frameworks, including the Global Reporting Initiative and the Task Force on Climate-related Financial Disclosures. We invite shareholder input as we work to enhance how our ESG practices contribute to our financial, environmental and social sustainability.

[1]

While we believe this information may be of interest to our shareholders, such information, together with any other information appearing on or connected to our website, shall not be deemed incorporated by reference into, and does not form part of, this proxy statement.

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Proxy Overview (continued)

COVID-19 Response

Especially during this time of uncertainty, Jazz remains dedicated to its purpose and focused approach to ESG. In response to the COVID-19 pandemic, that has meant taking both a short-term and a long-term view of ESG risks and opportunities, selected aspects of which are discussed below.

Leadership and Oversight

We have established a COVID-19 response team comprised of senior leadership that is particularly focused on addressing the impacts to our employees, our sites, our patients, our customers and our suppliers. Our board of directors is receiving regular updates from our senior management and is involved in strategy decisions and oversight of evolving business continuity plans.

Employee Health, Safety and Well-being

We support broad public health strategies designed to prevent the spread of COVID-19 and are focused on the health and welfare of our employees. In accordance with guidance issued by the Centers for Disease Control and Prevention, the World Health Organization and local authorities, in March 2020, our global workforce, including field-based teams, transitioned to working remotely. Our global organization has mobilized to enable our employees to accomplish our most critical goals in new ways, leveraging positivity, innovation and prioritization of resources to overcome new obstacles. We have rolled out new technologies and collaboration tools to enable our employees to engage with each other and also with healthcare providers through digital platforms and other remote access activities to continue to support and educate them as they care for patients. For our employees, we have implemented processes and resources to support them in the event an employee receives a positive COVID-19 diagnosis. We are now implementing plans related to reopening our sites and enabling our employees to return to work in our global offices, the field, our lab and our manufacturing facilities, which plans will take into account applicable public health authority and local government guidelines and which are designed to ensure employee and patient safety.

Product Supply to Our Patients and Access to Medicines

We are executing on a continuity plan in response to the pandemic that is designed to enable us to deliver on our mission to provide essential medicines to patients around the world. We are working closely with our third-party manufacturers, distributors and other trusted partners to manage supply chain activities and mitigate potential disruptions to our product supply as a result of COVID-19.

In responding to this pandemic, we are prioritizing patient access to our medications, including through our JazzCares program, which is designed to help patients access medications and services they need. The rapid spread of COVID-19 has caused a significant burden on health systems globally and has highlighted the need for companies to evaluate existing therapies to assess if they can be utilized beyond their current indications to treat COVID-19 as well as consider developing new therapies.

Support of Our Local Communities

We are supporting local communities and patient-focused organizations in COVID-19 relief efforts including through corporate donations to charitable organizations providing food and medical relief to our communities in which we operate in Italy, Philadelphia and the San Francisco Bay Area, and other localities where the needs related to the impact of COVID-19 are greatest such as the New York metro area and Spain.

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Proxy Overview (continued)

Culture and Human Capital Management

Our “One Jazz” Culture

We strive to excel in three things: put patients first, be a great place to work, and live our values of integrity, collaboration, passion, innovation and pursuit of excellence. We are committed to creating a company where the work culture reflects these goals.

We make a point each year to recognize, through our “Jazz Master” award, individuals who have been leaders in modeling and contributing to our culture by living our mission and demonstrating Jazz’s values throughout their career at our company. We also have programs to recognize individuals who have gone above and beyond expected performance to achieve outstanding results that have had a significant impact on business or patients.

Diversity and Inclusion

We strive to create a workplace culture that supports a diverse, multi-cultural workforce, treats individuals fairly, and provides an inclusive environment where all employees are empowered to contribute and succeed. We continue to evolve our policies, practices and programs that help us demonstrate to our employees how much we value them and that enable them to give their best to each other, our patients and our shareholders and stakeholders. Recently, we have taken the following steps:

•	Established goals for our DEI practices, including targets to increase gender, racial and ethnic leadership diversity;

•	Created a DEI Inclusion Delegation of employees to embed DEI values in everything we do;

•	Supported our employee resource teams (Jazz ConcERTos); and

•	Continued to enhance board and leadership-level diversity. Specifically:

¡

After giving effect to the announced departure of two of our directors, on the date of our annual meeting, 50% of our board of directors will be diverse in terms of gender, ethnicity and sexual orientation; and

¡

Women comprise approximately 40% of our management leadership team, which we refer to as our executive committee. Our executive committee is also diverse in terms of race, age, ethnicity and national origin.

Employee Engagement, Health and Well-Being

Jazz has a strong employee value proposition anchored in our shared commitment to our purpose to innovate to transform the lives of patients. We believe employee engagement and the power of our employee voices is foundational to strong performance. We have transparent and regular communication channels with our employees including:

•	Annual and more frequent pulse surveys;

•	Regular communication messages from executive leadership;

•	Top leadership forums;

•	All employee meetings;

•	Engagement surveys; and

•	Community Beat teams who support local employee and community engagement activities.

We strive to create a culture of health and well-being throughout the organization by offering a diverse and customizable set of programs focusing on employee experience, self-care, work-life balance, flexibility and early intervention. In addition to traditional employee benefits, Jazz supports employees and their families through access to a suite of innovative programs that are designed to enhance their physical, financial, emotional and social well-being, including:

•	In response to COVID, launching our “4Cs” employee support framework (care, connection, continuity and consciousness), enabling our people to live our values and further our mission;

•	Providing an array of resources to support remote working;

•	Increasing work schedule and leave program flexibility; and

•	Expanding employee assistance and mindfulness programs.

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2021 NOTICE OF MEETING AND PROXY STATEMENT

Proxy Overview (continued)

Talent Development

We understand that empowering people to find new and better ways of doing things, to gain new experiences and to development new capabilities can also support our growth and achievements as a company. The exciting opportunities within our business provide rich and ample learning opportunities and experiences for career growth. Our talent strategy focuses on attracting the best talent, recognizing and rewarding the performance of our employees as defined by both what they accomplished and how they accomplished it, and continually developing our talent through new experiences and learning opportunities. Specifically, we:

•	Recently launched a new performance management system to support our culture of learning, feedback, and continual growth;

•	Encourage all employees to have an individual development plan;

•	Invest in manager and leadership development; and

•	Offer tuition reimbursement in our major markets aimed at growth and career development.

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Proxy Overview (continued)

Patients and Community

How did we enhance and enrich the lives of our patients, and communities this past year? We have and continue to:

•

Provide and develop new treatments for conditions in the neuroscience and oncology therapeutic areas—areas that are core to human health and wellbeing. This includes investment in our exceptional pipeline which includes potential treatments at every development stage from pre-clinical, through phase 1-3 trials and the regulatory process;

•	Maintain our distribution and pipeline capabilities to protect patients despite the disruptions created by the COVID-19 pandemic;

•	Adhere to our global safety and compliance standards, both for our drugs and for our employees and communities;

•	Offer access to medicine programs to help patients who face financial obstacles to accessing needed treatments;

•	Support a wide and varied corporate giving program to support our patients, employees and communities; and

•	Offer extensive medical education programs for patients, caregivers, medical professionals and others. Specifically, in 2020, Jazz:

¡

Launched a U.S. patient education program developed in consultation with the Myelodysplastic Syndromes (MDS) Foundation, Inc. and the Cancer Support Community focused on empowering, educating and providing resources to people affected by secondary acute myeloid leukemia (sAML) and MDS;

¡

Collaborated with the American Heart Association to educate and empower patients to live healthier lives and improve their well-being; as part of the collaboration, the campaign aimed to raise awareness of the connection between sleep disorders and cardiovascular risk, and further explored the topic via health care provider-focused podcasts and patient-focused news articles and blogs; and

¡

Co-created a campaign with the Hypersomnia Foundation to heighten the level of awareness of idiopathic hypersomnia; this campaign took a multi-media approach at building community and empowering patients to recognize their symptoms and have impactful dialogue with health care providers and family members on their condition.

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2021 NOTICE OF MEETING AND PROXY STATEMENT

Proxy Overview (continued)

Environmental Stewardship

We seek to operate our manufacturing facilities in an environmentally responsible way to protect our people, our business, our environment and the local communities in which we operate. In light of the potential impact of our business on the environment, we have adopted a number of internal environmental policies and management systems designed to manage our operations in compliance with applicable laws, directives and regulations on environmental protection and in support of environmental sustainability and local biodiversity. Our environmental policies and management systems include procedures for assessing compliance with applicable environmental laws and regulations and reporting incidents of non-compliance to applicable governmental authorities. For example, we have environmental policies governing both of our manufacturing facilities in Athlone, Ireland and Villa Guardia (Como), Italy, which demonstrate our commitment to environmental sustainability and require us to minimize resource use (e.g., energy and water) and waste generation, optimize the use of raw materials, and undertake continuous improvement in environmental performance, with an emphasis on pollution prevention.

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Proxy Overview (continued)

Summary of Shareholder Voting Matters and Board Recommendations

For the reasons set forth below and in the rest of this proxy statement, our board of directors recommends that you vote your shares “FOR” each of the nominees named below for director to hold office until the 2024 annual meeting of shareholders and “FOR” each of the other proposals.

Proposal 1 — Election of Directors

The board of directors recommends a vote “FOR” each of the named nominees.

Vote required to elect each nominee to hold office until the 2024 annual meeting of shareholders: Affirmative vote of a majority of the votes cast on his or her election.

For more information, see Proposal 1 starting on page 85.

We are asking our shareholders to vote, by separate resolutions, on the election of each of Peter Gray, Kenneth W. O’Keefe, Mark D. Smith, M.D. and Catherine A. Sohn, Pharm.D. to hold office until the 2024 annual meeting of shareholders. Detailed information about each nominee’s background and experience can be found beginning on page 86.

Each of the nominees for director was nominated for election by the board of directors upon the recommendation of our nominating and corporate governance committee. Our board of directors believes that each nominee has the specific experience, qualifications, attributes and skills to serve as a member of the board of directors and has demonstrated the ability to devote sufficient time and attention to board duties and to otherwise fulfill the responsibilities required of directors.

Proposal 2 — Ratify, on a Non-Binding Advisory Basis, the Appointment of Independent Auditors and Authorize, in a Binding Vote, the Board of Directors, Acting Through the Audit Committee, to Determine the Independent Auditors’ Remuneration

The board of directors recommends a vote “FOR” this proposal.

Vote required for approval: Affirmative vote of a majority of the votes cast on the proposal.

For more information, see Proposal 2 starting on page 92.

Under Irish law, KPMG will be deemed to be reappointed as our independent auditors for the financial year ending December 31, 2021, without needing a shareholder vote at the annual meeting. However, our shareholders are being asked to ratify KPMG’s appointment on a non-binding advisory basis because we value our shareholders’ views on the company’s independent auditors. The board of directors and the audit committee intend to consider the results of this vote in making determinations in the future regarding the appointment of the company’s independent auditors.

Our shareholders are also being asked to authorize the board of directors, acting through the audit committee, to determine KPMG’s remuneration. This authorization is required by Irish law.

Less than 7% of the total fees that KPMG billed us for services last year were for services other than audit, audit-related and tax compliance services.

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Proxy Overview (continued)

Proposal 3 — Non-Binding Advisory Vote on Executive Compensation

The board of directors recommends a vote “FOR” this proposal.

Vote required for approval: Affirmative vote of a majority of the votes cast on the proposal.

For more information, see Proposal 3 starting on page 94.

We are asking our shareholders for advisory approval of our NEOs’ compensation. This non-binding advisory vote is commonly referred to as a “say-on-pay” vote. Our executive compensation program is aligned with our business strategy and priorities and encourages executive officers to work for meaningful shareholder returns consistent with our pay-for-performance philosophy. Our executive compensation program focuses on total compensation, combining short- and long-term components, cash and equity, and fixed and variable payments, in the proportions that we believe are the most appropriate to incentivize and reward our executive officers for achieving our corporate goals while minimizing incentives for excessive risk taking or unethical conduct. Our annual bonus awards are not earned unless pre-determined levels of performance are achieved against annual corporate objectives approved by our board of directors at the beginning of the year. Likewise, our stock option awards will not provide realizable value and our restricted stock unit, or RSU, awards will not provide increased value unless there is an increase in the value of our shares, which benefits all shareholders. We also have executive share ownership guidelines to further support our ownership culture and align the interests of executive officers and shareholders. Our 2020 advisory say-on-pay proposal was approved by approximately 88% of total votes cast.

Proposal 4 — Renew Director’s Authority to Issue Shares

The board of directors recommends a vote “FOR” this proposal.

Vote required for approval: Affirmative vote of a majority of the votes cast on the proposal.

For more information, see:

•  Background to Proposals 4 and 5 on page 96; and

•  Proposal 4 starting on page 102.

Prior to casting your vote on Proposal 4, we strongly urge you to read both the background discussion of Proposals 4 and 5 beginning on page 96 of this proxy statement and the discussion under Proposal 4 beginning on page 102.

The directors of an Irish public limited company must have specific authority from shareholders to issue shares (including rights to subscribe for or otherwise acquire any shares)—even shares which are part of the company’s authorized but unissued share capital. Currently, our directors are authorized to issue new ordinary shares without further shareholder approval up to a maximum of our authorized but unissued ordinary share capital. This authority has been in place since the Azur Merger in January 2012 and was most recently approved by our public shareholders in 2016 with over 80% support. Under Irish law, this authority can be granted for a maximum period of five years, at which point it lapses unless renewed by our shareholders. The current share allotment and issuance authority is due to expire on August 4, 2021.

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Proxy Overview (continued)

We are asking for your approval to renew our existing authority to issue up to the amount of shares that are already within our authorized share capital for an additional five years. We are not asking you to approve an increase to our authorized share capital. We are and will continue to be subject to the shareholder approval and other requirements of the Nasdaq Stock Market LLC, or Nasdaq, and the U.S. Securities and Exchange Commission, or SEC, with respect to share issuances, and our board of directors will also continue to focus on and satisfy its fiduciary duties to our shareholders with respect to share issuances. This renewal will simply keep us on an equal footing with our peer companies who are incorporated and listed in the U.S. and will best position us to continue to execute on our growth strategy.

The renewal of our share issuance authorities is fundamental to the way we intend to advance our business, grow and diversify our revenues, and increase shareholder value. Our growth strategy depends in part on our ability to identify, acquire, in-license and/or develop additional products or product candidates with the goal of growing and diversifying our revenues. Our management and board of directors rely on having the flexibility that the renewal of our share issuance authorities would provide to quickly take advantage of strategic opportunities, including potential acquisitions and other capital-intensive transactions that we believe would increase shareholder value. Many of these opportunities are highly competitive, with multiple parties often offering comparable or even the same economics. If we do not receive the required shareholder approval to renew the directors’ authority to issue shares, we would be required to obtain shareholder approval prior to issuing any shares in connection with new strategic opportunities after August 4, 2021, even if we would not otherwise be required to obtain shareholder approval under Nasdaq rules. This limitation on our ability to issue shares could put us at a distinct disadvantage vis-à-vis many of our peers in competing for acquisitions and similar transactions and might make it difficult for us to complete such transactions in furtherance of our growth strategy, thus potentially limiting our ability to deploy capital to meet strategic goals that are in the best interests of our shareholders.

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Proxy Overview (continued)

Proposal 5 — Renew Directors’ Authority to Issue Shares for Cash Without First Offering Shares to Existing Shareholders

The board of directors recommends a vote “FOR” this proposal.

Vote required for approval: Affirmative vote of 75% of the votes cast on the proposal.

For more information, see:

•  Background to Proposals 4 and 5 on page 96; and

•  Proposal 5 on page 103.

Prior to casting your vote on Proposal 5, we strongly urge you to read both the background discussion of Proposals 4 and 5 beginning on page 96 of this proxy statement and the discussion under Proposal 5 beginning on page 103.

In general, unless otherwise authorized by shareholders, before an Irish public limited company can issue shares for cash (including rights to subscribe for or otherwise acquire any shares) to any new shareholders, it must first offer the shares or rights to existing shareholders of the company pro-rata to their existing shareholdings. Currently, our directors are authorized to issue new shares for cash, up to a maximum of our authorized but unissued ordinary share capital, without first offering them to existing shareholders, thereby opting out of the statutory pre-emption rights provision. This pre-emption opt-out authority has been in place since the Azur Merger in January 2012 and was most recently approved by our public shareholders in 2016 with over 80% support. Under Irish law, this authority can be granted for a maximum period of five years, at which point it will lapse unless renewed by our shareholders. The current pre-emption opt-out authority is due to expire on August 4, 2021.

We are asking for your approval to renew our existing pre-emption opt-out authority for an additional five years. We are and will continue to be subject to the shareholder approval and other requirements of the Nasdaq and the SEC with respect to share issuances, and our board of directors will also continue to focus on and satisfy its fiduciary duties to our shareholders with respect to share issuances. This renewal will simply keep us on an equal footing with our peer companies who are incorporated and listed in the U.S. and will best position us to continue to execute on our growth strategy. In this regard, companies who are incorporated and publicly-traded in the U.S. generally do not grant all existing shareholders pre-emptive rights on new issuances of shares.

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Proxy Overview (continued)

As is the case with Proposal 4, the renewal of our current authority is fundamental to the way we intend to advance our business, grow and diversify our revenues, and increase shareholder value. Our growth strategy depends in part on our ability to identify, acquire, in-license and/or develop additional products or product candidates with the goal of growing and diversifying our revenues. Our management and board of directors rely on having the flexibility that the renewal of our share issuance authorities would provide to quickly take advantage of strategic opportunities, including potential acquisitions and other capital-intensive transactions that we believe would increase shareholder value. Many of these opportunities are highly competitive, with multiple parties often offering comparable or even the same economics. If we do not receive the required affirmative vote of 75% of the votes cast to approve Proposal 5, shares that we would issue for cash in connection with new strategic opportunities after August 4, 2021 would have to first be offered to existing shareholders in costly and time-consuming pro-rata rights offerings. This limitation on our ability to issue shares for cash could put us at a distinct disadvantage vis-à-vis many of our peers in competing for acquisitions and similar transactions, would considerably reduce the speed at which we could complete capital-raising activities undertaken in furtherance of our growth strategy, and would increase our costs and otherwise might make it difficult for us to complete such transactions in furtherance of our growth strategy, thus potentially limiting our ability to deploy capital to meet strategic goals that are in the best interests of our shareholders.

The approval of this Proposal 5 is conditional on the approval of Proposal 4 because Irish law requires that a general authority to issue shares be in place before a pre-emption opt-out authority can be granted. Proposal 5 will therefore not be passed unless Proposal 4 is also approved.

Proposal 6 — Adjournment Proposal

The board of directors recommends a vote “FOR” this proposal.

Vote required for approval: Affirmative vote of a majority of the votes cast on the proposal.

For more information, see Proposal 6 starting on page 105.

We are asking our shareholders to vote on a proposal to approve any motion to adjourn the annual meeting, or any adjournments thereof, to another time and place to solicit additional proxies if there are insufficient votes at the time of the annual meeting to approve Proposal 5.

Under Irish law, Proposal 5 is a special resolution, which requires no less than 75% of the votes of shareholders cast (in person or by proxy) at a general meeting to be voted “FOR” the proposal in order to be passed. Given the high vote threshold associated with Proposal 5, we are seeking your authority to adjourn the meeting to solicit additional proxies if there are insufficient votes at the time of the annual meeting to approve Proposal 5.

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2021 NOTICE OF MEETING AND PROXY STATEMENT

PROXY STATEMENT

FOR THE 2021 ANNUAL GENERAL MEETING OF SHAREHOLDERS

TO BE HELD ON JULY 29, 2021

GENERAL

Purpose of this Proxy Statement and Other General Information

Our board of directors is soliciting proxies for use at our 2021 annual general meeting of shareholders, or the annual meeting. This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the annual meeting. Please read it carefully. The Notice of Internet Availability of Proxy Materials and our proxy materials, which include this proxy statement, our annual letter to shareholders and our 2020 Annual Report on Form 10-K, are first being mailed to shareholders on or about June     , 2021. Our proxy materials are also available online at https://materials.proxyvote.com/G50871. The specific proposals to be considered and acted upon at the annual meeting are summarized in the accompanying Notice of 2021 Annual General Meeting of Shareholders. Each proposal is described in more detail in this proxy statement.

This solicitation is made on behalf of our board of directors and all solicitation expenses, including costs of preparing, assembling and mailing proxy materials and notices, will be borne by us. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners. In addition, we have retained Alliance Advisors, a proxy solicitation firm, to assist in the solicitation of proxies for a fee of approximately $40,000 plus reimbursement of expenses.

Our board of directors has set the close of business on June 2, 2021 as the record date for the annual meeting. Shareholders of record who owned our ordinary shares on that date are entitled to vote at and attend the annual meeting. Each ordinary share is entitled to one vote. There were                of our ordinary shares outstanding and entitled to vote on the record date.

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CORPORATE GOVERNANCE AND BOARD MATTERS

Overview

We are committed to exercising good corporate governance practices. In furtherance of this commitment, we regularly monitor developments in the area of corporate governance and review our processes, policies and procedures in light of such developments. Key information regarding our corporate governance initiatives can be found on our website, www.jazzpharmaceuticals.com, including our Corporate Governance Guidelines, Code of Conduct, and the charters for our audit, compensation and nominating and corporate governance committees. We believe that our strong corporate governance policies and practices, including the substantial percentage of independent directors on our board of directors and the robust duties of our Lead Independent Director, empower our independent directors to effectively oversee our management—including the performance of our Chief Executive Officer—and provide an effective and appropriately balanced board governance structure. In addition, we believe that our directors are all actively and constructively engaged in the exercise of their duties and responsibilities, with each independent director serving on at least one board committee and engaging with management between board meetings to remain well-informed of our strategy and our business.

Independence of the Board of Directors

As required under the Nasdaq listing standards, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the board of directors. Our board of directors consults with counsel to ensure that the board’s determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in the applicable Nasdaq listing standards, as in effect from time to time. Consistent with these considerations, after review of all relevant transactions or relationships between each director, or any of his or her family members, and our company, our senior management and our independent registered public accounting firm, the board of directors affirmatively determined that all of our current directors are independent directors within the meaning of the applicable Nasdaq listing standards, except that Mr. Cozadd, our Chairman and Chief Executive Officer, is not independent by virtue of his employment with our company. In addition, our board of directors has determined that each member of the audit committee, compensation committee and nominating and corporate governance committee meets the applicable Nasdaq and SEC rules and regulations regarding “independence” and that each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to the company.

Board Leadership Structure and Risk Oversight

Mr. Cozadd has served as our Chairman and Chief Executive Officer since the closing of the Azur Merger in January 2012. He co-founded Jazz Pharmaceuticals, Inc. in 2003 and served as its Chairman and Chief Executive Officer since April 2009 and, prior to that, as Executive Chairman.

The board of directors believes that the Chief Executive Officer is best suited to serve as our Chairman because he is the member of the board of directors who is most familiar with our business as a whole, and the most capable of identifying and bringing to the attention of the full board of directors the strategic priorities and key issues facing the company. The board of directors also believes that having Mr. Cozadd in particular in a combined Chairman/Chief Executive Officer role helps provide strong, unified leadership for our management team and optimizes communication with our board of directors. In addition, having previously served for many years as a director of other publicly-traded and privately-held companies, as well as in executive management roles, Mr. Cozadd brings both a strategic and operational perspective to this combined position.

To counterbalance concerns regarding our board’s decision to have a combined Chairman and Chief Executive Officer, our Corporate Governance Guidelines require that the independent directors elect a Lead Independent Director when the roles of Chairman and Chief Executive Officer are held by the same person. Since 2014, Rick Winningham has served as our Lead Independent Director. A critical function of the Lead Independent Director is to help to ensure the effective independent functioning of the board of directors in its oversight responsibilities and to provide an appropriate balance in the company’s leadership.

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Corporate Governance and Board Matters (continued)

Specific roles and responsibilities of the Lead Independent Director, which are detailed in our Corporate Governance Guidelines, include:

•	serving as the principal liaison between the independent directors and the Chairman;

•	coordinating the activities of the independent directors, including developing agendas for and presiding at executive sessions of the independent directors;

•

advising the Chairman on board and committee agendas, meeting schedules and information provided to other board members, including the quality, quantity and timeliness of such information that is necessary or appropriate for the directors to effectively and responsibly perform their duties;

•	discussing the results of the Chief Executive Officer’s performance evaluation with the chairperson of the compensation committee; and

•	presiding at all meetings of the board of directors at which the Chairman is not present.

The Lead Independent Director also has the authority to call meetings of the independent directors of the board of directors and is available for consultation and communication with significant shareholders. In addition to fulfilling the basic requirements of his role as Lead Independent Director, Mr. Winningham attends meetings of committees where he is not a member to remain informed and engaged, communicates with the Chief Executive Officer on matters involving the company on a regular basis, regularly seeks input from other independent directors relating to significant developments at the company between regular board meetings, attends certain meetings at the company involving strategic portfolio and/or scientific reviews, and makes himself available for direct communication with significant shareholders as necessary.

In addition, our board of directors is currently comprised of 14 directors, of whom 13 are independent. At meetings of our board of directors, the independent directors regularly convene executive sessions without the presence of our Chairman and Chief Executive Officer and other members of management. Two of our independent directors have notified the company that they intend to resign as of or prior to the annual meeting.

We believe that our directors provide effective oversight of risk management for our company (including financial, operational, business, intellectual property, information technology (including cybersecurity) and reputational risk, governance and compliance), particularly as a result of the work of our committees and the ongoing dialogue between the full board, our Chairman and Chief Executive Officer and our active and engaged Lead Independent Director. Our audit committee is responsible for overseeing our financial reporting process on behalf of our board of directors and reviewing with management and our auditors, as appropriate, our major financial risk exposures and the steps taken by management to monitor and control these exposures. Our board of directors has also formalized our audit committee’s role in oversight of risks related to information security, including cybersecurity. In its oversight role, the audit committee receives quarterly updates on information security developments, cybersecurity incidents and the steps taken by management to monitor and mitigate risk exposures in these areas. Our compensation committee approves compensation of executive officers and all material compensation plans for our company and reviews our compensation practices to ensure that they do not encourage excessive risk taking and provide appropriate incentives for meeting both short-term and long-term objectives and increasing shareholder value over time. Our compensation committee also works with our full board of directors to oversee matters related to diversity, talent, and culture strategy including human capital programs and policies regarding management development, talent planning, diversity and inclusion initiatives, and employee engagement, as well as human capital management, which includes reviewing workforce trends, executive succession plans and talent risk and maintaining compensation objectives and corporate policies that appropriately incentivize creating and maintaining a positive workplace and corporate culture. Our nominating and corporate governance committee oversees the company’s risk management, other than with respect to the company’s major financial, business or cybersecurity risk exposures or risks related to our compensation programs and policies, on behalf of our board of directors. At its meetings, our full board of directors receives reports concerning the management of the relevant risks from each committee, in addition to reports concerning material risks and concerns or significant updates on such matters from our Chief Legal Officer, Chief Compliance Officer and other executive officers, as necessary.

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Corporate Governance and Board Matters (continued)

Meetings of the Board of Directors

The board of directors met seventeen times and acted by written consent once during 2020. All directors attended at least 75% of the aggregate number of meetings of the board of directors and of the committees on which they served that were held during 2020. As required under applicable Nasdaq listing standards, in 2020, the independent directors generally met at each regular board meeting in scheduled executive sessions at which only independent directors were present.

Director Commitments

Our board of directors believes that all members of the board should have sufficient time and attention to devote to board duties and to otherwise fulfill the responsibilities required of directors. In assessing whether directors and nominees for director have sufficient time and attention to devote to board duties, the nominating and corporate governance committee and our board of directors consider, among other things, whether directors may be “overboarded,” which refers to the situation where a director serves on an excessive number of boards.

Our board of directors believes that each of our directors, including each of our director nominees, has demonstrated the ability to devote sufficient time and attention to board duties and to otherwise fulfill the responsibilities required of directors.

Classified Board Structure

Our board of directors is divided into three classes, designated Class I, Class II and Class III. Our nominating and corporate governance committee has discussed the shareholder feedback received on the topic of our classified board structure and continues to believe that this structure is appropriate for our company and beneficial to our shareholders. In particular, the nominating and corporate governance committee believes that the classified board structure:

•	promotes stability and continuity, allowing our board and management to remain focused on our long-term strategy and value generation for our shareholders;

•	allows for the development of institutional knowledge at the board level, which is particularly important in our industry, given the multi-year life cycles of our product development programs; and

•	enhances director independence by decreasing pressures from special interest groups that might have short-term agendas contrary to the long-term interests of our shareholders.

Moreover, a classified board for an Irish company does not present the same entrenchment risk as for a typical U.S. company due to the ability of shareholders to refresh the board at any time under Irish law.

Information About Board Committees

The standing committees of the board of directors include an audit committee, a compensation committee and a nominating and corporate governance committee. Each of these committees is comprised solely of independent directors, has a chairperson and has a written charter approved by the board of directors reflecting applicable standards and requirements adopted by the SEC and Nasdaq. A copy of each committee charter can be found on our website, www.jazzpharmaceuticals.com, in the section titled “About” under the subsection titled “Board of Directors.”

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Corporate Governance and Board Matters (continued)

The following table provides membership information for 2020 for each of the audit, compensation, and nominating and corporate governance committees of our board of directors:

Name	Audit	Compensation[1]	Nominating and Corporate Governance[2]

Paul L. Berns		🌑

Patrick G. Enright	🌑	🌑

Peter Gray	C

Heather Ann McSharry	🌑		C

Kenneth W. O’Keefe	🌑

Anne O’Riordan	🌑

Norbert G. Riedel, Ph.D.		C

Elmar Schnee			🌑

Catherine A. Sohn, Pharm.D.		🌑	🌑

Rick E Winningham			🌑

C = committee chairperson                🌑 = committee member

In 2020, the compensation committee’s name was changed to the “Compensation & Management Development Committee” to reflect the committee’s expanded role in reviewing our diversity, talent and culture strategy, including management development, diversity, equity and inclusion initiatives, talent planning and employee engagement. We refer to the Compensation & Management Development Committee in this proxy statement as the compensation committee.

Audit Committee

The audit committee of the board of directors oversees our corporate accounting and financial reporting processes, our systems of internal control over financial reporting and audits of our financial statements, the quality and integrity of our financial statements and reports, the qualifications, independence and performance of the auditors engaged as our independent registered public accounting firm for purposes of preparing or issuing an audit report or performing audit services and certain enterprise risk issues. Specific responsibilities of the audit committee include:

•	evaluating the performance of and assessing the qualifications of the independent auditors;

•	determining and approving the engagement and remuneration of the independent auditors;

•	determining whether to retain or terminate the existing independent auditors or to appoint and engage new independent auditors;

•	determining and approving the engagement of the independent auditors to perform any proposed permissible non-audit services;

•	monitoring the rotation of partners of the independent auditors on our audit engagement team as required by applicable laws and rules;

•

reviewing and advising on the selection and removal of the head of our internal audit function, the activities and organizational structure of the internal audit function and the results of internal audit activities;

•	reviewing and approving the internal audit charter at least annually and the annual internal audit plan and budget;

[1]	Jennifer E. Cook was appointed as a member of our compensation committee in April 2021.
[2]	Mark D. Smith was appointed as a member of our nominating and corporate governance committee in April 2021.

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Corporate Governance and Board Matters (continued)

•

meeting to review our annual audited financial statements, our quarterly financial statements and our financial press releases with management and the independent auditors, including reviewing our disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in our annual and quarterly reports filed with the SEC;

•	reviewing, overseeing and approving transactions between our company and any related persons;

•	conferring with management, the internal audit function and the independent auditors regarding the scope, adequacy and effectiveness of our internal control over financial reporting;

•

reviewing with management, the internal audit function and the independent auditors, as appropriate, major financial risk exposures, including reviewing, evaluating and approving our hedging and other financial risk management policies, as well as the steps taken by management to monitor and control these exposures;

•

establishing procedures, when and as required under applicable laws and rules, for the receipt, retention and treatment of any complaints received by our company regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters; and

•	reviewing with management our information security (including cybersecurity) risk exposures and the steps taken by management to monitor and mitigate these exposures.

The audit committee was during all of 2020 composed of Mr. Gray, Mr. Enright, Ms. McSharry, Mr. O’Keefe and Ms. O’Riordan. Our board of directors has determined that each of Mr. Gray, Mr. Enright, Ms. McSharry, Mr. O’Keefe and Ms. O’Riordan meets the independence requirements of Rule 10A-3 of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the Nasdaq listing standards with respect to audit committee members. Our board of directors has also determined that each of Mr. Gray, Mr. Enright, Ms. McSharry and Mr. O’Keefe qualifies as an “audit committee financial expert” within the meaning of SEC regulations. In making this determination, our board of directors considered the overall knowledge, experience and familiarity of each with accounting matters, analyzing and evaluating financial statements, and, in the case of Mr. O’Keefe, managing private equity investments, and, in the case of Mr. Enright, managing venture capital investments. Mr. Gray serves as chairperson of the audit committee.

The audit committee met four times during 2020. The audit committee also had a number of informal discussions and consultations with one another, with our Chief Financial Officer, our Principal Accounting Officer and our Head of Internal Audit and with Mr. Cozadd during 2020.

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2021 NOTICE OF MEETING AND PROXY STATEMENT

Corporate Governance and Board Matters (continued)

Report of the Audit Committee of the Board of Directors(1)

The audit committee has reviewed and discussed the company’s audited financial statements for the fiscal year ended December 31, 2020 with management of the company. The audit committee has discussed with KPMG, the independent registered public accounting firm that audited the company’s financial statements for the fiscal year ended December 31, 2020, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board, or PCAOB, and the SEC. The audit committee has also received the written disclosures and the letter from KPMG required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the audit committee concerning independence, and has discussed with KPMG that firm’s independence. Based on the foregoing, the audit committee recommended to the board of directors that the audited financial statements be included in the 2020 Annual Report on Form 10-K filed with the SEC.

Respectfully submitted,
The Audit Committee of the Board of Directors

Mr. Peter Gray (Chairperson)
Mr. Patrick Enright
Ms. Heather Ann McSharry
Mr. Kenneth W. O’Keefe
Ms. Anne O’Riordan

(1)

The material under the heading “Report of the Audit Committee of the Board of Directors” in this proxy statement is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Compensation Committee

The compensation committee of the board of directors reviews and oversees our compensation policies, plans and programs and reviews and generally determines the compensation to be paid to the executive officers and directors, and prepares and reviews the compensation committee report included in our annual proxy statement. Specific responsibilities and authority of our compensation committee include:

•	reviewing, modifying (as needed) and approving overall compensation strategy and policies;

•

recommending to our board of directors for determination and approval the compensation and other terms of employment of our Chief Executive Officer and evaluating our Chief Executive Officer’s performance in light of relevant goals and objectives;

•

reviewing and approving the goals and objectives of our other executive officers and determining and approving the compensation and other terms of employment of these executive officers, as appropriate;

•	reviewing and recommending to our board of directors the type and amount of compensation to be paid or awarded to the members of our board of directors;

•	having the full power and authority of our board of directors regarding the adoption, amendment and termination of our compensation plans and programs and administering these plans and programs;

•

having direct responsibility for appointing, and providing compensation and oversight of the work of, any compensation consultants and other advisors retained by the compensation committee and considering the independence of each such advisor;

•

reviewing our practices and policies of employee compensation as they relate to risk management and risk-taking incentives, to determine whether such compensation policies and practices are reasonably likely to have a material adverse effect on our company;

•

periodically reviewing with our Chief Executive Officer the plans for succession to the offices of our executive officers and making recommendations to our board of directors with respect to the selection of appropriate individuals to succeed to these positions; and

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Corporate Governance and Board Matters (continued)

•	reviewing and discussing with management our disclosures contained under the caption “Compensation Discussion and Analysis” in our annual proxy statement.

The compensation committee was composed of four directors during 2020: Mr. Berns, Mr. Enright, Dr. Riedel and Dr. Sohn. Dr. Riedel currently serves as the chairperson of the compensation committee. In April 2021, Ms. Cook was appointed as a member of the compensation committee. Each member of the compensation committee meets the independence requirements of the Nasdaq listing standards with respect to compensation committee members. In determining whether Mr. Berns, Mr. Enright, Dr. Riedel, Dr. Sohn and Ms. Cook are independent within the meaning of the Nasdaq listing standards pertaining to compensation committee membership, our board of directors determined, based on its consideration of factors specifically relevant to determining whether any such director has a relationship to us that is material to that director’s ability to be independent from management in connection with the duties of a compensation committee member, that no member of the compensation committee has a relationship that would impair that member’s ability to make independent judgments about compensation of our executive officers.

Compensation Committee Processes and Procedures

Our compensation committee meets as often as it determines necessary to carry out its duties and responsibilities through regularly scheduled meetings and, if necessary, special meetings. The agenda for each compensation committee meeting is usually developed by members of our human resources department and our Chief Executive Officer, with input from members of our legal department, and is reviewed and finalized with the chairperson of the compensation committee. Members of our human resources and legal departments also attend compensation committee meetings. From time to time, various other members of management and other employees as well as outside advisors or consultants may be invited by the compensation committee to make presentations, provide financial or other background information or advice or otherwise participate in the compensation committee meetings. The compensation committee met seven times and acted by written consent once during 2020.

In making executive compensation determinations (other than for our Chief Executive Officer), the compensation committee considers recommendations from our Chief Executive Officer. In making his recommendations, our Chief Executive Officer receives input from our human resources department and from the individuals who manage or report directly to the other executive officers, and he reviews various third party compensation surveys and compensation data provided by the independent compensation consultant to the compensation committee, as described in the section of this proxy statement entitled “Executive Compensation—Compensation Discussion and Analysis.” While our Chief Executive Officer discusses his recommendations for the other executive officers with the compensation committee, he does not participate in the deliberations and recommendations to our board of directors concerning, or our board of directors’ determination of, his own compensation. The charter of the compensation committee grants the compensation committee full access to all books, records, facilities and personnel of the company, as well as authority to obtain, at our expense, advice and assistance from compensation consultants and internal and external legal, accounting or other advisors and consultants and other external resources that the compensation committee considers necessary or appropriate in the performance of its duties. In particular, the compensation committee has the authority, in its sole discretion, to retain or obtain, at the expense of the company, compensation consultants to assist in its evaluation of executive compensation, and is directly responsible for the appointment, compensation and oversight of the work of its compensation consultants. The compensation committee engages an independent compensation consultant each year to provide a competitive compensation assessment with respect to the executive officers to assist the compensation committee in making annual compensation decisions. Since 2010, Radford, a business area within Aon plc, or Aon, has been engaged by the compensation committee each year to provide peer company and industry compensation data and provide the compensation committee with advice regarding executive officers’ compensation, including base salaries, performance-based bonuses and long-term equity compensation, and similar advice regarding non-employee director compensation.

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Corporate Governance and Board Matters (continued)

The charter of the compensation committee provides that the compensation committee may delegate any responsibility or authority of the compensation committee under its charter to the chairperson of the committee or to one or more committee members, including subcommittees, except to the extent inconsistent with any applicable laws and rules, including the Nasdaq listing standards. Our compensation committee does not, however, delegate any of its functions to others in determining or recommending executive or director compensation.

For additional information regarding our processes and procedures for the consideration and determination of executive compensation, including the role of Radford in determining and recommending executive compensation, see the section of this proxy statement entitled “Executive Compensation—Compensation Discussion and Analysis.” With respect to director compensation matters, our compensation committee recommends to our board of directors and our board of directors determines and sets non-employee director compensation. Our compensation arrangements for our non-employee directors are described under the section of this proxy statement entitled “Director Compensation.”

Compensation Committee Interlocks and Insider Participation

None of the members of our compensation committee was at any time our officer or employee during 2020. None of our executive officers serve, or in the past fiscal year served, as a member of the board of directors or the compensation committee of any entity that has one or more of its executive officers serving on our board of directors or compensation committee.

Compensation Consultant Fees

Since 2010, Radford has been engaged by the compensation committee each year to provide peer company and industry compensation data and provide the compensation committee with advice regarding executive officers’ compensation, including base salaries, performance-based bonuses and long-term equity incentives, advice regarding directors’ compensation as well as other matters under the compensation committee’s charter. In 2020, the cost of Radford’s consulting services directly related to compensation committee support was $330,678. In addition, in 2020, our human resources department participated in various human resources and compensation surveys and obtained general benchmarking survey data from Radford at a cost of $15,310.

Management also engaged with Aon plc affiliates of Radford, for various insurance-related products and services, covering health and benefits, pension-related services, other insurance brokerage services and risk services to the business. The aggregate Aon revenue from these additional services in 2020 (not related to Radford’s compensation committee consulting services) was $360,292. Although the compensation committee was aware of the nature of the services performed by Aon affiliates and the non-executive employee compensation survey data provided by Radford, the compensation committee did not review and approve such services, surveys and insurance premiums and policies, as those were reviewed and approved by management in the ordinary course of business.

Aon maintains certain policies and practices to protect the independence of the executive compensation consultants engaged by the compensation committee. In particular, Radford provides an annual update to the compensation committee on the financial relationship between Aon and the company, and provides written assurances that, within Aon, the Radford consultants who perform executive compensation services for the compensation committee have compensation determined separately from Aon’s other lines of business and from the other services it provides to the company. These safeguards were designed to help ensure that the compensation committee’s executive compensation consultants continued to fulfill their role in providing independent, objective advice.

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Corporate Governance and Board Matters (continued)

Compensation Committee Report(1)

The compensation committee has reviewed and discussed with management the Compensation Discussion and Analysis contained herein. Based on this review and discussion, the compensation committee has recommended to the board of directors that the Compensation Discussion and Analysis be included in our proxy statement for the 2021 annual general meeting of shareholders and be included in the company’s Annual Report on Form 10-K we filed with the SEC for the fiscal year ended December 31, 2020.

Respectfully submitted,
The Compensation Committee of the Board of Directors

Dr. Norbert G. Riedel, Ph.D. (Chair)
Mr. Paul L. Berns
Mr. Patrick G. Enright
Dr. Catherine A. Sohn, Pharm.D.

(1)

The material under the heading “Compensation Committee Report” in this proxy statement is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Nominating and Corporate Governance Committee

The nominating and corporate governance committee of our board of directors is responsible for, among other things:

•	overseeing all aspects of our corporate governance functions on behalf of our board of directors;

•	making recommendations to our board of directors regarding corporate governance issues;

•	identifying, reviewing and evaluating candidates to serve on our board of directors, and reviewing and evaluating incumbent directors;

•	reviewing, evaluating and considering the recommendation for nomination of incumbent members for reelection to our board of directors and monitoring the size of our board;

•	recommending director candidates to our board of directors;

•	overseeing on behalf of our board of directors the company’s compliance with applicable laws and regulations, other than the financial compliance issues overseen by the audit committee;

•

overseeing on behalf of our board of directors the company’s risk management matters, other than with respect to risks that are financial or information security risks (as to which the audit committee has oversight responsibility on behalf of our board of directors) or risks related to compensation policies (as to which the compensation committee has oversight responsibility on behalf of our board of directors);

•	evaluating director nominations and proposals by our shareholders and establishing policies, requirements, criteria and procedures in furtherance of the foregoing; and

•	reviewing, discussing and assessing the performance of our board of directors, including committees of our board of directors, seeking input from all board members, senior management and others.

The nominating and corporate governance committee believes that candidates for director should have certain minimum qualifications, including the ability to read and understand basic financial statements, being over 21 years of age, and the highest personal integrity and ethics. The nominating and corporate governance committee also intends to consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to our affairs, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of our shareholders. However, the nominating and corporate governance committee retains the right to modify these qualifications from time to time. Members of the nominating and corporate

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2021 NOTICE OF MEETING AND PROXY STATEMENT

Corporate Governance and Board Matters (continued)

governance committee obtain recommendations for potential directors from their and other board members’ contacts in our industry, and we or the nominating and corporate governance committee have in the past and may from time to time again in the future engage a search firm to assist in identifying potential directors. In this regard, in 2020, we underwent a board refreshment program and candidate search for new directors. As part of that search process, the nominating and corporate governance committee asked the search firm it engaged to provide, and then considered, a set of candidates that included both underrepresented people of color and different genders. In late 2020, after being considered and recommended by the nominating and corporate governance committee, we added two additional diverse directors to our board: Dr. Smith and Ms. Cook.

Candidates for director nominees are reviewed in the context of the then current composition of the board of directors, the operating requirements of the company and the long-term interests of shareholders. In this regard, we examine the experience and expertise of our board as a whole to ensure alignment between the abilities and contributions of our board and our strategic priorities and long-range plan, emphasizing, among other things, expertise in global and U.S. sales and marketing, in product development, in financial management and in corporate development transactions. In addition, while we do not have specific numerical targets with respect to board diversity, the nominating and corporate governance committee’s policy is to take into account a broad range of considerations when assessing director candidates, including individual backgrounds, gender, skill sets, professional experience, geographic residency and other factors. The nominating and corporate governance committee assesses the effectiveness of its diversity policy through its periodic evaluation of the composition of the full board of directors. Recently, in recruiting and nominating candidates for our board of directors, our nominating and corporate governance committee has focused on increasing diversity overall, including with respect to gender and geographic residency.

Of the director nominees and the continuing directors, our board of directors has four female directors, four Irish directors, one of whom is a non-resident, one director that identifies as LBGTQ and one person of color. In the case of incumbent directors whose terms of office are set to expire, the nominating and corporate governance committee reviews these directors’ overall service to the company during their terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors’ independence, as well as the results of the board of directors’ self-evaluation, which is generally conducted annually, to determine whether to recommend them to the board of directors for nomination for a new term. In the case of new director candidates, the nominating and corporate governance committee also determines whether the nominee is “independent” based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The nominating and corporate governance committee conducts appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the board of directors. The nominating and corporate governance committee meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to the board of directors.

The nominating and corporate governance committee will consider director candidates recommended by shareholders on a case-by-case basis, as appropriate. Shareholders wishing to recommend individuals for consideration by the nominating and corporate governance committee may do so by delivering a written recommendation to our Company Secretary at Fifth Floor, Waterloo Exchange, Waterloo Road, Dublin 4, Ireland with the candidate’s name, biographical data and qualifications and a document indicating the candidate’s willingness to serve if elected. The nominating and corporate governance committee does not intend to alter the manner in which it evaluates candidates based on whether the candidate was recommended by a shareholder or not.

To date, the nominating and corporate governance committee has not received any such nominations nor has it rejected a director nominee from a shareholder or shareholders.

Our nominating and corporate governance committee was during all of 2020 composed of four directors: Ms. McSharry, Mr. Schnee, Dr. Sohn and Mr. Winningham. Ms. McSharry serves as chairperson of the nominating and corporate governance committee. In April 2021, Dr. Smith was appointed as a member of the nominating and corporate governance committee. Each member of the nominating and corporate governance committee meets the independence requirements of the Nasdaq listing standards.

The nominating and corporate governance committee met eight times during 2020.

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Corporate Governance and Board Matters (continued)

Corporate Governance Strengths

We are committed to exercising good corporate governance practices. We believe that good governance promotes the long-term interests of our shareholders and strengthens board and management accountability. The highlights of our corporate governance practices include the following:

•   Of our director nominees and continuing directors, 11 out of 12 are independent

•   Regular executive sessions of independent directors

•   Audit, compensation and nominating and corporate governance committees are comprised solely of independent directors

•   Diverse board in terms of tenure, residency, gender, ethnicity, sexual orientation, experience and skills

•   Annual board self-evaluation(1)

•   Risk oversight by the full board and committees

•   Board and committees may engage outside advisors independently of management

•   Independent compensation consultant reporting directly to the compensation committee

•   Director participation in continuing education and related reimbursement policy

•   Lead Independent Director with clearly delineated duties

•   Corporate Governance Guidelines

•   Majority voting for elections of directors for a three-year term

•   Share ownership guidelines for directors and executive officers

•   Anti-hedging/pledging policy

•   Code of Conduct

•   Annual advisory approval of executive compensation

•   Shareholder ability to call extraordinary meetings

(1)

In 2020, the nominating and corporate governance committee engaged a third-party advisor to conduct a comprehensive, independent evaluation that included interviews with each member of the board, including a specific focus on the key capabilities and skills that existed on the board and where there were opportunities for enhancement.

Other Corporate Governance Matters

Corporate Governance Guidelines. As a part of our board of directors’ commitment to enhancing shareholder value over the long term, our board of directors has adopted a set of Corporate Governance Guidelines to provide the framework for the governance of our company and to assist our board of directors in the exercise of its responsibilities. Our Corporate Governance Guidelines cover, among other topics, board composition, structure and functioning, director qualifications and board membership criteria, director independence, board and board committee annual self-evaluations, committees of the board, board access to management and outside advisors, board share ownership guidelines, and director orientation and education. Our Corporation Governance Guidelines are available on our website at www.jazzpharmaceuticals.com under the section entitled “About” under “Board of Directors.”

Anti-Hedging/Pledging Policy. Our insider trading policy prohibits directors, executive officers and other employees from engaging in speculative trading activities, including hedging transactions or other inherently speculative transactions with respect to our securities. Our insider trading policy also prohibits directors, executive officers and other employees from pledging our securities as collateral for any loans.

Share Ownership Guidelines for Directors and Executive Officers. We maintain and periodically review share ownership guidelines for our non-employee directors, Chief Executive Officer and certain other employees who serve on our executive committee. More information about our share ownership guidelines can be found under the sections of this proxy statement entitled “Executive Compensation—Compensation Discussion and Analysis—Additional Compensation Information—Ownership Guidelines for Executive Officers” and “Director Compensation—Ownership Guidelines for Directors.”

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Corporate Governance and Board Matters (continued)

Shareholder Ability to Call Extraordinary Meetings. Irish law provides that shareholders holding 10% or more of the total voting rights may at any time request that the directors call an extraordinary general meeting (i.e., special meeting). The shareholders who wish to request an extraordinary general meeting must deliver to our principal executive office a written notice, signed by the shareholders requesting the meeting and stating the purposes of the meeting. If the directors do not, within 21 days of the date of delivery of the request, proceed to convene a meeting to be held within two months of that date, those shareholders (or any of them representing more than half of the total voting rights of all of them) may themselves convene a meeting within a specified period, but any meeting so convened cannot be held after the expiration of three months from the date of delivery of the request.

Code of Conduct. Our Code of Conduct applies to all of our employees, directors and officers, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, and those of our subsidiaries. The Code of Conduct is available on our website at www.jazzpharmaceuticals.com under the section entitled “About” under “Corporate Ethics.” We intend to satisfy the disclosure requirements under Item 5.05 of SEC Form 8-K regarding an amendment to, or waiver from, a provision of our Code of Conduct by posting such information on our website at the website address and location specified above.

Shareholder Communications with the Board of Directors. Our board of directors believes that shareholders should have an opportunity to communicate with the board, and efforts have been made to ensure that the views of shareholders are heard by the board of directors or individual directors, as applicable, and that appropriate responses are provided to shareholders in a timely manner. We believe that our responsiveness to shareholder communications to the board of directors has been excellent. Shareholders interested in communicating with the board of directors or a particular director (including our Chairman or our Lead Independent Director) may do so by sending written communication to: Jazz Pharmaceuticals plc, Attention: Company Secretary, Fifth Floor, Waterloo Exchange, Waterloo Road, Dublin 4, Ireland. Each communication should set forth the name and address of the shareholder as it appears on our records (and, if the shares are held by a nominee, the name and address of the beneficial owner of the shares), and the number of our ordinary shares that are owned of record by the record holder or beneficially by the beneficial owner, as applicable. The Company Secretary will, in his or her discretion, screen out communications from shareholders that are not related to the duties and responsibilities of the board of directors. The purpose of this screening is to allow the board of directors to avoid having to consider irrelevant or inappropriate communications (such as advertisements, solicitations and hostile communications). If deemed an appropriate communication, the Company Secretary will forward the communication, depending on the subject matter, to the Chairman, the Lead Independent Director or the chairperson of the appropriate committee of the board of directors.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of our ordinary shares as of May 1, 2021 (except as noted) by: (i) each director; (ii) each of the executive officers named in the Summary Compensation Table under “Executive Compensation” below (referred to throughout this proxy statement as our NEOs); (iii) all of our executive officers and directors as a group; and (iv) all those known by us to be beneficial owners of more than five percent of our ordinary shares.

	Beneficial Ownership(2)

Name and Address of Beneficial Owner(1)	Number of Shares	Percentage of Total

5% Shareholders:

BlackRock, Inc.(3) 55 East 52nd Street New York, NY 10055	6,395,173	11.2%

The Vanguard Group(4) 100 Vanguard Blvd. Malvern, PA 19355	4,877,893	8.6%

Renaissance Technologies LLC(5) 800 Third Avenue New York, NY 10022	3,099,050	5.4%

FMR LLC(6) 245 Summer Street. Boston, MA 02210	2,927,121	5.1%

Named Executive Officers and Directors:

Bruce C. Cozadd(7)	1,031,071	1.8%

Daniel N. Swisher, Jr.(8)	86,952	*

Renée Galá(9)	15,750	*

Robert Iannone, M.D., M.S.C.E(10)	32,295	*

Kim Sablich(11)	14,700	*

Paul L. Berns(12)	38,120	*

Jennifer E. Cook(13)	—	*

Patrick G. Enright(14)	26,203	*

Peter Gray(15)	39,400	*

Heather Ann McSharry(16)	37,713	*

Seamus Mulligan(17)	1,183,873	2.1%

Kenneth W. O’Keefe(18)	46,992	*

Anne O‘Riordan(19)	14,141	*

Norbert G. Riedel, Ph.D.(20)	36,839	*

Elmar Schnee(21)	30,982	*

Mark D. Smith, M.D.(22)	—	*

Catherine A. Sohn, Pharm.D.(23)	30,002	*

Rick E Winningham(24)	25,578	*

All directors and executive officers as a group (22 persons)(25)	2,785,882	4.8%

*	Less than 1%.

(1)	Unless otherwise provided in the table above or in the notes below, the address for each of the beneficial owners listed is c/o Fifth Floor, Waterloo Exchange, Waterloo Road, Dublin 4, Ireland.

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Security Ownership of Certain Beneficial Owners and Management (continued)

(2)

This table is based upon information supplied by officers and directors as well as Schedules 13G or 13G/A filed with the SEC by beneficial owners of more than five percent of our ordinary shares. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each of the shareholders named in this table has sole voting and investment power with respect to the ordinary shares indicated as beneficially owned. Applicable percentages are based on 56,895,944 ordinary shares outstanding on May 1, 2021, adjusted as required by rules promulgated by the SEC. The number of shares beneficially owned includes ordinary shares issuable pursuant to the exercise of stock options that are exercisable and RSUs that will vest within 60 days of May 1, 2021. Shares issuable pursuant to the exercise of stock options that are exercisable and RSUs that will vest within 60 days of May 1, 2021 are deemed to be outstanding and beneficially owned by the person to whom such shares are issuable for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(3)

This information is based on a Schedule 13G/A filed with the SEC on February 5, 2021 by BlackRock, Inc., or BlackRock. According to the Schedule 13G/A, as of December 31, 2020, BlackRock has sole power to vote or direct the vote of 5,878,981 ordinary shares and sole power to dispose or direct the disposition of 6,395,173 ordinary shares. The Schedule 13G/A also indicates that BlackRock is acting as a parent holding company for a number of entities that beneficially owned the ordinary shares being reported. The Schedule 13G/A provides information only as of December 31, 2020 and, consequently, the beneficial ownership of the above-mentioned entity may have changed between December 31, 2020 and May 1, 2021.

(4)

This information is based on a Schedule 13G/A filed with the SEC on February 10, 2021 by The Vanguard Group, or Vanguard. According to the Schedule 13G/A, as of December 31, 2020, Vanguard has shared power to vote or direct the vote of 51,993 ordinary shares, sole power to dispose or direct the disposition of 4,748,290 ordinary shares, and shared power to dispose or direct the disposition of 129,603 shares. The Schedule 13G/A provides information only as of December 31, 2020 and, consequently, the beneficial ownership of the above-mentioned entity may have changed between December 31, 2020 and May 1, 2021.

(5)

This information is based on a Schedule 13G/A filed with the SEC on February 11, 2021 by Renaissance Technologies, LLC, or Renaissance, on behalf of itself and Renaissance Technologies Holdings Corporation, or RTHC. According to the Schedule 13G/A, as of December 31, 2020, Renaissance has sole power to vote or direct the vote of 3,099,050 ordinary shares and sole power to dispose or the direct the disposition of 3,099,050 ordinary shares. Of these shares, RTHC, as a result of its majority ownership of Renaissance, is the beneficial owner of 3,099,050 ordinary shares, with sole power to vote or direct the vote of 3,099,050 ordinary shares and sole power to dispose or direct the disposition of 3,099,050 ordinary shares. The Schedule 13G/A provides information only as of December 31, 2020 and, consequently, the beneficial ownership of the above-mentioned entities may have changed between December 31, 2020 and May 1, 2021.

(6)

This information is based on a Schedule 13G filed with the SEC on February 8, 2021 by FMR, LLC, or FMR. According to the Schedule 13G, as of December 31, 2020, FMR has sole power to vote or direct the vote of 580,941 ordinary shares and sole power to dispose or the direct the disposition of 2,927,121 ordinary shares. The Schedule 13G provides information only as of December 31, 2020 and, consequently, the beneficial ownership of the above-mentioned entity may have changed between December 31, 2020 and May 1, 2021.

(7)	Includes 818,905 ordinary shares Mr. Cozadd has the right to acquire pursuant to options exercisable within 60 days of May 1, 2021.

(8)	Includes 72,186 ordinary shares Mr. Swisher has the right to acquire pursuant to options exercisable within 60 days of May 1, 2021.

(9)

Includes 12,968 ordinary shares Ms. Galá has the right to acquire pursuant to options exercisable within 60 days of May 1, 2021. Ms. Galá was appointed our Executive Vice President and Chief Financial Officer as of March 2020.

(10)

Includes 24,885 ordinary shares Dr. Iannone has the right to acquire pursuant to options exercisable and 3,050 shares Dr. Iannone is expected to receive pursuant to RSU’s scheduled to vest, in each case within 60 days of May 1, 2021.

(11)

Includes 10,500 ordinary shares Ms. Sablich has the right to acquire pursuant to options exercisable and 4,200 shares Ms. Sablich is expected to receive pursuant to RSU’s scheduled to vest, in each case within 60 days of May 1, 2021. Ms. Sablich was appointed our Executive Vice President and General Manager, North America, as of June 2020.

(12)	Includes 31,085 ordinary shares Mr. Berns has the right to acquire pursuant to options exercisable within 60 days of May 1, 2021.

(13)	Ms. Cook joined our board of directors effective December 1, 2020.

(14)	Includes 8,540 ordinary shares Mr. Enright has the right to acquire pursuant to options exercisable within 60 days of May 1, 2021.

(15)	Includes 30,085 ordinary shares Mr. Gray has the right to acquire pursuant to options exercisable within 60 days of May 1, 2021.

(16)	Includes 30,085 ordinary shares Ms. McSharry has the right to acquire pursuant to options exercisable within 60 days of May 1, 2021.

(17)	Includes 31,085 ordinary shares Mr. Mulligan has the right to acquire pursuant to options exercisable within 60 days of May 1, 2021.

(18)	Includes 26,585 ordinary shares Mr. O’Keefe has the right to acquire pursuant to options exercisable within 60 days of May 1, 2021.

(19)	Includes 10,327 ordinary shares Ms. O’Riordan has the right to acquire pursuant to options exercisable within 60 days of May 1, 2021.

(20)	Includes 30,085 ordinary shares Dr. Riedel has the right to acquire pursuant to options exercisable within 60 days of May 1, 2021.

(21)	Includes 23,785 ordinary shares Mr. Schnee has the right to acquire pursuant to options exercisable within 60 days of May 1, 2021.

(22)	Dr. Smith joined our board of directors effective December 1, 2020.

(23)	Includes 22,085 ordinary shares Dr. Sohn has the right to acquire pursuant to options exercisable within 60 days of May 1, 2021.

(24)	Includes 22,085 ordinary shares Mr. Winningham has the right to acquire pursuant to options exercisable within 60 days of May 1, 2021.

(25)

Includes 1,289,852 ordinary shares that our executive officers and non-employee directors have the right to acquire pursuant to options exercisable within 60 days of May 1, 2021 and 7,250 ordinary shares that our executive officers are expected to receive pursuant to RSUs scheduled to vest within 60 days of May 1, 2021. See footnotes (7) through (24) above.

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EXECUTIVE OFFICERS

The following table provides information regarding our executive officers as of June 1, 2021.

Name	Age	Position
Bruce C. Cozadd	57	Chairman and Chief Executive Officer
Daniel N. Swisher, Jr.	58	President
Renée Galá	49	Executive Vice President and Chief Financial Officer
Robert Iannone, M.D., M.S.C.E	54	Executive Vice President, Research and Development and Chief Medical Officer
Kim Sablich	52	Executive Vice President and General Manager, North America
Christopher Tovey	56	Executive Vice President and Chief Operating Officer and Managing Director, Europe and International
Finbar Larkin, Ph.D.	63	Senior Vice President, Technical Operations
Neena M. Patil	46	Chief Legal Officer and Senior Vice President, Legal and Corporate Affairs
Samantha Pearce	55	Senior Vice President, Europe and International
Patricia Carr	50	Vice President, Finance and Principal Accounting Officer

Bruce C. Cozadd. Biographical information regarding Mr. Cozadd is set forth above under “Our Board of Directors.”

Daniel N. Swisher, Jr. was appointed our President as of January 2018 and also served as our Chief Operating Officer from that date until May 2021. From December 2003 to December 2017, he was Chief Executive Officer and a member of the board of directors of Sunesis Pharmaceuticals, Inc., a biopharmaceutical company focused on the development of novel targeted cancer therapeutics in hematologic and solid tumor malignancies. He also served as Chief Business Officer and Chief Financial Officer of Sunesis from 2001 to 2003. Prior to 2001, Mr. Swisher served in various management roles, including Senior Vice President of Sales and Marketing, for ALZA Corporation from 1992 to 2001. He currently serves as Chairman of the board of directors of Cerus Corporation, a biomedical products company focused on the field of blood transfusion safety, and as a member of the board of directors of Corcept Therapeutics Inc., a pharmaceutical company focused on cortisol-modulating therapeutics to address metabolic and other serious medical conditions. Mr. Swisher received a B.A. from Yale University and an M.B.A. from the Stanford Graduate School of Business.

Renée Galá was appointed our Executive Vice President and Chief Financial Officer as of March 2020. From January to June 2019, Ms. Galá served as the Chief Financial Officer of GRAIL, Inc., a private healthcare company focused on the early detection of cancer. Prior to that, from December 2014 to January 2019, she served as Senior Vice President and Chief Financial Officer of Theravance Biopharma, Inc., a biopharmaceutical company, following its spin-out from Innoviva, Inc. Ms. Galá joined Innoviva in 2006 and held various roles in the finance organization before leading the company’s spin-out transaction. Prior to that, Ms. Galá served in various roles in global treasury, pharmaceutical sales and corporate strategy/business development at Eli Lilly and Company, from 2001 to 2006. Before joining Eli Lilly, Ms. Galá spent seven years in the energy industry in positions focused on corporate finance, project finance, and mergers and acquisitions. Ms. Galá serves on the board of directors of Gossamer Bio, Inc., a clinical-stage biopharmaceutical company, where she also chairs the audit committee, and Gyroscope Therapeutics, a clinical-stage gene therapy company, where she also chairs the audit committee. Ms. Galá previously served on the board of directors of Corcept Therapeutics Inc. from June 2016 to June 2019. Ms. Galá holds a B.S. in Mathematics from Vanderbilt University and an M.B.A. from Columbia Business School.

Robert Iannone, M.D., M.S.C.E. was appointed our Executive Vice President, Research and Development as of May 2019, and additionally has served as our Chief Medical Officer since December 2019. From April 2018 until

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Executive Officers (continued)

May 2019, Dr. Iannone served as Head of Research and Development and Chief Medical Officer of Immunomedics, Inc., a biopharmaceutical company. Prior to that, from July 2014 to April 2018, Dr. Iannone served in the roles of Senior Vice President and Head of Immuno-oncology, Global Medicines Development and the Global Products Vice President at AstraZeneca plc, a global science-led biopharmaceutical company. From 2004 to 2014, Dr. Iannone served in management roles at Merck Co., Inc., a global biopharmaceutical company, culminating in his role as Executive Director and Section Head of Oncology Clinical Development. From 2001 to 2004, he served as Assistant Professor of Pediatrics and from 2004 to 2012 as Adjunct Assistant Professor of Pediatrics at the University of Pennsylvania School of Medicine. Dr. Iannone has been serving on the board of directors of iTeos Therapeutics, Inc., a clinical-stage biopharmaceutical company, since May 2021, Jounce Therapeutics, Inc., a clinical-stage immunotherapy company, since January 2020 and on the Cancer Steering Committee of the Foundation for the National Institutes of Health since 2011. Dr. Iannone received a B.S. from The Catholic University of America, an M.D. from Yale University and an M.S.C.E. from University of Pennsylvania and completed his residency in Pediatrics and fellowship in Pediatric Hematology-Oncology at Johns Hopkins University.

Kim Sablich was appointed our Executive Vice President and General Manager, North America, as of June 2020. Ms. Sablich previously served as the Chief Commercial Officer of Myovant Sciences, Inc., a clinical-stage biopharmaceutical company, from December 2018 to May 2020. Prior to that, she served in various executive roles at GlaxoSmithKline plc, a multinational pharmaceutical company, including as Vice President, U.S. Primary Care Marketing from May 2015 to May 2018, as Vice President, Global Medicines Commercialization from July 2013 to May 2015, and as Vice President, U.S. Vaccines Commercial Strategy from October 2010 to June 2013. Prior to 2010, Ms. Sablich served in various positions of increasing responsibility at Merck & Company, a global healthcare company, in its commercial organization across sales, product management, pricing/access, and customer insights, with a focus on the cardiovascular, respiratory, and vaccines business areas. She serves on the board of directors of AllerGenis, LLC, a food allergy diagnostic solutions company. Ms. Sablich holds a B.A. in Economics from Denison University and an M.B.A. from The Wharton School of the University of Pennsylvania.

Christopher Tovey was appointed our Executive Vice President and Chief Operating Officer and Managing Director, Europe & International, in May 2021 following the GW Acquisition, where he served as Executive Vice President and Chief Operating Officer since joining GW in October 2012. Prior to joining GW, Mr. Tovey served in multiple roles at UCB Pharmaceuticals from 2006 to 2012, most recently as Vice President of Global Marketing Operations. Prior to joining UCB, Mr. Tovey served 18 years at GlaxoSmithKline plc in senior commercial roles in both the European and U.K. organizations. These roles included Director Commercial Strategy Distribution Europe, Director European Vaccine Therapy, Director Commercial Development U.K., Director Vaccines Business Unit U.K. and Business Unit Manager Oncology U.K. Mr. Tovey holds a BSc in marine biology from the University of Liverpool, U.K.

Finbar Larkin, Ph.D. was appointed our Senior Vice President, Technical Operations as of October 2019 and served as our Senior Vice President, Pharmaceutical Development & Manufacturing Science from September 2018 until October 2019, our Vice President, Technical Development from February 2014 until August 2018, and our Executive Director, Technical Operations from April 2013 until February 2014. Prior to that, from September 2009 until March 2013, Dr. Larkin served in management roles at Ipsen Pharma SAS, culminating in his role as Vice President, Engineering & Senior Specialist. From February 1997 until August 2009, he served as Vice President and Managing Director at Ipsen Manufacturing Ireland. From 1990 until 1997, he served in various project and operational management roles at Novartis. Prior to 1990, Dr. Larkin served in various roles in manufacturing science and technology, human resources and quality & analytical science at Lilly SA. Dr. Larkin received a B.Sc. and Ph.D. in Chemistry from University College Dublin.

Neena M. Patil was appointed our Senior Vice President and General Counsel as of July 2019, and has served as our Chief Legal Officer and Senior Vice President, Legal and Corporate Affairs since February 2021. From September 2018 to July 2019, Ms. Patil served as Senior Vice President, General Counsel and Corporate Secretary of Abeona Therapeutics Inc., a clinical-stage biopharmaceutical company. Prior to that, from May 2008 to October 2016, Ms. Patil served in management positions at Novo Nordisk Inc., culminating in her role as Vice President for Legal Affairs and Associate General Counsel. Prior to 2008, she worked for several other global biopharmaceutical companies including Pfizer, GPC Biotech and Sanofi. Since 2015, she has been serving on the

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Executive Officers (continued)

board of directors of Penn Medicine – Princeton Medical Center Foundation. Ms. Patil received a B.A. from Georgetown University and a J.D. and Master of Health Services Administration from the University of Michigan.

Samantha Pearce was appointed our Senior Vice President, Europe and International as of March 2020. From March 2010 to December 2019, Ms. Pearce held various global senior management positions with Celgene Corporation, most recently as Vice President and General Manager, International Markets. Prior to that, from August 2002 to March 2010, she served in management positions at AstraZeneca plc, culminating in her role as Director, Specialist Care. Prior to August 2002, she worked for DuPont Pharmaceuticals. Ms. Pearce received a B.Sc. from Birmingham University, U.K. and an M.B.A. from Cranfield University, U.K.

Patricia Carr was appointed our Vice President, Finance in July 2012 and was appointed our Principal Accounting Officer as of August 2019. Prior to that, from September 2011 to July 2012, she served as Vice President, Finance of Alkermes plc, a global biopharmaceutical company. From June 2002 to September 2011, she served in a number of roles in Elan Corporation, a neuroscience-based biotechnology company, most recently as Vice President, Finance. Ms. Carr is a Fellow of the Institute of Chartered Accountants (Ireland) and received a Bachelor of Commerce from the National University of lreland, Galway.

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EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The following Compensation Discussion and Analysis describes the material elements of compensation for the following individuals who served as our principal executive officer, principal financial officer and three other most highly compensated executive officers as December 31, 2020. These individuals are our named executive officers, or NEOs, for 2020.

Bruce C. Cozadd

Chairman and Chief Executive officer (CEO)

Daniel N. Swisher, Jr.

President and Chief Operating Officer (COO)(1)

Renée Galá

Executive Vice President and Chief Financial Officer (CFO)

Robert Iannone

Executive Vice President, Research and Development and Chief Medical Officer (CMO)

Kim Sablich

Executive Vice President and General Manager, North America

(1)	Mr. Swisher served as our Chief Operating Officer from January 2018 to May 2021.

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Executive Compensation (continued)

Executive Summary

We are an innovative global biopharmaceutical company dedicated to developing and commercializing life-changing medicines that transform the lives of patients with serious diseases – often with limited or no therapeutic options. We have a diverse portfolio of marketed medicines and novel product candidates, from early- to late-stage development, across key therapeutic areas. Our focus is in neuroscience, including sleep, epilepsy and movement disorders, and in oncology, including hematologic malignancies and solid tumors. We actively explore new options for patients, including novel compounds, small molecules and biologics and through cannabinoid science and innovative delivery technologies.

Our lead marketed products are:

•

Xyrem® (sodium oxybate) oral solution, a product approved by the U.S. Food and Drug Administration, or FDA, and marketed in the U.S. for the treatment of both cataplexy and excessive daytime sleepiness, or EDS, in narcolepsy patients seven years of age and older;

•

Xywav™ (calcium, magnesium, potassium, and sodium oxybates) oral solution, a product that contains 92% less sodium than Xyrem, approved by FDA and launched in the U.S. in November 2020 for the treatment of cataplexy or EDS in narcolepsy patients seven years of age and older;

•

Epidiolex®, a pharmaceutical formulation comprising highly purified plant-derived cannabidiol, or CBD, approved in the U.S. and also in Europe, where it is marketed as Epidyolex, for the treatment of seizures associated with Lennox-Gastaut syndrome (LGS), Dravet syndrome and Tuberous Sclerosis Complex (TSC), for patients one year of age and older;

•	Sunosi® (solriamfetol), a product approved by FDA and marketed in the U.S. and in Europe to improve wakefulness in adult patients with EDS associated with narcolepsy or obstructive sleep apnea;

•

Zepzelca™ (lurbinectedin), a product approved by FDA in June 2020 and launched in the U.S. in July 2020 for the treatment of adult patients with metastatic small cell lung cancer, or SCLC, with disease progression on or after platinum-based chemotherapy;

•

Vyxeos® (daunorubicin and cytarabine) liposome for injection, a product approved in the U.S. and in Europe (where it is marketed as Vyxeos® liposomal 44 mg/100 mg powder for concentrate for solution for infusion) for the treatment of adults with newly-diagnosed therapy-related acute myeloid leukemia, or AML, or AML with myelodysplasia-related changes;

•

Defitelio® (defibrotide sodium), a product approved in the U.S. for the treatment of adult and pediatric patients with hepatic veno-occlusive disease, or VOD, also known as sinusoidal obstruction syndrome, with renal or pulmonary dysfunction following hematopoietic stem cell transplantation, or HSCT, and in Europe (where it is marketed as Defitelio® (defibrotide)) for the treatment of severe VOD in adults and children after undergoing HSCT therapy; and

•

Erwinaze® (asparaginase Erwinia chrysanthemi), a treatment approved in the U.S. and in certain markets in Europe (where it is marketed as Erwinase®) for patients with acute lymphoblastic leukemia, or ALL, who have developed hypersensitivity to E. coli-derived asparaginase.

Our strategy to create sustainable shareholder value is focused on:

•	Strong commercial execution to drive diversified revenue growth and address unmet medical needs of our patients across our product portfolio;

•	Expanding and advancing our pipeline through internal and external patient-centric innovation to achieve a valuable product portfolio of durable, highly differentiated programs;

•	Continuing to build a flexible, efficient, and productive development engine for targeted therapeutic conditions to identify and progress early- and mid-stage assets; and

•	Investing in an efficient, scalable operating model and differentiated capabilities to enable growth; and unlock further value through indication expansion and global markets.

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Executive Compensation (continued)

In 2020, consistent with our strategy, we continued to focus on research and development activities within our neuroscience and oncology therapeutic areas, such as our expansion into solid tumors, and exploring and investing in adjacent therapeutic areas that could further diversify our portfolio. In addition, in May 2021, we completed the GW Acquisition. We view the GW Acquisition as consistent with our overall business and capital allocation strategy to expand our neuroscience portfolio and drive substantial value for our shareholders. We achieved these accomplishments despite the global impact of the COVID-19 pandemic. In response to the COVID-19 pandemic, we developed a comprehensive response strategy including establishing cross-functional response teams and implementing business continuity plans to manage the impacts of the evolving effects of the COVID-19 pandemic on our employees, patients and our business. We support broad public health strategies designed to prevent the spread of COVID-19 and are focused on the health and welfare of our employees.

2020 Performance Highlights

Despite the challenges faced due to the COVID-19 pandemic in 2020, we delivered record total revenues and made meaningful progress on our goal to significantly grow and diversify 2022 revenues from products launched since 2019, highlighted by the strong execution of our U.S. launches of both Zepzelca and Xywav. We meaningfully increased revenues, executed three product launches, advanced early- and late-stage clinical trials and added multiple new product candidates to our expanding pipeline, all of which exemplify our highly effective operational execution throughout 2020, while continuing our transformation as an innovative global biopharmaceutical company.

Financial	• 2020 total revenues of $2,363.6 million increased 9% over 2019

• 2020 GAAP[1] net income of $238.6 million, or $4.22 per diluted share, compared to $523.4 million, or $9.09 per diluted share, for 2019

• 2020 non-GAAP adjusted net income of $704.0 million[2], or $12.46 per diluted share, compared to $885.2 million, or $15.38 per diluted share, for 2019

Commercial	• 2020 net sales of Xyrem of $1,741.8 million increased 6% over 2019

•   In November 2020, we launched in the U.S. Xywav (formerly JZP-258), an oxybate product that contains 92% less sodium than Xyrem, for the treatment of cataplexy or excessive daytime sleepiness, or EDS, in narcolepsy patients seven years of age and older. Net product sales for Xywav were $15.3 million in the fourth quarter of 2020

•   In July 2020, we launched in the U.S. Zepzelca for the treatment of adult patients with metastatic small cell lung cancer with disease progression on or after platinum-based chemotherapy. Net product sales for Zepzelca were $90.4 million in 2020

• Sunosi net product sales were $28.3 million in 2020

• 2020 net sales of Defitelio/defibrotide of $195.8 million increased 13% over 2019

• 2020 net product sales of Vyxeos were $121.1 million, in line with 2019

[1]	U.S. generally accepted accounting principles (GAAP)
[2]

2020 non-GAAP adjusted net income includes a $200.0 million upfront payment to PharmaMar, which was recorded as acquired IPR&D expense. Commencing in 2020, we no longer exclude upfront and milestone payments from non-GAAP adjusted net income (and the related per share measure).

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Executive Compensation (continued)

Research & Development	• In July 2020, Defitelio was approved by the Australian Therapeutic Goods Administration for the treatment of hepatic veno-occlusive disease.

•   In September 2020, the U.S. Food and Drug Administration, or FDA, granted Rare Pediatric Disease designation for JZP-458 for the treatment of pediatric acute lymphoblastic leukemia, or ALL, and prior to that, in October 2019, FDA granted Fast Track designation for JZP-458, a recombinant Erwinia asparaginase product candidate, for the treatment of pediatric and adult patients with ALL or lymphoblastic lymphoma, who are hypersensitive to E. coli-derived asparaginase products. We initiated the submission of our biologics license application, or BLA, to FDA for JZP-458 in December 2020 under the Real-Time Oncology Review pilot program, and we will be prepared to launch as early as mid-2021 to ensure that ALL patients have access to a reliable, high-quality recombinant product.

•   In October 2020, we announced positive top-line results from a Phase 3 clinical trial evaluating Xywav, also known as JZP-258, in adult patients with idiopathic hypersomnia, or IH, a chronic, neurological disorder that is characterized by EDS, prolonged nighttime sleep, long unrefreshing naps and sleep inertia and that currently has no approved therapies in the U.S. We completed the rolling submission of a supplemental new drug application, or sNDA, in February 2021, Subsequently, FDA granted Priority Review and a PDUFA action date of August 12, 2021. We are planning for a potential commercial launch in the fourth quarter of 2021.

Corporate Development

•   In September 2020, we entered into a new research collaboration agreement with Redx Pharma plc, or Redx, to discover and develop drug candidates for two cancer targets in the Ras/Raf/MAP kinase pathway. This research collaboration follows our previously announced purchase of Redx’s pre-clinical pan-Raf inhibitor program for the potential treatment of Raf and Ras mutant tumors in July 2019.

•   In October 2020, we entered into an asset purchase and exclusive license agreement with SpringWorks Therapeutics, Inc., or SpringWorks, under which we acquired SpringWorks’ FAAH inhibitor program, including an assignment of SpringWorks’ proprietary FAAH inhibitor PF-04457845, now named JZP-150. We expect to initiate a Phase 2 study of JZP-150 in late 2021.

•   In October 2020, we entered into an amendment and restatement of the original license agreement with Pharma Mar, S.A., or PharmaMar, which gave us our exclusive rights to develop and commercialize Zepzelca in Canada.

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Executive Compensation (continued)

Key Features of Our Executive Compensation Program

What We Do	What We Don’t Do
✓ Design executive compensation to align pay with performance

×  No excessive change in control or severance payments

×  No “single-trigger” cash or equity change in control benefits

×  No repricing of underwater stock options without prior shareholder approval

×  No excessive perquisites

×  No tax gross ups on severance or change in control benefits

×  No post-termination retirement or pension benefits that are not available to employees generally

×  No guaranteed bonuses or base salary increases

✓ Balance short-term and long-term incentive compensation, with the majority of executive compensation being “at-risk”

✓  Align annual performance bonus plan for CEO with that of other executives and non-sales employees, with 100% of CEO’s bonus based on such corporate performance goals as approved by the board of directors

✓ Establish threshold and maximum levels of achievement for payouts under our annual performance bonus plan
✓ Maintain executive share ownership guidelines
✓ Provide “double-trigger” change in control benefits
✓ Prohibit hedging and pledging by executive officers and directors
✓ Have 100% independent directors on the compensation committee
✓ Hire independent compensation consultant who reports directly to the compensation committee
✓ Meet regularly in executive session without management present
✓ Starting in 2021, grant performance-based equity awards as approximately 50% of each NEO’s target equity compensation

2020 Pay-for-Performance Overview

A significant portion of target total direct compensation for our CEO and other NEOs is structured in the form of “at-risk” compensation, consisting of annual performance bonus and equity incentive awards, with the performance bonus payouts and equity award values dependent upon our company’s performance. This aligns our executives’ interests with those of our shareholders for near- and long-term performance. Despite adverse macroeconomic uncertainties and other conditions created by the COVID-19 pandemic that adversely affected our business in 2020, the compensation committee elected not to adjust the challenging performance goals set for our 2020 annual performance cash bonus plan.

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Executive Compensation (continued)

The pie charts below show the various regular components of target total direct compensation for 2020 for our CEO and other NEOs. These components include the following: (i) annual base salary rate for 2020; (ii) annual target performance bonus opportunity for 2020; and (iii) the grant date fair value of equity awards granted in 2020. The pie charts exclude the non-recurring cash signing bonus Mses. Galá and Sablich each received in connection with their respective appointments in 2020; such bonuses are not considered part of the on-going annual target total direct compensation opportunity.

CEO	Other NEO Average

Compensation Philosophy and Objectives

Our executive compensation program is designed with the following objectives and philosophy:

•

Attract, incentivize, reward and retain diverse, talented individuals with relevant experience in the life sciences industry through a competitive pay structure. We reward individuals fairly over time and seek to retain those individuals who continue to meet our high expectations.

•

Deliver balanced total compensation packages to accomplish our business objectives and mission. Our executive compensation program focuses on target total direct compensation, combining short-term and long-term components, cash and equity, and fixed and variable payments, in the proportions that we believe are the most appropriate to incentivize and reward our executive officers for achieving our corporate goals while minimizing incentives for excessive risk-taking or unethical conduct.

•

Align pay with our performance. Our annual performance bonus awards are not earned unless pre-determined levels of performance are achieved against annual corporate objectives approved by our board of directors at the beginning of the year. Likewise, our stock option awards will not provide realizable value and our restricted stock unit, or RSU, awards will not provide increased value unless there is an increase in the value of our shares, which benefits all shareholders. We also have executive share ownership guidelines to further support our ownership culture and align the interests of executive officers and shareholders. Further, starting in 2021, approximately 50% of each NEO’s target equity compensation will be in the form of performance-based equity awards, or PSUs.

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Executive Compensation (continued)

How We Determine Executive Compensation

Role of Our Compensation & Management Development Committee and Executive Officers

In 2020, the compensation committee’s name was changed to the “Compensation & Management Development Committee” to reflect the committee’s expanded role in reviewing our diversity, talent and culture strategy, including management development, diversity, equity and inclusion initiatives, talent planning and employee engagement. We refer to the Compensation & Management Development Committee in this proxy statement as the compensation committee. The compensation committee is (and was at all times during 2020) composed entirely of independent directors, as defined by Rule 5605(a)(2) of the Nasdaq listing standards. Our compensation committee meets as often as it determines necessary to carry out its duties and responsibilities through regularly scheduled meetings and, if necessary, special meetings. Our compensation committee also has the authority to take certain actions by written consent of all members. The agenda for each compensation committee meeting is usually developed by members of our human resources department and our CEO, with input from members of our legal department, and is reviewed and finalized with the chairperson of the compensation committee.

The compensation committee reviews and oversees our compensation policies, plans and programs and reviews and generally determines the compensation to be paid to the executive officers, including the NEOs. Either the compensation committee or the independent members of our board of directors, upon recommendation from the compensation committee, who receives input and advice from its independent compensation consultant, approve the compensation of our CEO. References in this Compensation Discussion and Analysis to our board of directors approving our CEO’s compensation are to the independent members of our board of directors.

In making other executive compensation determinations, the compensation committee considers recommendations from our CEO. In making his recommendations, our CEO receives input from our human resources department and from the individuals who manage or report directly to the other executive officers, and he reviews various sources of market compensation data provided by the independent compensation consultant to the compensation committee, as described below. While our CEO discusses his recommendations for the other executive officers with the compensation committee, he does not participate in the deliberations and recommendations to our board of directors concerning, or our board of directors’ determination of, his own compensation. Members of our human resources and legal departments also attend compensation committee meetings.

Below are the highlights of the annual cycle our compensation committee follows in reviewing and making decisions with respect to our executive compensation program.

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Executive Compensation (continued)

Role of the Independent Compensation Consultant

The compensation committee engages an independent compensation consultant each year to provide a competitive compensation assessment with respect to the executive officers to assist the compensation committee in making annual compensation decisions. Since 2010, Radford, a business area within Aon plc, has been engaged by the compensation committee each year to provide peer company and industry compensation data, when requested, and to provide the compensation committee with advice regarding executive officers’ compensation, including base salaries, performance-based bonuses and long-term equity compensation, and similar advice regarding non-employee directors’ compensation. The compensation committee has also consulted with Radford to update the peer company and industry compensation data on an annual basis, address specific questions that arise as the committee fulfills their responsibilities as outlined in the compensation committee charter. The advisor provides support in addressing changes in trends and best practices for executive compensation, incentive and equity and/or other best practices that are requested by the compensation committee, in order to help inform the compensation committee’s decisions. Radford reports directly to the compensation committee, which maintains the authority to direct Radford’s work and engagement. As requested, and under the purview of the compensation committee, Radford may advise the human resources department on projects from time to time. Radford interacts with management to gain access to company information that is required to perform services and to understand the culture and policies of the organization. Radford attends compensation committee meetings, and the compensation committee and Radford meet in executive session with no members of management present, as needed, to address various compensation matters, including deliberations regarding our CEO’s compensation.

In assessing Radford’s independence from management in providing executive compensation services to the compensation committee, the compensation committee considered that Radford is only engaged by, takes direction from, and reports to, the compensation committee for such services and, accordingly, only the compensation committee has the right to terminate or replace Radford as its compensation consultant at any time. The compensation committee also analyzed whether the work of Radford as a compensation consultant with respect to executive and director compensation raised any conflict of interest, taking into consideration the following factors:

✔	the provision of other services to our company by Radford and its affiliates;

✔	the amount of fees we paid to Radford and its affiliates as a percentage of Radford’s total revenue;

✔	any business or personal relationship of Radford or the individual compensation advisors employed by it with any executive officer of our company;

✔	any business or personal relationship of the individual compensation advisors with any compensation committee member;

✔	Radford’s policies and procedures that are designed to prevent conflicts of interest; and

✔	any ordinary shares of our company owned by Radford or the individual compensation advisors employed by it.

The compensation committee has determined, based on its analysis of the above factors, that the work of Radford and the individual compensation advisors employed by Radford as compensation consultants to our company has not created any conflict of interest.

Competitive Assessment of Compensation – Peer Companies and Market Data

Because we aim to attract and retain the most highly qualified executive officers in an extremely competitive market, the compensation committee believes that it is important when making its compensation decisions to be informed as to the current practices of comparable public companies with which we compete for top talent. To this end, the compensation committee reviews market data for each executive officer’s position, compiled by Radford as described below, including information relating to the mix and levels of compensation for executive officers in the life sciences industry, with a focus on target total direct compensation in line with the compensation committee’s holistic approach to executive compensation.

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Executive Compensation (continued)

2020 Peer Group. The compensation committee uses a peer group and other market data to provide context for its executive compensation decision-making. Each year, Radford reviews the external market data and evaluates the composition of our peer group to ensure it appropriately reflects our growth, the increase in our revenues and market capitalization and the consolidation in our industry. In July 2019, with the assistance of Radford, the compensation committee considered companies:

•	in the life sciences industry (specifically biotechnology and specialty bio/pharma companies) with commercial products on the market;

•	with revenues of approximately one-fourth (0.25x) to three times (3x) our then-projected revenue (resulting in a range of $500 million to $6.0 billion in revenues);

•

with market value of approximately one-fourth (0.25x) to four times (4x) our market capitalization at the time (resulting in a range of between $1.9 billion to $29.8 billion in market capitalization); and

•	primarily located in the U.S. with a secondary focus on companies that are headquartered in Europe.

Based on these criteria, Radford recommended, and our compensation committee approved, that our peer group remain unmodified from 2019 to 2020. Accordingly, the peer group used for our 2020 compensation decisions consisted of the 16 companies listed in the table below. At the time the compensation committee approved the peer group, we were at the 66th percentile for trailing 12 months revenue and the 46th percentile for market capitalization among the new peer group. The compensation committee considered this a reasonable balance and a good representation of companies that were of similar scope and complexity.

Alexion Pharmaceuticals, Inc.	Exelixis, Inc.	Mallinckrodt plc	Sarepta Therapeutics, Inc.

Alkermes plc	Horizon Therapeutics plc	Nektar Therapeutics	Seagen Inc. (formerly Seattle Genetics)

BioMarin Pharmaceutical Inc.	Incyte Corporation	Neurocrine Biosciences, Inc.	United Therapeutics Corporation

Endo International plc	Ionis Pharmaceuticals, Inc.	Regeneron Pharmaceuticals, Inc.	Vertex Pharmaceuticals Incorporated

2020 Market Data. In early 2020, Radford completed an assessment of executive compensation based on our 2020 peer group to inform the compensation committee’s determinations of executive compensation for 2020. This assessment used market data that was compiled from multiple sources, including: (i) data from the Radford Global Life Sciences Survey with respect to the 2020 peer group companies listed above, or the peer survey data; (ii) the 2020 peer group companies’ publicly disclosed information, or public peer data; and (iii) data from public biotechnology and pharmaceutical companies in the Radford Global Life Sciences Survey, or the general survey data, which included survey data with respect to our selected 2020 peer group companies. Generally, peer survey data and public peer data are used in establishing market data reference points, and the general survey data is used when there is a lack of peer survey data and public peer data for an executive officer’s position. The peer survey data, the general survey data, and the public peer data, collectively referred to in this proxy statement as market data, were reviewed by the compensation committee, with the assistance of Radford.

Use of 2020 Market Data. From time to time, the compensation committee reviews target total direct compensation, consisting of target total cash compensation and equity compensation, against the market data described above primarily to ensure that our executive compensation program, as a whole, is positioned competitively to attract and retain the highest caliber of executive officers and to ensure that the total direct compensation opportunity for the executive officer group is aligned with our corporate objectives and strategic needs. The compensation committee does not target a specific percentile for setting the level of compensation for the NEOs and does not otherwise use a formulaic approach to setting pay against the market data. The compensation committee believes that over-reliance on benchmarking can result in compensation that is unrelated to the value delivered by our executive officers because compensation benchmarking does not take into account company-to-company variations among actual roles with similar titles or the specific performance of the executive officers.

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Factors Used in Determining Executive Compensation

Our compensation committee sets the compensation of our executive officers at levels that the compensation committee determines to be competitive and appropriate for each NEO, using the compensation committee’s professional experience and judgment. The compensation committee’s pay decisions are not driven by a particular target level of compensation based on market data, and the compensation committee does not otherwise use a formulaic approach to setting executive pay. Instead, the compensation committee believes that executive pay decisions require consideration of multiple relevant factors, which may vary from year to year. The figure below reflects the factors the compensation committee considers in determining and approving the amount, form and mix of pay for our NEOs.

2020 Advisory Vote on Executive Compensation and Shareholder Engagement

We hold a say-on-pay advisory vote on executive compensation annually. Accordingly, at our 2020 annual meeting, we provided shareholders with the opportunity to cast a non-binding vote on a proposal regarding the compensation of our named executive officers for the year ended December 31, 2019. Of the votes cast, approximately 88% were voted in favor of the proposal. We were pleased with these results and believe it reflects our continuous efforts to engage with shareholders and solicit their feedback on our executive compensation program.

The compensation committee reviewed the final vote results for the proposal and, given the significant level of shareholder support, concluded that our executive compensation program continues to provide a competitive pay-for-performance package that effectively incentivizes the NEOs and encourages long-term retention. Accordingly, the compensation committee and, with respect to our CEO’s compensation, our board of directors, determined not to make any significant changes to our 2020 executive compensation policies or decisions as a result of the vote. Our compensation committee and, with respect to our CEO’s compensation, our board of directors will continue to consider the outcome of our say-on-pay proposals and our shareholders’ views when making future compensation decisions for the NEOs.

We also engage with our shareholders when they have topics of particular interest, which may include executive compensation related matters. Shareholder feedback is reported to our compensation committee (and our nominating and corporate governance committee, as applicable) throughout the year.

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The following graphic describes our typical shareholder outreach and engagement cycle.

Although we determined not to make any significant changes to our 2020 executive compensation policies or decisions as a result of the say-on-pay advisory vote at our 2020 annual meeting, we have since implemented changes to our compensation program for closer alignment to our strategy and to address shareholder feedback, which includes:

•

Performance-Based Equity Awards. While shareholders provided positive feedback regarding our pay-for-performance alignment, there was strong preference that our long-term incentive program include performance-based equity awards. To align our long-term incentive pay with our multiyear strategic priorities and respond to shareholder feedback, the compensation committee, working closely with management and Radford, approved a new performance-based equity program that will be included as part of the NEOs’ 2021 annual long-term incentive grants. For more information on this change, see “Redesign of 2021 Long-Term Incentive Program” on page 61.

•

Caps on Annual Performance Bonus Payments. Shareholders expressed their desire for our annual performance bonus plan to have an explicit cap on payouts to avoid the potential of excessive payouts not tied to performance and to mitigate certain risks inherent in incentive plans. In response to this feedback, beginning in 2021, the payouts under our annual performance bonus awards will be capped at 300% of the individual’s target award, although in practice recent payouts for the NEOs have not exceeded ~150% of target. Our CEO’s annual performance bonus award is generally limited to the actual bonus pool funding percentage (with a maximum funding of 200%), which is determined based on the achievement of pre-established financial and other strategic objectives as described in more detail on page 49 under the heading “2020 Performance Bonus Program.”

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Executive Compensation (continued)

Key Components and Design of the Executive Compensation Program

Total Direct Compensation

Our compensation program focuses on target total direct compensation, which consists of base salary, target performance bonus opportunity (which, together with base salary, we refer to as target total cash compensation), and long-term incentive awards (valued based on an approximation of grant date fair value).

We also offer our executive officers severance benefits upon certain types of involuntary terminations in connection with a change in control. The table below captioned “Components of Total Direct Compensation” describes key features of each primary component of our executive compensation program and explains why we provide the particular compensation component.

The compensation committee takes a holistic approach to compensation and seeks to ensure that the aggregate level of pay, across all of the pay elements is meeting the company’s desired objectives for each executive officer. The compensation committee does not have any formal policies for allocating compensation among base salary, target performance bonus opportunity and long-term incentive awards. Instead, the compensation committee uses its experience and business judgment to establish a total compensation program for each NEO that is a mix of current, short-term and long-term incentive compensation, and cash and non-cash compensation, which it believes is appropriate to achieve the goals of our executive compensation program and our corporate goals.

Because we believe it is important to our success to pursue long-term corporate objectives, to avoid excessive risk-taking, and to preserve our cash resources, the majority of the NEOs’ total direct compensation is comprised of “at-risk” compensation, consisting of performance-based bonus opportunities and long-term incentive awards, which align the executive officers’ incentives with the interests of our shareholders. This allocation between “at-risk” and fixed compensation is consistent with our pay-for-performance philosophy.

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Components of Total Direct Compensation

Component	Key Features	Purpose

Base Salary	◆Fixed level of cash compensation ◆No amount is contractually guaranteed ◆Amounts reviewed and determined annually, and are generally effective by March 1 each year	◆Provides fixed level of compensation that is competitive within our industry and reflective of the skills and experience required to be successful in fulfilling the role

Performance Bonus Award

◆Cash compensation under the performance bonus plan, which is “at-risk” because it is dependent upon achievement of pre-established corporate performance objectives

◆Target bonuses reviewed and determined annually

◆Actual bonuses paid shortly after the end of each year, based on the extent corporate goals are attained as determined by the compensation committee, and for executive officers other than our CEO, their individual contributions toward such achievements

◆Provides financial incentives to achieve key corporate objectives that are aligned with our business strategy

◆Rewards NEOs (other than our CEO) for extraordinary individual contributions to our corporate achievements

Long-Term Incentive Compensation

◆“At-risk” long-term incentives that realize value through sustained long-term appreciation of our share price

◆Awards reviewed and generally granted annually, early in the year, at time of hire or promotion

◆Stock options and RSUs generally vest over a 4-year period subject to executive officer’s continued service with us; stock option exercise price is set equal to fair market value on date of grant (i.e., closing price on Nasdaq Global Select Market)

◆Beginning in 2021, NEOs will receive 50% of their long-term incentive opportunity in the form of PSUs tied to multi-year strategic objectives and 50% in RSUs.

◆Fosters ownership culture

◆Links compensation to long-term success

◆Up until 2021, stock options were a key aspect of our pay-for-performance culture, by providing a return to our executive officers only if the market price of our ordinary shares appreciates over the stock option term

◆RSUs assist with managing dilution for our shareholders, while reinforcing the importance of shareholder value creation over time

◆Beginning in 2021, PSUs will align compensation earned to the achievement of multi-year strategic objectives and stock price performance versus peer companies.

◆Executive share ownership guidelines to further support our ownership culture and align the interests of executive officers and shareholders

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Other Benefits. Executive officers based in the United States are eligible to participate in all of our benefit plans, such as the 401(k) Plan (see the section below titled “Description of Compensation Arrangements–401(k) Plan”), our medical, dental, vision, short-term disability, long-term disability and group life insurance plans, in each case generally on the same basis as other employees. Executive officers based in the United States and Ireland are eligible to participate in our Employee Stock Purchase Plan, or ESPP, generally on the same basis as other employees. We also have a section 125 flexible benefits healthcare plan and a flexible benefits childcare plan under which employees can set aside pre-tax funds to pay for qualified healthcare expenses and qualified childcare expenses not reimbursed by insurance. We do not currently offer pension or other retirement benefits in the United States; outside the U.S. we offer pension or other retirement benefits that are consistent with local regulations.

Severance Benefits upon Change in Control. Executive officers based in the United States are also eligible to participate in our Amended and Restated Executive Change in Control and Severance Benefit Plan, or the change in control plan, which is described below under the headings “Additional Compensation Information—Change in Control Plan” and “Potential Payments upon Termination or Change in Control—Amended and Restated Executive Change in Control and Severance Benefit Plan.” The change in control plan provides certain severance benefits to participants, in connection with specified involuntary termination events, including termination without cause and constructive termination, following a change in control. Certain executive officers who are not employed by our U.S. affiliates receive comparable change in control benefits pursuant to their employment agreements. The compensation committee believes these severance benefits are important from a retention perspective to provide some level of protection to our executives who might be terminated following a change in control and that the amounts are reasonable and maintain the competitiveness of our executive compensation and retention program. The compensation committee believes this structure serves to mitigate the distraction and loss of key executive officers that may occur in connection with rumored or actual fundamental corporate changes. Such payments protect the interests of our shareholders by enhancing executive focus during rumored or actual change in control activity, retaining executives despite the uncertainty that generally exists while a transaction is under consideration and encouraging the executives responsible for negotiating potential transactions to do so with independence and objectivity. We do not provide any tax gross up payments on severance benefits.

Clawback Requirement. In April 2021, our compensation committee adopted a policy for recoupment of incentive compensation, or a clawback policy. In the event we are required to restate our financial results due to material noncompliance with any financial requirement and the misconduct of an executive officer covered by the policy contributed to such noncompliance, we may recover the amount of any incentive compensation, including any cash or equity compensation granted, earned or vested based in whole or in part on the attainment of a financial performance goal or metric that was paid to him or her during the three-year period preceding the date of the restatement and attributable to the erroneously reported results. The executive officers covered by the policy include our current or former executive officers who are, or were at the time of the relevant misconduct, designated by the board of directors as an officer for purposes of Section 16 of the Exchange Act. The misconduct covered by the policy includes any knowing violation of SEC rules and regulations or company policy, breach of fiduciary duty or willful commission of an act of fraud, dishonesty, gross recklessness or gross negligence in the performance of the executive officer’s duties, as determined by the compensation committee.

In addition, as a public company, if we are required to restate our financial results due to our material noncompliance with any financial reporting requirements under the federal securities laws as a result of misconduct, our CEO and CFO may be legally required to reimburse our company for any bonus or other incentive-based or equity-based compensation they receive in accordance with the provisions of section 304 of the Sarbanes-Oxley Act of 2002.

2020 Performance Bonus Program

The corporate objectives and relative weightings established by the board of directors for the 2020 performance bonus program that were communicated to the NEOs in early 2020 are described in the chart below. The revenue objective described below included strategically important, revenue-related stretch goals with the opportunity to

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earn up to an additional 17.5% bonus pool funding. Likewise, the adjusted net income objective included a stretch goal with the opportunity to earn up to an additional 2.5% bonus pool funding. For each of the five objectives, achievement can be between 0% and 200% based on company performance, including the identified stretch objectives for revenue and adjusted net income.

Following the end of the year, after adding together the resulting bonus pool funding percentages for the quantitative and qualitative objectives based on their relative weightings of 70% and 30%, respectively, and considering achievement of stretch goals, the compensation committee approved an overall bonus pool funding percentage of 127.3% of the target bonus pool for the 2020 plan year, as further described below.

The compensation committee did not set specific objectives for individual executive officers. Each executive officer is responsible for contributing to the corporate objectives, individually and as part of the leadership team, with each objective deemed to be important in determining the level of the company’s performance during the year. In approving individual bonus awards, the compensation committee considers the individual contribution towards the company’s achievement of the corporate objectives by each executive officer (other than our CEO). The actual bonus payments approved for each of the NEOs for 2020 are described below under “2020 Compensation Decisions for Our Named Executive Officers.”

Individual bonus awards are determined in accordance with the following methodology:

Quantitative Objectives

Each of the three main quantitative objectives for 2020, or objectively measurable goals, had a total relative overall weighting of 70%, and is described in the table and accompanying footnotes below, including each objective’s weighting, actual results and performance multipliers, as well as the total bonus pool funding percentage resulting from the level of achievement of the quantitative objectives.

The compensation committee approved, at the start of the performance year, an algorithm with respect to each main quantitative objective (as well as the strategically important revenue-related stretch goals and the adjusted net income stretch goal discussed below) for calculating the bonus pool funding attributable to the extent of achievement for each such objective. The revenue objective, with a weighting of 35%, was split into an oxybate net sales objective weighted at 17.5% and a non-oxybate revenue objective weighted at 17.5%, as well as five related additional, or strategically important, stretch goals, each with its own individual weighting. The compensation committee set specific threshold and maximum levels of achievement for the revenue objective and the related stretch goals, which are described in the footnotes to the table below. The compensation committee also approved a stretch goal with its own individual weighting for the adjusted net income objective. For the

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quantitative product development objectives, the compensation committee established various objectively measurable target goals within these objectives but did not set a threshold performance level; rather, an overall achievement of between 0% and 200%, measured against the multiple targets as described in more detail below, was determined by the compensation committee and used to calculate the applicable bonus pool funding percentage attributable to the product development objectives.

Quantitative Objectives		Weighting	Actual Results	Multiplier		Bonus Pool Funding(3)
1.	Revenue Objective:
	• Achieve total oxybate net product sales in 2020 of $1,729 million(1)	17.5%	Above target: net product sales of $1,757 million	108%		18.9%
	• Achieve total revenue, excluding oxybate net product sales, in 2020 of $643 million(1)	17.5%	Below target: total revenue excluding oxybate net product sales of $609 million (after giving effect to the adjustment identified in footnote (2))	73	%(2)	12.8%
	• Stretch goal: Exceed specified oxybate product year-over-year revenue bottle volume growth(4)	3.5%	Between threshold and maximum	73%		2.6%
	• Stretch goal: Launch Xywav before November 30, 2020(5)	3.5%	Achieved	100%		3.5%
	• Stretch goal: Exceed budgeted worldwide (WW) Sunosi net product sales(6)	3.5%	Below threshold	0%		0%
	• Stretch goal: Exceed budgeted Zepzelca demand vials by ≥20%(7)	3.5%	Above target	100%		3.5%
	• Stretch goal: Exceed budgeted WW Vyxeos net product sales(8)	3.5%	Below threshold	0%		0%
2.	Adjusted Net Income Objective: Achieve non-GAAP adjusted net income* in 2020 of $907 million(1)	10%	Above target: non-GAAP adjusted net income* of $924 million (after giving effect to the additional adjustments identified in footnote (9))	109	%(9)	10.9%
	• Stretch goal: Achieve non-GAAP adjusted net income* in 2020 of $937 million	2.5%	Below threshold	0%		0%
3.	Product Development Objectives: Execute on defined development projects(10)	25%	Achieved at 130% level(10)	130%		32.5%
	Total					84.8%

Note: Amounts may not total due to rounding.

(1)

If the specified threshold annual performance level was met (90% of target for the two components of the revenue objective and the adjusted net income objective), then a pre-established scaled performance multiplier (ranging from 50% to 150% for the two components of the revenue objective and 50% to 175% for the adjusted net income objective) would be used to calculate the applicable bonus pool funding percentage attributable to such quantitative objective. The performance multiplier would be zero if performance was below the threshold level, 50% if performance was at the threshold level, and then scaled for performance above 50% up to the applicable maximum level. The performance multiplier was capped for performance above the specified maximum performance level (110% of target for the two components of the revenue objective and 115% of target for the adjusted net income objective).

(2)

To calculate the threshold performance achievement level and performance multiplier, the reported non-oxybate revenue of $607 million was increased by approximately $2.2 million to adjust for changes in foreign currency exchange rates.

(3)

The percentages in this column represent, for each quantitative corporate objective, the weight of the quantitative objective multiplied by the performance multiplier that corresponds to the actual achievement of such quantitative objective. Due to rounding, the percentages in this column do not add precisely to the total.

(4)

With respect to the oxybate product revenue bottle growth stretch goal, the performance threshold was set at 2.8% bottle volume growth, below which no addition to the total bonus pool funding would be made. Between 2.8% and 4.3% bottle volume growth, the amount added

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to the total bonus pool funding percentage would increase from 0% to 3.5%. Actual achievement of 3.9% oxybate bottle volume growth for 2020 was above 2.8% resulting in 2.6% being added to the total bonus pool funding percentage.

(5)	Xywav was launched in the U.S. in November 2020.

(6)

With respect to the Sunosi worldwide net sales stretch goal, the threshold performance level was set at achievement of the budgeted Sunosi net sales. Exceeding the net sales budget by between 0% and 20% would have resulted in 0% to 3.5% (scaled linearly) being added to the total bonus pool funding percentage. This stretch goal was difficult to achieve from the outset given that Sunosi launched in the U.S. during 2019 and had not yet been approved in the EU at the start of 2020. The target assumed significant success in market access and product adoption with a new target audience of pulmonologists during 2020. The COVID-19 pandemic had a significant impact on the ability of our field-based teams to interact with prescribers and patient’s inability to meet with healthcare providers; the target was not adjusted to account for this. Actual Sunosi net sales for 2020 were below the threshold level of achievement.

(7)

With respect to the Zepzelca demand vial stretch goal, the threshold performance level was set at achievement of 20% above budgeted Zepzelca demand vials. Exceeding the demand vials budget by between 20% and 50% would have resulted in 0% to 3.5% (scaled linearly) being added to the total bonus pool funding percentage. This stretch goal was inherently difficult to achieve from the outset given that Zepzelca had not yet been approved at the start of 2020 and the prospect of a successful mid-year launch was uncertain, particularly with less than six months to prepare for launch from the time we acquired the U.S. license to the product. However, actual Zepzelca demand vials for 2020 exceeded budget by 50%, resulting in 3.5% being added to the total bonus pool funding percentage.

(8)

With respect to the Vyxeos worldwide net sales stretch goal, threshold performance level was set at achievement of the budgeted net sales. Exceeding the net sales budget by between 0% and 20% would have resulted in 0% to 3.5% (scaled linearly) being added to the total bonus pool funding percentage. This stretch objective was inherently difficult to achieve given ongoing market dynamics such as competitive product launches that continued to impact the ability to achieve the budgeted growth in revenues. The COVID-19 pandemic had a significant impact on the treatment practices of specialists, focusing on less intensive therapies. Actual Vyxeos worldwide net sales for 2020 were below the threshold level of achievement.

(9)

To calculate the threshold performance achievement level and performance multiplier, the reported non-GAAP adjusted net income of $704.0 million was increased by $175.0 million for the post-tax impact of the $200.0 million upfront payment to PharmaMar to acquire the U.S. development and commercialization rights to Zepzelca and by an additional $45.4 million to adjust for the impact of other business development activities in 2020 that were not contemplated when the target was set. Commencing in 2020, we no longer exclude upfront and milestone payments from non-GAAP adjusted net income (and the related per share measure). However, we believe it is appropriate to adjust for these amounts in calculating the threshold performance achievement level due to the lack of predictability as to occurrence.

(10)

With respect to the product development objectives, the compensation committee determined that the actual achievement by the company was 130%, resulting in a performance multiplier of 130%, and therefore, a 32.5% bonus pool funding percentage, based on achievement with respect to the target goals as described below:

Performance Category	Target Goals and Results
Top Priority	This performance category consisted of the following goals: (i) FDA approval of JZP-258 (Xywav) for the treatment of cataplexy and EDS in narcolepsy by the third quarter of 2020; (ii) achieving full enrollment in the JZP-258 Phase 3 clinical trial for the treatment of Idiopathic Hypersomnia, or IH, by the third quarter of 2020; (iii) FDA approval of lurbinectedin (Zepzelca) by the third quarter of 2020; (iv) develop molecule strategy for lurbinectedin; (v) enrollment of 51 patients in the JZP-458 Phase 2/3 program by the third quarter of 2020; and (vi) initiation of the BLA submission for JZP-458 before the end of the year. The compensation committee determined that we had met or significantly exceeded each of the performance goals for this category.
High Priority	This performance category consisted of the following goals: (i) Initiation of a Phase 2 study for JZP-385 in Essential Tremor in the fourth quarter of 2020; and (ii) Initiation of a Phase 3 study for Sunosi in Major Depressive Disorder, or MDD, in the third quarter of 2020. The compensation committee determined that we did not meet either of the performance goals for this category. While the compensation committee noted that the JZP-385 goal was impacted by the COVID-19 pandemic and the company made a strategic decision not to initiate the Phase 3 study in MDD for Sunosi, the compensation committee did not adjust the performance goals or award any credit for failure to meet the performance goals in this category in light of these effects.
All Other Development	This performance category consisted of the following goals: (i) Vyxeos phase 1b study completion; (ii) defibrotide prevention of Veno Occlusive Disease, or pVOD, phase 3 study interim analysis completion; (iii) defibrotide early development activities; and (iv) Pan-RAF inhibitor pre-clinical activities. The compensation committee determined that we had partially met our performance goals for other development programs. The compensation committee noted that performance in this category was impacted by the COVID-19 pandemic, but did not adjust the performance goals or otherwise take into account the impact of the COVID-19 pandemic in determining the extent to which we met our performance goals in this category.

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With respect to the product development objectives, each of the three product related “top priority” goals – for JZP-258, lurbinectedin, and JZP-458 – carried a 20% weight. The two “high priority” goals – those relating to progress on JZP-385 and Sunosi – collectively carried a 20% weight. All other goals collectively carried a 20% weight.

In determining that the actual achievement by the company was 130% for the product development objective, the compensation committee employed a holistic analysis that took into account the compensation committee’s weighting of the product development objectives described above and the degree to which they were met as a whole against the backdrop of competing development priorities. The compensation committee determined that performance in the top priority category significantly exceeded the goals with achievement of 200% in this category and 25% performance in the high priority and other development categories. Combined, this resulted in company achievement of 130%.

*

Non-GAAP adjusted net income is a non-GAAP financial measure that both excludes certain items from our GAAP reported net income and includes certain tax-related adjustments as reconciled under “Reconciliations of Non-GAAP Financial Measures” below, except that solely for purposes of calculating the threshold performance achievement level and performance multiplier for 2020, non-GAAP adjusted net income included the additional adjustment as set forth in footnote (9) to this table.

Qualitative Objectives

The qualitative corporate objectives approved by the board of directors fell into two categories: (1) progress on corporate development activities, with a relative weighting of 20%, and (2) a demonstrated commitment to and progress on certain organizational goals, with a relative weighting of 10%. Achievement of the qualitative objectives is inherently less objectively measurable than the quantitative objectives.

Corporate Development Objective. The objective relating to progress on corporate development activities consisted of expanding our development and commercial portfolio of innovative products through a range of strategic and partnering transactions with a focus on sleep/neuroscience and hematology/oncology and the identification of additional therapeutic area opportunities. The multiplier applied to the corporate development objective ranged from 0% to 200%, based on the compensation committee’s determination of the extent to which the corporate development objective was achieved during the year. In considering the company’s corporate development accomplishments in 2020, the compensation committee noted that we advanced negotiations for the potentially transformative acquisition of GW (a definitive agreement was ultimately entered into in February 2021), acquired the rights to a Phase 2 ready neuroscience asset, and completed four pre-clinical transactions. The compensation committee weighed heavily our success in executing these transactions and their potential to meaningfully diversify our revenues starting in 2021 and add future revenue-generating products to our portfolio, our overall deal readiness, and our active and thoughtful corporate development process that led to the evaluation of several other opportunities during the year. The compensation committee determined that, as a whole, our achievement resulted in a multiplier of 150% and, therefore, a 30% bonus pool funding percentage for the 2020 corporate development objective.

Organizational Objective. With respect to the organizational objective, the compensation committee established four sub-goals. Because the sub-goals are not objectively measurable, they were not assigned individual weightings. The multiplier applied to the organizational corporate objective ranged from 0% to 200%, based on the compensation committee’s determination of the extent to which the aggregate organizational corporate objective, including sub-goals, were achieved, as a whole, during the year. The organizational corporate objective sub-goals were:

•	strengthen organizational capabilities;

•	evolve operating culture for agility and scalability;

•	attract, develop and retain talent to deliver on our mission, strategy and values; and

•	maintain culture of compliance and adhering to our Code of Conduct, other policies and laws and regulations that apply to our business.

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In evaluating the organizational objective, the compensation committee determined that 2020 was an unprecedented year in navigating culture, talent, and employee engagement. It required agility, creativity, and innovation to refocus priorities to both navigate new employee needs and challenges as well as to support critical business requirements. We have made DEI commitments to maintain or increase representation levels, embed a culture of inclusivity through continued education and learning goals, and ensure equity within our key talent processes. Overall, the company had a significant year of progress despite pandemic circumstances. This achievement was in large part fueled by the success of the continued ability to evolve and upgrade capabilities in critical areas and ensure a productive and engaged workforce. After taking into consideration both our accomplishments and challenges with respect to these sub-goals, the compensation committee determined that as a whole, our overall achievement resulted in a multiplier of 125% and therefore, a 12.5% bonus pool funding percentage for the 2020 organizational objective.

2020 Compensation Decisions for Our Named Executive Officers

General Approach

In making compensation decisions for 2020, the compensation committee considered the factors discussed in “Factors Used in Determining Executive Compensation” above and the compensation committee’s specific compensation objectives for 2020. Our compensation committee did not use a formula or assign a particular weight to any one factor in determining each NEO’s target total direct compensation. Rather, our compensation committee’s determination of the target total direct compensation, mix of cash and equity and fixed and “at-risk” pay opportunities was a subjective, individualized decision for each NEO. The compensation committee reviewed and considered each element of pay in the context of the overall target total direct compensation for each NEO. When the compensation committee made changes to one element of pay, those changes were made in the context of the levels of the other elements of pay, and the resulting target total direct compensation for each NEO. As a result, the 2020 pay decisions for each NEO are presented holistically in this section.

The compensation committee also had access to market data with respect to target total cash compensation and target equity award grants. However, as described above, the compensation committee believes that over-reliance on benchmarking can result in compensation that is unrelated to the value delivered by our executive officers because compensation benchmarking does not take into account company-by-company variations among actual roles with similar titles or the specific performance of our executive officers.

Summary of 2020 Compensation Decisions

Target Total Cash Compensation. The compensation committee increased each NEO’s base salary for 2020, and the new base salary rates were effective in March 2020.

Target Equity Compensation and Impact on Target Total Direct Compensation. In determining the appropriate size of 2020 equity award grants, at the time the compensation committee (and the board of directors, with respect to Mr. Cozadd) made its decisions, after careful consideration, the compensation committee aimed to deliver equity awards to each executive officer of a similar value to those delivered in 2019 to balance the need to manage overall dilution to our shareholders, maintain equity opportunities competitive with the market and serve the retention and incentive purposes of the awards.

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Executive Compensation (continued)

Form and Mix of Equity Awards and Share Amount Determinations. The compensation committee intended to deliver approximately 50% of the potential value of each NEO’s equity award in the form of stock options and 50% of the potential value in the form of RSUs, in each case based on an approximation of grant date fair value and using an approximately 2.5 to 1 ratio of stock option grants to RSUs, in order to mitigate dilution and to reflect the increased value of receiving shares at full value without the payment of an exercise price. The 50/50 value split was consistent with our historical practices for our executive officers. The actual share amounts granted to each executive officer were determined by applying the company’s 90-day average share price (as of December 31, 2019) to the grant date fair value of the award, which the compensation committee and, in the case of Mr. Cozadd, the board of directors, intended to deliver (dividing such value by the average share price, in the case of RSUs, and applying a Black-Scholes option pricing model calculation using the average share price, in the case of stock options). A 90-day average share price was used, rather than a single day share price, in order to provide a more stabilized share value less susceptible to possible swings in the market. The exercise price of each stock option is equal to our closing share price on Nasdaq Global Select Market on the date of grant. The compensation committee understands that this process can result in the actual reported grant date value of an award being higher or lower than the intended value approved by the compensation committee, but has considered, in consultation with Radford, various approaches to granting equity awards, each of which have advantages and disadvantages, and determined that the process described above, which has been used historically by the compensation committee, is the most appropriate for the company at this time. The shares subject to the option awards vest over four years, with 25% vesting on the one-year anniversary of the grant date and the remainder vesting in equal monthly installments thereafter over the remaining 36 months. The RSUs vest over four years in equal annual installments.

On an annual basis, the compensation committee reviews market trends, including market peer use of performance-based vesting for equity awards, which are often favored by proxy advisory firms and certain institutional investors. For 2020, the compensation committee determined that equity awards vesting over time continued to be the most appropriate incentive structure for our executive officers to reward performance over time and achieve our retention objectives. Our time-based vesting schedules deliver retention incentives for the company over the long-term and, unlike awards that vest based on pre-determined operational or market goals, do not create incentives for inappropriate short-term risk-taking at the expense of realizing long-term value or the potential incentive for unethical conduct. In addition, we deliver a meaningful portion of compensation in the form of annual incentive compensation that is directly tied to, and incentivizes our executives to work towards, achievement of our key corporate goals. The key purposes served by time-vesting options and RSUs for 2020 are discussed above in the chart captioned “Components of Total Direct Compensation.”

Individual NEO Compensation Decisions

Below are summaries, for each NEO individually, of the compensation committee’s decisions about 2020 target total direct compensation and the changes from each NEO’s 2019 target total direct compensation. As described above, when making the 2020 compensation decisions, the compensation committee focused primarily on the target total direct compensation for each NEO while considering the factors set forth in the section titled “Factors Used in Determining Executive Compensation” and the compensation committee’s specific compensation objectives for 2020. The footnotes to the tables also include the actual performance bonus paid to each of the NEOs for 2020 and how that actual bonus compared to each NEO’s target bonus.

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Executive Compensation (continued)

Bruce C. Cozadd, Chairman and CEO

	2019 Pay ($)	2020 Pay ($)	Change (%)
Target Total Cash Compensation	2,034,415	2,135,723	5.0%
Base Salary(1)	1,020,000	1,050,600
Target Performance Bonus(2)	1,014,415	1,085,123
Target Equity Compensation(3)	12,381,420	10,091,856	(18.5%)
Options	5,379,925	4,210,661
RSUs	7,001,495	5,881,195
Target Total Direct Compensation(4)	14,415,835	12,227,579	(15.2%)

(1)	Represents annual base salary rate for the applicable year. 2020 base salary became effective in March 2020.

(2)

The 2020 amount reflects a target performance bonus of 100% of base salary earned, unchanged from the target performance bonus percentage for 2019. The actual 2020 performance bonus paid was $1,381,400, reflecting 127.3% of the target performance bonus, based entirely on the overall 2020 bonus pool funding percentage of 127.3%. The compensation committee (with approval from the board of directors) determined that the overall 2020 bonus pool funding percentage of 127.3% was applicable to Mr. Cozadd, because, as CEO, Mr. Cozadd is responsible for the company meeting all of its objectives.

(3)

The target equity compensation delivered (as presented in the chart) reflects the fair value of the awards as of the grant date, in accordance with FASB Accounting Standards Codification Topic 718, Compensation—Stock Compensation, or ASC 718, as reported in the Grants of Plan-Based Awards Table for 2020.

(4)

The compensation committee and board of directors designed Mr. Cozadd’s target total direct compensation to be competitive compared to the market data, appropriate from an internal equity perspective and more heavily weighted towards equity compensation, in line with our pay-for-performance philosophy. The compensation committee believed it was appropriate to provide a modest increase to his base salary in 2020 in recognition of his individual performance, the performance of the company under his leadership and to remain in line with general market increases. As described above, Mr. Cozadd’s target bonus percentage remained the same as in 2019, but the increase in his base salary resulted in a higher target performance bonus opportunity.

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Executive Compensation (continued)

Daniel N. Swisher, Jr., President and COO(1)

	2019 Pay ($)	2020 Pay ($)	Change (%)
Target Total Cash Compensation	1,108,750	1,189,558	7.3%
Base Salary(2)	675,000	690,000
Target Performance Bonus(3)	433,750	499,558
Target Equity Compensation(4)	3,466,798	3,105,186	(10.4%)
Options	1,506,379	1,295,588
RSUs	1,960,419	1,809,598
Target Total Direct Compensation(5)	4,575,548	4,294,744	(6.1%)

(1)	Mr. Swisher served as our Chief Operating Officer from January 2018 to May 2021.

(2)	Represents annual base salary rate for the applicable year. 2020 base salary became effective March 2020.

(3)

The 2020 amount reflects a target performance bonus of 70% of base salary earned. The compensation committee increased Mr. Swisher’s target performance bonus percentage in consideration of the market data and impact of Mr. Swisher’s position. The actual 2020 performance bonus paid was $636,000, reflecting 127.3% of target performance bonus, based on the overall 2020 bonus pool funding percentage of 127.3%. The compensation committee determined that the overall 2020 bonus pool funding percentage of 127.3% was applicable to Mr. Swisher, given his overall responsibility for the key operating segments of the company.

(4)

The target equity compensation delivered (as presented in the chart) reflects the fair value of the awards as of the grant date, in accordance with ASC 718, as reported in the Grants of Plan-Based Awards Table.

(5)

The compensation committee designed Mr. Swisher’s target total direct compensation to be competitive compared to the market data, appropriate from an internal equity perspective and more heavily weighted towards equity compensation, in line with our pay-for-performance philosophy. The compensation committee determined it was appropriate to increase Mr. Swisher’s base salary in an amount necessary to reflect his scope of responsibility and oversight of significant functions within the organization, as well as to maintain competitive positioning relative to the market data and the other NEOs.

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Executive Compensation (continued)

Renée Galá, Executive Vice President and CFO

	2019 Pay ($)(1)	2020 Pay ($)	Change (%)
Target Total Cash Compensation	—	891,539	—
Base Salary(2)	—	600,000
Target Performance Bonus(3)	—	266,539
Signing Bonus(4)	—	25,000
Target Equity Compensation(5)	—	3,198,880	—
Options	—	1,382,012
RSUs	—	1,816,868
Target Total Direct Compensation(6)	—	4,090,419	—

(1)	We entered into an employment offer letter with Ms. Galá pursuant to which she agreed to serve as our Executive Vice President and CFO effective March 16, 2020.

(2)	Represents annual base salary rate for 2020. Ms. Galá’s actual salary earned was lower due to her joining the company in March 2020.

(3)

Reflects the target percentage of 55% of base salary earned for 2020, taking into account that Ms. Galá was not employed the entire year. The actual 2020 performance bonus paid was $405,000, reflecting 151.9% of target performance bonus, based on the overall 2020 bonus pool funding percentage of 127.3% and Ms. Galá’s significant individual contributions to such achievement. Specifically, the compensation committee considered Ms. Galá’s oversight of complex strategic matters and corporate priorities, such as planning and execution of our debt offering, development of our long-term strategy, her performance with respect to supporting the execution of corporate development priorities and her overall criticality to our business.

(4)

Represents the cash signing bonus Ms. Galá received in connection with her appointment as Executive Vice President and CFO. In determining the amount of the bonus, the compensation committee considered the inducement value in recruiting Ms. Galá to join the company. To the extent Ms. Galá had voluntarily resigned within one year of her employment start date, she would have been required to repay the full amount of the signing bonus on or within 30 days of the later of her resignation or termination date.

(5)

The target equity compensation delivered (as presented in the chart) reflects the fair value of the awards as of the grant date, in accordance with ASC 718, as reported in the Grants of Plan-Based Awards Table for 2020.

(6)

The compensation committee designed Ms. Galá’s target total direct compensation to be competitive compared to the market data, appropriate from an internal equity perspective and more heavily weighted towards equity compensation, in line with our pay-for-performance philosophy. In determining her compensation package, the compensation committee received advice from Radford to design a competitive, market-based compensation package appropriate for a senior executive with Ms. Galá’s skills and experience and her overall expected contribution to our business.

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Executive Compensation (continued)

Robert Iannone, Executive Vice President, Research and Development and CMO

	2019 Pay ($)	2020 Pay ($)	Change (%)
Target Total Cash Compensation	927,192	900,769	(2.8%)
Base Salary(1)	550,000	575,000
Target Performance Bonus(2)	172,192	325,769
Signing Bonus(4)	205,000	—
Target Equity Compensation(3)	2,922,079	2,096,001	(28.3%)
Options	1,249,216	874,522
RSUs	1,672,863	1,221,479
Target Total Direct Compensation(4)	3,849,271	2,996,770	(22.1%)

(1)	Represents annual base salary rate for the applicable year. 2020 base salary became effective March 2020.

(2)

The 2020 amount reflects a target performance bonus of 55% of base salary earned. The actual 2020 performance bonus paid was $450,000, reflecting 138.1% of target performance bonus, based on the overall 2020 bonus pool funding percentage of 127.3% and Dr. Iannone’s individual contributions to achieving both our quantitative and qualitative objectives for 2020. The compensation committee also considered Dr. Iannone’s significant individual contributions to such achievement and outperformance of his research and development organization with respect to the corporate objectives. Dr. Iannone’s 2019 target performance bonus was lower due his joining the company mid-2019. The actual bonus paid to Dr. Iannone for 2019 was prorated to reflect his hire date of May 29, 2019.

(3)

The target equity compensation delivered (as presented in the chart) reflects the fair value of the awards as of the grant date, in accordance with ASC 718 as reported in the Grants of Plan-Based Awards Table.

(4)

The compensation committee designed Dr. Iannone’s target total direct compensation to be competitive compared to the market data, appropriate from an internal equity perspective and more heavily weighted towards equity compensation, in line with our pay-for-performance philosophy. The compensation committee determined it was appropriate to increase Dr. Iannone’s base salary in an amount necessary to reflect his scope of responsibility and oversight of significant functions within the organization, as well as to maintain competitive positioning relative to the market data and the other NEOs.

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Executive Compensation (continued)

Kim Sablich, Executive Vice President and General Manager, North America

	2019 Pay ($)(1)	2020 Pay ($)	Change (%)
Target Total Cash Compensation	—	1,030,337	—
Base Salary(2)		550,000
Target Performance Bonus(3)		180,337
Signing Bonus(4)		300,000
Target Equity Compensation(5)	—	3,751,761	—
Options		1,616,987
RSUs		2,134,774
Target Total Direct Compensation(6)	—	4,782,098	—

(1)

In May 2020, we entered into an employment offer letter with Ms. Sablich pursuant to which she agreed to serve as our Executive Vice President and General Manager, North America effective June 1, 2020.

(2)	Represents annual base salary rate for 2020. Ms. Sablich’s actual salary earned was lower due to her joining the company mid-2020.

(3)

Reflects the target percentage of 55% of base salary earned for 2020, taking into account that Ms. Sablich was not employed the entire year. The actual 2020 performance bonus paid was $235,000, reflecting 130.3% of target performance bonus, based on the overall 2020 bonus pool funding percentage of 127.3% and Ms. Sablich’s individual contributions to such achievement of her commercial organization with respect to the corporate objectives.

(4)

Represents the cash signing bonus received by Ms. Sablich in 2020 in connection with her appointment as Executive Vice President and General Manager, North America. In determining the amount of the bonus, the compensation committee considered the inducement value in recruiting Ms. Sablich from her prior employer and compensatory value of cash and equity forfeited by Ms. Sablich in leaving her prior employer.

(5)

Target equity compensation dollar amounts represent the grant date fair value of each stock option and RSU award, as applicable, and have been calculated in accordance with ASC 718 as reported in the Grants of Plan-Based Awards Table for 2020. See the Grants of Plan-Based Awards Table for the number of shares subject to each award.

(6)

The compensation committee designed Ms. Sablich’s target total direct compensation to be competitive compared to the market data, appropriate from an internal equity perspective and more heavily weighted towards equity compensation, in line with our pay-for-performance philosophy. In determining her compensation package, the compensation committee received advice from Radford to design a competitive, market-based compensation package appropriate for a senior executive with Ms. Sablich’s skills and experience and her overall expected contribution to our business.

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Executive Compensation (continued)

Redesign of 2021 Long-Term Incentive Program

In connection with our transformation into an innovative biopharmaceutical company, line of sight to a set of longer-term value drivers and multi-year goals around our strategic pathway to success came into clearer focus. It was with this focus, along with feedback from shareholders that we determined that 2021 was the appropriate time to adopt a new long-term incentive award design that we believe sets the foundation for sustained high performance and shareholder returns and strongly aligns pay to achievement of our longer-term strategic objectives.

Starting in 2021, approximately 50% of each NEO’s aggregate annual equity compensation will be in the form of equity awards that vest based on achievement of performance goals. In early 2021, the compensation committee determined that it was in the best interests of the company and its shareholders to delay the 2021 performance share unit grants until the close of the GW Acquisition, as doing so would allow the compensation committee to select performance measures that reflected the combined company’s financial and strategic priorities across the new integrated leadership team, thus providing the leadership team with a unifying compensation strategy for the post-close organization. In May 2021, the compensation committee granted a PSU to each NEO that will vest, if at all, following the completion of the applicable performance period on December 31, 2023, subject to the company’s achievement of pre-established financial, strategic and relative shareholder return goals for the 2021 to 2023 performance period.

Additional Compensation Information

Ownership Guidelines for Executive Officers

We maintain share ownership guidelines for our CEO and certain other employees who serve on our executive committee, including our NEOs. Under the guidelines, which were amended in May 2018, these individuals are expected to own a number of the company’s ordinary shares with a value equal to six times base salary (increased from three times base salary) for the company’s Chief Executive Officer, two times base salary (increased from one times base salary) for each other member of the company’s executive committee who is an officer for purposes of Section 16 of the Exchange Act, and one times base salary for each other member of the company’s executive committee. The guidelines provide that the officers are expected to establish the minimum ownership levels within five years of first becoming subject to the guidelines (and, with respect to the increased amounts established by the amended guidelines, by the last day of 2021 for officers who were subject to the guidelines as of January 1, 2018). Mr. Cozadd was in compliance with the guidelines as of March 31, 2021 with his actual ownership constituting approximately 32.5 times his base salary (based on the value of shares owned as of March 31, 2021, using a 90-day trailing average price of $164.55 as of such date). Each of our other continuing NEOs has five years from the date of his or her appointment to comply with the guidelines.

Shares that count toward satisfaction of these guidelines include: shares owned outright by the individual (including RSUs that have vested but not yet settled, net of taxes); shares retained after an option exercise or issuance under another type of equity award granted under the company’s equity incentive plans; shares retained after purchase under the ESPP; and shares held in trust for the benefit of the individual. The compensation committee has discretion to develop an alternative individual guideline or an alternative method of complying with the applicable individual guideline for an individual covered by the guidelines if compliance would place a significant hardship on such individual.

Change in Control Plan

Our compensation committee periodically reviews the terms of our change in control plan, including its “double-trigger” structure and benefits, against market data to ensure that the benefits we offer remain appropriate.

Only our executive officers who are employees of our U.S. affiliates are eligible to participate in the change in control plan, which includes all of our NEOs. Certain executive officers who are not employed by our U.S. affiliates receive comparable change in control benefits pursuant to their employment agreements. The compensation committee believes that the change in control benefits we provide are representative of market practice, both in terms of design and cost, and are sufficient to retain our current executive team and to recruit talented executive officers in the future. The terms of the change in control plan are described below under the heading “Potential Payments upon Termination or Change in Control—Amended and Restated Executive Change in Control and Severance Benefit Plan.”

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Executive Compensation (continued)

Equity Grant Timing and Equity Plan Information

Our equity incentive grant policy generally provides that all equity grants that are approved for executive officers will be granted on the second trading day following the filing date of our next quarterly or annual report filed under the Exchange Act that occurs after the date on which such grants are approved by our board of directors or compensation committee, as applicable. Accordingly, our equity incentive grant policy generally requires that grants to our executive officers, if any, be made shortly after we have released information about our financial performance to the public for the applicable annual or quarterly period, so that the market will have an opportunity to absorb the financial and other information included in our annual and periodic reports before such grants are awarded. As a result, the timing of equity awards is not coordinated in a manner that intentionally benefits our executive officers; rather, the policy is designed with the objective that the market price of our ordinary shares at the time of grant can generally be expected to reflect our then-current results and prospects. In addition, while our board of directors and compensation committee have discretionary authority to approve equity grants to our executive officers outside of the timing specified in our equity incentive grant policy, we do not in any event time the release of non-public information in coordination with grants of equity awards in a manner that intentionally benefits our executive officers.

We currently grant equity awards to the NEOs, including stock options and RSUs, under the 2011 Equity Incentive Plan, or the 2011 Plan. The 2011 Plan was adopted by Jazz Pharmaceuticals, Inc.’s board of directors and approved by Jazz Pharmaceuticals, Inc.’s stockholders in connection with their approval of the Azur Merger in December 2011 and was assumed by us upon the completion of the Azur Merger. Before the 2011 Plan was adopted, we granted stock options under our 2007 Equity Incentive Plan, or the 2007 Plan, which was adopted by Jazz Pharmaceuticals, Inc.’s board of directors and approved by Jazz Pharmaceuticals, Inc.’s stockholders in connection with Jazz Pharmaceuticals, Inc.’s initial public offering. Awards granted under the 2007 Plan continue to be governed by the terms of the 2007 Plan, but subsequent equity awards have been, and continue to be, awarded under the 2011 Plan. The 2011 Plan affords the compensation committee the flexibility to utilize a broad array of equity incentives and performance cash incentives in order to secure and retain the services of employees of our company and its subsidiaries and to provide long-term incentives that align the interests of employees with the interests of our shareholders.

Additional long-term equity incentives are provided through the ESPP. Pursuant to the ESPP, all eligible employees, including the NEOs, may allocate up to 15% of their base salary to purchase our stock at a 15% discount to the market price, subject to specified limits.

Accounting and Tax Considerations

Under ASC 718, the company is required to estimate and record an expense for each award of equity compensation (including stock options and RSUs) over the vesting period of the award. We record share-based compensation expense on an ongoing basis according to ASC 718. The compensation committee has considered, and may in the future consider, the grant of performance-based or other types of stock awards to executive officers in lieu of or in addition to stock option and time-based RSU grants in light of the accounting impact of ASC 718 and other considerations.

Under Section 162(m) of the Internal Revenue Code, or Section 162(m), compensation paid to each of the company’s “covered employees” that exceeds $1 million per taxable year is generally non-deductible for tax purposes unless the compensation qualifies for certain grandfathered exceptions (including the “performance-based compensation” exception) for certain compensation paid pursuant to a written binding contract in effect on November 2, 2017 and not materially modified on or after such date.

Although the compensation committee will continue to consider tax implications as one factor in determining executive compensation, the compensation committee also looks at other factors in making its decisions and retains the flexibility to provide compensation for the company’s named executive officers in a manner consistent with the goals of the company’s executive compensation program and the best interests of the company and its stockholders, which may include providing for compensation that is not deductible by the company due to the deduction limit under Section 162(m). The compensation committee also retains the flexibility to modify

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Executive Compensation (continued)

compensation that was initially intended to be exempt from the deduction limit under Section 162(m) if it determines that such modifications are consistent with the company’s business needs.

Risk Assessment Concerning Compensation Practices and Policies

The compensation committee no less frequently than annually reviews the company’s compensation policies and practices to assess whether they encourage employees to take inappropriate risks. After reviewing each of the company’s compensation plans, and the checks and balances built into, and oversight of, each plan, in February 2020, the compensation committee determined that any risks arising from our compensation policies and practices for our employees are not reasonably likely to have a material adverse effect on our company as a whole. In addition, the compensation committee believes that the mix and design of the elements of executive compensation do not encourage management to assume excessive risks, and significant compensation decisions, as well as decisions concerning the compensation of the company’s executive officers, include subjective considerations by the compensation committee or the board of directors, which restrain the influence of formulae or objective factors on excessive risk-taking. Finally, the mix of short-term compensation (in the form of salary and annual bonus, if any), and long-term compensation (in the form of stock options, PSUs and RSUs) also prevents undue focus on short-term results and helps align the interests of the company’s executive officers with the interests of our shareholders.

Reconciliations of Non-GAAP Financial Measures

To supplement our financial results presented in accordance with U.S. generally accepted accounting principles (GAAP), we use certain non-GAAP (also referred to as non-GAAP adjusted) financial measures in this Compensation Discussion and Analysis. In particular, we present non-GAAP adjusted net income (and the related per share measure), which exclude from reported GAAP net income (and the related per share measure) certain items, as detailed in the reconciliation table that follows, adjust for the income tax effect of the non-GAAP adjustments and the income tax benefit related to an intra-entity intellectual property asset transfer.

We believe that each of these non-GAAP financial measures provides useful supplementary information to, and facilitates additional analysis by, investors and analysts. In particular, we believe that each of these non-GAAP financial measures, when considered together with our financial information prepared in accordance with GAAP, can enhance investors’ and analysts’ ability to meaningfully compare our results from period to period, and to identify operating trends in our business. In addition, these non-GAAP financial measures are regularly used by investors and analysts to model and track our financial performance. Our management also regularly uses these non-GAAP financial measures internally to understand, manage and evaluate our business and to make operating decisions, and compensation of our executive officers is based in part on certain of these non-GAAP financial measures, as discussed elsewhere in this Compensation Discussion and Analysis. Because these non-GAAP financial measures are important internal measurements for our management, we also believe that these non-GAAP financial measures are useful to investors and analysts since these measures allow for greater transparency with respect to key financial metrics we use in assessing our own operating performance and making operating decisions.

These non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures; should be read in conjunction with our consolidated financial statements prepared in accordance with GAAP; have no standardized meaning prescribed by GAAP; and are not prepared under any comprehensive set of accounting rules or principles. In addition, from time to time in the future there may be other items that we may exclude for purposes of our non-GAAP financial measures; and we have ceased, and may in the future cease, to exclude items that we have historically excluded for purposes of our non-GAAP financial measures. For example, commencing in 2020, we no longer exclude upfront and milestone payments from non-GAAP adjusted net income (and the related per share measure). For purposes of comparability, non-GAAP adjusted financial measures for the year ended December 31, 2019 have been updated to reflect this change. Accordingly, such payments are not excluded from our non-GAAP financial measures for the years ended December 31, 2019 and 2020, as detailed in the reconciliation tables that follow. Likewise, we may determine to modify the nature of our adjustments to arrive at our non-GAAP financial measures. Because of the

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Executive Compensation (continued)

non-standardized definitions of non-GAAP financial measures, the non-GAAP financial measures as used by us in this Compensation Discussion and Analysis have limits in their usefulness to investors and may be calculated differently from, and therefore may not be directly comparable to, similarly titled measures used by other companies.

Reconciliations of GAAP reported net income to non-GAAP adjusted net income (and the related per share measures) for the 2019 and 2020 annual periods are as follows (in millions, except per share amounts):

	2019	2020

GAAP reported net income	$523.4	$238.6

Intangible asset amortization	354.8	259.6

Share-based compensation expense	110.6	121.0

Impairment charge(1)	—	136.1

Acquired IPR&D asset acquisition(2)	48.3	—

Non-cash interest expense(3)	46.4	56.7

Loss on extinguishment of debt	—	4.5

Income tax effect of above adjustments	(85.9)	(112.5)

Income tax benefit related to intra-entity intellectual property asset transfer	(112.3)	—

Non-GAAP adjusted net income	$885.2	$704.0

GAAP reported net income per diluted share	$9.09	$4.22

Non-GAAP adjusted net income per diluted share	$15.38	$12.46

Weighted-average ordinary shares used in diluted per share calculations	57.6	56.5

Note:	Amounts may not total due to rounding.

Explanation of Adjustments and Certain Line Items:

(1)

Impairment charge related to our decision to stop enrollment in its Phase 3 clinical study of defibrotide for pVOD due to a determination by an Independent Data Monitoring Committee that it was highly unlikely that the study will reach its primary endpoint.

(2)	Relates to the acquisition of Cavion, Inc. in the year ended December 31, 2019.

(3)	Non-cash interest expense associated with debt discount and debt issuance costs.

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Executive Compensation (continued)

Summary of Compensation

The following table sets forth certain summary information for the years indicated with respect to the compensation earned by the NEOs during fiscal years 2020, 2019 and 2018, as applicable.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)(5)	All Other Compensation ($)(6)	Total ($)
Bruce C. Cozadd(7)	2020	1,085,123	—	5,881,195	4,210,661	1,381,400	14,921	12,573,300
Chairman and CEO	2019	1,014,415	—	7,001,495	5,379,925	1,304,500	13,302	14,713,637
	2018	979,285	—	5,204,786	4,265,610	980,300	13,152	11,443,133
Daniel N. Swisher, Jr.	2020	713,654	—	1,809,598	1,295,588	636,000	16,247	4,471,087
President and COO(8)	2019	667,308	—	1,960,419	1,506,379	560,000	13,302	4,707,407
	2018	608,173	125,000	2,532,058	2,075,162	400,000	12,948	5,753,341
Renée Galá(9)	2020	484,616	25,000	1,816,868	1,382,012	405,000	9,904	4,123,400
Executive Vice President and CFO
Robert Ianonne(10)	2020	592,308	—	1,221,479	874,522	450,000	11,172	3,149,481
Executive Vice President,	2019	313,077	205,000	1,672,863	1,249,216	245,000	8,405	3,693,560
Research and Development and Chief Medical Officer
Kim Sablich(11)	2020	327,885	300,000	2,134,774	1,616,987	235,000	6,598	4,621,245
Executive Vice President and
General Manager, North America

Note:	Amounts may not total due to rounding.

(1)

The dollar amounts in this column represent base salary earned during the indicated fiscal year. 2020 base salary rates were effective March 2020. For more information on salaries in 2020, see “Compensation Discussion and Analysis—2020 Compensation Decisions for Our Named Executive Officers—Individual NEO Compensation Decisions” above.

(2)	The dollar amounts in this column represent cash signing bonuses paid to Mr. Swisher in 2018, Dr. Iannone in 2019, and each of Ms. Galá and Ms. Sablich in 2020.

(3)

The dollar amounts in this column reflect the aggregate grant date fair value of all RSU awards granted during the indicated fiscal year computed in accordance with ASC 718, excluding the effect of estimated forfeitures. The grant date fair value of each RSU award is measured based on the closing price of our ordinary shares on the date of grant. These amounts do not necessarily correspond to the actual value recognized or that may be recognized by the NEOs.

(4)

The dollar amounts in this column reflect the aggregate grant date fair value of all stock option awards granted during the indicated fiscal year. These amounts have been calculated in accordance with ASC 718, using the Black-Scholes option-pricing model and excluding the effect of estimated forfeitures. Assumptions used in the calculation of these amounts are included in the notes to our audited consolidated financial statements included in the company’s 2020 Annual Report on Form 10-K. These amounts do not necessarily correspond to the actual value recognized or that may be recognized by the NEOs.

(5)

The dollar amounts in this column represent the cash bonus awarded under the performance bonus plan for the indicated fiscal year. For more information on the cash bonus awards for 2020, see “Compensation Discussion and Analysis—2020 Performance Bonus Program” and “Compensation Discussion and Analysis—2020 Compensation Decisions for Our Named Executive Officers” above.

(6)	The dollar amounts in this column for 2020 include group term life insurance premiums paid, matching contributions under the 401(k) Plan and a payment associated with an annual conference.

(7)

Mr. Cozadd served as our interim principal financial officer from October 25, 2019 until Ms. Galá was appointed to serve as our CFO and assumed the duties and responsibilities of principal financial officer from Mr. Cozadd as of March 16, 2020.

(8)	Mr. Swisher served as our Chief Operating Officer from January 2018 to May 2021.

(9)	Ms. Galá was appointed our Executive Vice President and CFO as of March 16, 2020.

(10)	Dr. Iannone was appointed our Executive Vice President, Research and Development as of May 29, 2019.

(11)	Ms. Sablich was appointed our Executive Vice President and General Manager, North America as of June 1, 2020.

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Executive Compensation (continued)

Grants of Plan-Based Awards

The following table shows, for the fiscal year ended December 31, 2020, certain information regarding grants of plan-based awards to the NEOs.

GRANTS OF PLAN-BASED AWARDS IN FISCAL 2020

Name	Award Type	Grant Date	Approval Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards Target ($)(1)	All Other Stock Awards: Number of Shares of Stock or Units (#)(2)	All Other Option Awards: Number of Securities Underlying Options (#)(2)	Exercise or Base Price of Option Awards ($/Sh)(3)	Grant Date Fair Value of Stock and Option Awards ($)(4)
Bruce C. Cozadd	Annual Cash	—	—	1,085,123	—	—	—	—
	Annual Option	2/27/2020	2/11/2020	—	—	130,000	113.10	4,210,661
	Annual RSU	2/27/2020	2/11/2020	—	52,000	—	—	5,881,195
Daniel N. Swisher, Jr.	Annual Cash	—	—	499,558	—	—	—	—
	Annual Option	2/27/2020	2/11/2020	—	—	40,000	113.10	1,295,588
	Annual RSU	2/27/2020	2/11/2020	—	16,000	—	—	1,809,598
Renée Galá	Annual Cash	—	—	266,539	—	—	—	—
	Initial Option	5/7/2020	4/29/2020	—	—	41,500	109.45	1,382,012
	Initial RSU	5/7/2020	4/29/2020	—	16,600	—	—	1,816,868
Robert Iannone, M.D., M.S.C.E.	Annual Cash	—	—	325,769	—	—	—	—
	Annual Option	2/27/2020	2/11/2020	—	—	27,000	113.10	874,522
	Annual RSU	2/27/2020	2/11/2020	—	10,800	—	—	1,221,479
Kim Sablich	Annual Cash	—	—	180,337	—	—	—	—
	Initial Option	8/6/2020	7/29/2020	—	—	42,000	127.07	1,616,987
	Initial RSU	8/6/2020	7/29/2020	—	16,800	—	—	2,134,774

(1)

This column sets forth the target bonus amount for each NEO for the year ended December 31, 2020 under the performance bonus plan. There are no thresholds or maximum bonus amounts for each individual officer established under the performance bonus plan. Target bonuses were set as a percentage of each NEO’s base salary earned for the fiscal year ended December 31, 2020 and were 100% for Mr. Cozadd, 70% for Mr. Swisher, and 55% for each of Ms. Galá, Dr. Iannone and Ms. Sablich. The dollar value of the actual bonus award earned for the year ended December 31, 2020 for each NEO is set forth in the Summary Compensation Table above. As such, the amounts set forth in this column do not represent either additional or actual compensation earned by the NEOs for the year ended December 31, 2020. For a description of the performance bonus plan, see “Compensation Discussion and Analysis—2020 Performance Bonus Program” above.

(2)

Annual stock options and RSU awards were granted under the 2011 Plan. Each of the annual stock option awards listed in the table above vest or vested as to 25% of the ordinary shares underlying the stock options upon the one year anniversary of the grant date and vest as to the remainder of the shares in 36 equal monthly installments thereafter. Each of the annual RSU awards vest in four equal annual installments on the anniversary of the vesting commencement date of March 5, 2020. In March 2020, Ms. Galá was appointed as Executive Vice President and CFO and in June 2020, Ms. Sablich was appointed as Executive Vice President and General Manager, North America, in connection with which they each received new hire grants of stock option and RSU awards, which were granted under the 2011 Plan. The initial stock option awards granted to Ms. Galá and Ms. Sablich vest as to 25% of the ordinary shares underlying the stock options upon the one year anniversary of their respective hire dates of March 16, 2020 for Ms. Galá and June 1, 2020 for Ms. Sablich and vest as to the remainder of the shares in 36 equal monthly installments thereafter. Each of the initial RSU awards granted to Ms. Galá and Ms. Sablich vest in four equal annual installments on the anniversary of the vesting commencement date of April 5, 2020 for Ms. Galá and June 5, 2020 for Ms. Sablich. As a general matter, the vested portion of stock options granted to the NEOs will expire three months after each NEO’s last day of service, subject to extension upon certain termination situations, such as death or disability, and RSUs will cease vesting upon each NEO’s last day of service. Stock option and RSU awards are subject to potential vesting acceleration as described below under the headings “Description of Compensation Arrangements—Equity Compensation Arrangements—2011 Equity Incentive Plan” and “Potential Payments upon Termination or Change in Control—Amended and Restated Executive Change in Control Plan and Severance Benefit Plan” below. See also “Description of Compensation Arrangements—Equity Compensation Arrangements—2011 Equity Incentive Plan” below for a general description of the material terms of the 2011 Plan.

(3)

Stock options were granted with an exercise price equal to 100% of the fair market value on the date of grant which was $113.10 per share for the February 27, 2020 annual grants, $109.45 per share for the May 7, 2020 new hire grant to Ms. Galá, and $127.07 per share for the August 6, 2020 new hire grant to Ms. Sablich.

(4)

The dollar amounts in this column represent the grant date fair value of each stock option and RSU award, as applicable, granted to the NEOs in 2020. These amounts have been calculated in accordance with ASC 718. The grant date fair value of each stock option is calculated using the Black-Scholes option-pricing model and excluding the effect of estimated forfeitures. Assumptions used in the calculation of these amounts are included in the notes to our audited consolidated financial statements included in the company’s 2020 Annual Report on Form 10-K. The grant date fair value of each RSU award is measured based on the closing price of our ordinary shares on the date of grant.

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Executive Compensation (continued)

Description of Compensation Arrangements

Executive Employment and Severance Agreements

We do not have employment agreements currently in effect with any of our NEOs. Like other employees, executive officers are eligible for annual salary increases, participation in the performance bonus plan and discretionary equity grants. We have employment agreements in effect with certain employees based outside of the United States.

From time to time, we have provided an offer letter in connection with the commencement of employment of an executive officer based in the United States, which describes such executive officer’s initial terms of employment. For example, in February 2020, we provided an offer letter to Ms. Galá that included her initial base salary and a hiring bonus of $25,000 payable in connection with commencement of her employment, and in April 2020, we provided an offer letter to Ms. Sablich that included her initial base salary and a hiring bonus of $300,000 payable in connection with commencement of her employment. The employment of Ms. Galá and Ms. Sablich, as is the case for all of our employees based in the United States, is at-will and not governed by the terms of their offer letters. We do not have agreements currently in effect with any of our NEOs entitling such individuals to severance benefits (other than in connection with a change in control pursuant to our change in control plan described below).

Amended and Restated Executive Change in Control and Severance Benefit Plan

Each of the current NEOs is a participant in the change in control plan, a description of which is included below under the heading “Potential Payments upon Termination or Change in Control—Amended and Restated Executive Change in Control and Severance Benefit Plan.”

Equity Compensation Arrangements

Since the Azur Merger, we have granted stock options and RSU awards to employees, including the NEOs, under the 2011 Plan. From the initial public offering of Jazz Pharmaceuticals, Inc. until the Azur Merger, we granted stock options to our employees, including some of the NEOs, under the 2007 Plan. For more information on our current equity compensation program and decisions regarding the grants of equity awards in 2020 for our NEOs, see “Compensation Discussion and Analysis—2020 Compensation Decisions for Our Named Executive Officers” above. The following is a brief summary of the material terms of each of our equity compensation plans.

2011 Equity Incentive Plan

The following is a brief summary of the material terms of the 2011 Plan, as amended and restated.

Types of Awards. The 2011 Plan provides for the grant of incentive stock options, nonstatutory stock options, stock appreciation rights, restricted stock awards, RSU awards, other stock awards, and performance awards that may be settled in cash, shares, or other property, which may be granted to employees, including officers.

Corporate Transactions. In the event of certain significant corporate transactions (as defined in the 2011 Plan and described below), our board of directors will have the discretion to take one or more of the following actions with respect to outstanding stock awards (contingent upon the closing or completion of such corporate transaction), unless otherwise provided in the stock award agreement or other written agreement with the participant or unless otherwise provided by our board of directors at the time of grant:

•	arrange for assumption, continuation, or substitution of a stock award by a surviving or acquiring corporation (or its parent company);

•	arrange for the assignment of any reacquisition or repurchase rights applicable to any shares issued pursuant to a stock award to the surviving or acquiring corporation (or its parent company);

•	accelerate the vesting, in whole or in part, and exercisability of a stock award and provide for its termination if it is not exercised at or prior to the corporate transaction;

•	arrange for the lapse of any reacquisition or repurchase rights applicable to any shares issued pursuant to a stock award;

•

cancel or arrange for the cancellation of a stock award, to the extent not vested or exercised prior to the effective time of the corporate transaction, in exchange for such cash consideration, if any, as the board of directors may consider appropriate; or

•

make a payment equal to the excess, if any, of (a) the value of the property that the participant would have received upon the exercise of the stock award over (b) any exercise price payable in connection with such exercise.

Our board of directors need not take the same action for each stock award or with regard to all participants.

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Executive Compensation (continued)

For purposes of the 2011 Plan, a “corporate transaction” generally means (i) a sale or disposition of all or substantially all our assets or a sale or disposition of at least 90% of our outstanding securities; (ii) a merger, consolidation or similar transaction after which we are not the surviving corporation; or (iii) a merger, consolidation or similar transaction after which we are the surviving corporation but our ordinary shares are converted or exchanged into other property.

Change in Control. The board of directors has the discretion to provide additional acceleration of vesting and exercisability upon or after a change in control (as defined in the 2011 Plan and described below) as may be provided in a stock award agreement or any other written agreement between us or any of our affiliates and a participant. The forms of stock option agreement and RSU award agreement adopted by the board of directors under the 2011 Plan provide that in the event a participant’s service relationship with us or a successor entity is terminated due to an involuntary termination without cause (as defined in the stock award agreement and as described below) within 12 months following, or one month prior to, the effective date of a change in control, the vesting (and in the case of stock options, exercisability) of the stock award will accelerate in full.

For purposes of the 2011 Plan and the forms of stock option agreement and RSU award agreement issued thereunder, a “change in control” generally means (i) a person or group acquires ownership of more than 30% of the combined voting power of our outstanding securities (other than directly from our company); (ii) certain compromises or arrangements sanctioned by the Irish courts, certain schemes, contracts or offers that have become binding on all of our shareholders, certain takeover bids, certain offers or reverse takeover transactions or a reorganization, merger, statutory share exchange, consolidation or similar transaction involving us, and (A) after which our shareholders do not own more than 50% of the combined voting power of the surviving entity or its parent in substantially the same proportion as their ownership of our outstanding voting securities immediately before the transaction, (B) a person or group acquires ownership of more than 30% of the combined voting power of the surviving entity or its parent, or (C) at least a majority of the members of the board of directors of the parent (or the surviving entity, if there is no parent) following such transaction are not incumbent board members (as defined in (v) below) at the time our board of directors approves the transaction; (iii) our shareholders or our board of directors approves a complete dissolution or liquidation of our company, or a complete dissolution or liquidation of our company otherwise occurs (except for a liquidation into a parent company); (iv) a sale, lease, exclusive license or other disposition of all or substantially all of our assets, other than to certain entities; or (v) individuals who were members of our board of directors on the date of adoption of the 2011 Plan (or members of our board of directors approved or recommended by a majority vote of such members still in office), referred to as “incumbent board members,” cease to constitute at least a majority of our board of directors.

An “involuntary termination without cause” generally means that a participant’s service relationship with us is terminated for any reason other than for the following reasons (and not upon a participant’s death or disability): (i) participant’s commission of any felony or crime involving fraud, dishonesty or moral turpitude under the laws of the United States or any state thereof (with respect to Irish participants, the participant’s conviction for any criminal offense (other than an offense under any road traffic legislation in Ireland, the United Kingdom or elsewhere for which a fine or non-custodial penalty is imposed) or any offense under any regulation or legislation relating to insider dealing, fraud or dishonesty); (ii) participant’s attempted commission of or participation in a fraud or act of dishonesty against us; (iii) participant’s intentional, material violation of any contract or agreement with us or of any statutory duty owed to us; (iv) participant’s unauthorized use or disclosure of our confidential information or trade secrets; or (v) participant’s gross misconduct.

2007 Equity Incentive Plan

The following is a brief summary of the material terms of the 2007 Plan.

Types of Awards. The 2007 Plan provided for the grant of incentive stock options, nonstatutory stock options, restricted stock awards, RSU awards, stock appreciation rights, performance stock awards and other forms of equity compensation, which may be granted to employees, including officers, non-employee directors, and consultants. Incentive stock options were granted only to employees, including executive officers. Since the Azur Merger, all of the new grants under the 2007 Plan were granted to non-employee directors, vest ratably over service periods of one to three years and expire no more than 10 years after the date of grant.

Corporate Transactions. Pursuant to the 2007 Plan, in the event of a corporate transaction (as defined in the 2007 Plan and described below), the board of directors will have the discretion to take one or more of the following actions with respect to outstanding stock awards (contingent upon the closing or completion of such corporate transaction), unless otherwise provided in the stock award agreement or other written agreement with the participant or unless otherwise provided by our board of directors at the time of grant:

•	arrange for assumption, continuation, or substitution of a stock award by a surviving or acquiring corporation (or its parent company);

•	arrange for the assignment of any reacquisition or repurchase rights applicable to any shares issued pursuant to a stock award to the surviving or acquiring corporation (or its parent company);

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Executive Compensation (continued)

•	accelerate the vesting and exercisability of a stock award and provide for its termination if it is not exercised at or prior to the corporate transaction;

•	arrange for the lapse of any reacquisition or repurchase rights applicable to any shares issued pursuant to a stock award;

•

cancel or arrange for the cancellation of a stock award, to the extent not vested or exercised prior to the effective time of the corporate transaction, in exchange for such cash consideration as the board of directors may consider appropriate; or

•

make a payment equal to the excess, if any, of (a) the value of the property that the participant would have received upon the exercise of the stock award over (b) any exercise price payable in connection with such exercise.

The board of directors need not take the same action for each stock award or with respect to all participants. For purposes of the 2007 Plan, a “corporate transaction” generally means (i) a sale or disposition of all or substantially all our assets or a sale or disposition of at least 90% of our outstanding securities; (ii) a merger, consolidation or similar transaction after which we are not the surviving corporation; or (iii) a merger, consolidation or similar transaction after which we are the surviving corporation but our ordinary shares are converted or exchanged into other property.

Change in Control. The board of directors has the discretion to provide additional acceleration of vesting and exercisability upon or after a change in control (as defined in the 2007 Plan and described below) as may be provided in a stock award agreement or any other written agreement between us or any of our affiliates and a participant. The forms of stock option agreement and RSU award agreement adopted by the board of directors under the 2007 Plan provide that in the event a participant’s service relationship with us or a successor entity is terminated due to an involuntary termination without cause (as defined in the stock award agreement and as described below) within 12 months following, or one month prior to, the effective date of a change in control, the vesting (and in the case of stock options, exercisability) of the stock award will accelerate in full. For purposes of the 2007 Plan and the forms of stock option agreement and RSU award agreement issued thereunder, a “change in control” generally means (i) a person or group acquires ownership of more than 50% of the combined voting power of our outstanding securities (other than in connection with a financing or a repurchase program); (ii) a merger, consolidation or similar transaction involving us, after which our shareholders do not own more than 50% of the combined voting power of the surviving entity or its parent in substantially the same proportion as their ownership of our outstanding voting securities immediately before the transaction; (iii) our shareholders or our board of directors approves a complete dissolution or liquidation of our company, or a complete dissolution or liquidation of our company otherwise occurs (except for a liquidation into a parent company); (iv) a sale, lease, exclusive license or other disposition of all or substantially all of our assets, other than to certain entities; or (v) individuals who are members of our board of directors on the date of adoption of the 2007 Plan (or members of our board of directors approved or recommended by a majority vote of such members still in office) cease to constitute at least a majority of our board of directors.

The term “involuntary termination without cause” has a similar meaning as under the 2011 Plan, as described above.

2007 Employee Stock Purchase Plan

Additional long-term equity incentives are provided through the ESPP. The ESPP is intended to qualify as an “employee stock purchase plan” within the meaning of section 423 of the Internal Revenue Code, or the Code. Under the ESPP, all of our regular employees and employees of any of our parent or subsidiary companies designated by the board of directors as eligible to participate may participate and may contribute, normally through payroll deductions, up to 15% of their earnings up to a total of $15,000 per purchase period for the purchase of our ordinary shares under the ESPP. The ESPP is currently offered to our regular employees in Ireland, Canada and the United States, including the NEOs. The ESPP is implemented through a series of offerings of purchase rights to eligible employees. Under the ESPP, we may specify offerings with a duration of not more than 27 months, and may specify shorter purchase periods within each offering. Each offering will have one or more purchase dates on which our ordinary shares will be purchased for employees participating in the offering. Unless otherwise determined by the board of directors, ordinary shares are purchased for accounts of employees participating in the ESPP at a price per share equal to the lower of (a) 85% of the fair market value of an ordinary share on the first date of an offering or (b) 85% of the fair market value of an ordinary share on the date of purchase.

Performance Bonus Plan

We maintain a performance bonus plan to reward executive officers and other employees for successful achievement of company-wide performance objectives and individual contributions toward those objectives on an annual basis. More information regarding the performance bonus plan is provided above under the headings “Compensation Discussion and Analysis—2020 Performance Bonus Program” and “Compensation Discussion and Analysis—2020 Compensation Decisions for Our Named Executive Officers.”

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Executive Compensation (continued)

401(k) Plan

Our employees based in the United States are eligible to participate in the 401(k) Plan. The 401(k) Plan is intended to qualify as a tax-qualified plan under section 401 of the Code. Employee contributions are held and invested by the 401(k) Plan’s trustee. The 401(k) Plan provides that each participant may contribute a portion of his or her pre-tax compensation, up to a statutory annual limit, which was $19,500 for employees under age 50, and $26,000 for employees age 50 and over in 2020. The 401(k) Plan also permits us to make discretionary contributions and matching contributions, subject to established limits and a vesting schedule. In 2013, we began making discretionary matching contributions, which for 2020, consisted of a match of 50% of up to the first 6% of eligible compensation contributed by each employee toward his or her 401(k) plan.

Additional Benefits

The NEOs are eligible to participate in our benefit plans generally available to all employees, as described in “Compensation Discussion and Analysis—Key Components and Design of the Executive Compensation Program.”

Pension Benefits

Other than with respect to tax-qualified defined contribution plans such as the 401(k) Plan, the NEOs do not participate in any plan that provides for retirement payments and benefits, or payments and benefits that will be provided primarily following retirement.

Nonqualified Deferred Compensation

During the year ended December 31, 2020, the NEOs did not contribute to, or earn any amounts with respect to, any defined contribution or other plan sponsored by us that provides for the deferral of compensation on a basis that is not tax-qualified.

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Executive Compensation (continued)

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth, for the fiscal year ended December 31, 2020, certain information regarding outstanding equity awards at fiscal year-end for the NEOs.

OUTSTANDING EQUITY AWARDS AT 2020 FISCAL YEAR-END TABLE

	Option Awards						Stock Awards

Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#)(1) Unexercisable		Option Exercise Price ($)	Option Expiration Date(2)	Number of Shares or Units of Stock That Have Not Vested (#)(3)		Market Value of Shares or Units of Stock That Have Not Vested ($)(4)

Bruce C. Cozadd	—		130,000	(6)	113.10	2/26/2030	52,000	(10)	8,582,600

	57,291		67,709	(7)	140.03	2/27/2029	37,500	(11)	6,189,375

	63,593		28,907	(8)	140.67	2/29/2028	18,500	(12)	3,053,425

	81,093		5,407	(9)	136.18	3/1/2027	8,650	(13)	1,427,683

	77,500		—		123.36	2/24/2026	—		—

	72,500		—		175.19	2/25/2025	—		—

	48,784	(5)	—		166.62	2/26/2024	—		—

	73,961	(5)	—		59.13	3/4/2023	—		—

	109,284	(5)	—		46.83	8/8/2022	—		—

Daniel N. Swisher, Jr.	—		40,000	(6)	113.10	2/26/2030	16,000	(11)	2,640,800

	16,041		18,959	(7)	140.03	2/27/2029	10,500	(12)	1,733,025

	32,812		12,188	(14)	140.67	2/29/2028	9,000	(15)	1,485,450

Renée Galá	—		41,500	(16)	109.45	5/6/2030	16,600	(17)	2,739,830

Robert Iannone, M.D., M.S.C.E	—		27,000	(6)	113.10	2/26/2030	10,800	(11)	1,782,540

	12,072		18,428	(18)	137.12	8/7/2029	9,150	(19)	1,510,208

Kim Sablich	—		42,000	(20)	127.07	8/5/2030	16,800	(21)	2,772,840

(1)

In addition to the specific vesting schedule for each stock award, each unvested stock award is subject to the general terms of the 2011 Plan or 2007 Plan, as applicable, including the potential for future vesting acceleration described above under the heading “Description of Compensation Arrangements—Equity Compensation Arrangements” as well as the potential vesting acceleration under the terms of the change in control plan described below under the heading “Potential Payments upon Termination or Change in Control—Amended and Restated Executive Change in Control and Severance Benefit Plan.”

(2)

As a general matter, stock options granted to NEOs expire on the day before the tenth anniversary of their grant date, or earlier in the event of an NEO’s termination of service. In the event of an NEO’s termination of service, stock options generally expire three months after such termination of service, subject to extension under limited circumstances such as if the sale of shares during such time was prohibited by our insider trading policy or if exercise would result in violation of securities registration requirements. For more information, see description under the heading “Potential Payments upon Termination or Change in Control—Equity Compensation Plans.”

(3)	Each award listed in this column represents an RSU award that vests in four equal annual installments on the anniversary of the applicable vesting commencement date.

(4)

The market values of the RSU awards that have not vested are calculated by multiplying the number of shares underlying the RSU awards shown in the table by $165.05, the closing price of our ordinary shares on December 31, 2020.

(5)

The number of shares reported reflects the transfer of beneficial ownership of a portion of the indicated stock option awards in 2015 to Mr. Cozadd’s former spouse pursuant to a domestic relations order.

(6)

The unexercisable shares subject to this stock option award as of December 31, 2020 vested with respect to 25% of the shares underlying the stock option on February 27, 2021, and the remainder vests monthly from March 27, 2021 to February 27, 2024.

(7)	The unexercisable shares subject to this stock option award as of December 31, 2020 vest monthly from January 28, 2021 to February 28, 2023.

(8)	The unexercisable shares subject to this stock option award as of December 31, 2020 vest monthly from January 1, 2021 to March 1, 2022.

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Executive Compensation (continued)

(9)	The unexercisable shares subject to this stock option award as of December 31, 2020 vest monthly from January 2, 2021 to March 2, 2021.

(10)	RSUs awarded on February 27, 2020, vesting in equal annual installments over four years measured from the vesting commencement date of March 5, 2020.

(11)	RSUs awarded on February 28, 2019, vesting in equal annual installments over four years measured from the vesting commencement date of March 5, 2019.

(12)	RSUs awarded on March 1, 2018, vesting in equal annual installments over four years measured from the vesting commencement date of March 5, 2018.

(13)	RSUs awarded on March 2, 2017, vesting in equal annual installments over four years measured from the vesting commencement date of March 5, 2017.

(14)	The unexercisable shares subject to this stock option award as of December 31, 2020 vest monthly from January 3, 2021 to January 3, 2022.

(15)	RSUs awarded on March 1, 2018, vesting in equal annual installments over four years measured from the vesting commencement date of January 3, 2018.

(16)

The unexercisable shares subject to this stock option award as of December 31, 2020 vested with respect to 25% of the shares underlying the stock option on March 16, 2021, and the remainder vests monthly from April 16, 2021 to March 16, 2024.

(17)	RSUs awarded on May 7, 2020, vesting in equal annual installments over four years measured from the vesting commencement date of April 5, 2020.

(18)	The unexercisable shares subject to this stock option award as of December 31, 2020 vest monthly from January 29, 2020 to May 29, 2023.

(19)	RSUs awarded on August 8, 2019, vesting in equal annual installments over four years measured from the vesting commencement date of June 5, 2019.

(20)

The unexercisable shares subject to this stock option award as of December 31, 2020 vest with respect to 25% of the ordinary shares underlying the stock option on June 1, 2021, and the remainder vest monthly from July 1, 2021 to June 1, 2024.

(21)	RSUs awarded on August 6, 2020, vesting in equal annual installments over four years measured from the vesting commencement date of June 5, 2020.

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Executive Compensation (continued)

Option Exercises and Stock Vested

The following table provides information on RSUs vested and stock options exercised, including the number of shares acquired upon exercise and the value realized, determined as described below, for the NEOs in the year ended December 31, 2020.

	Option Awards		Stock Awards

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)

Bruce C. Cozadd	6,895	823,125	38,150	4,770,984

Daniel N. Swisher, Jr.	—	—	8,000	1,093,154

Renée Galá	—	—	—	—

Robert Iannone, M.D., M.S.C.E	—	—	3,050	367,982

Kim Sablich	—	—	—	—

(1)

The value realized on exercise is based on the difference between the closing price of our ordinary shares on the date of exercise and the applicable exercise price of those options, and does not represent actual amounts received by the NEOs as a result of the option exercises.

(2)	The value realized on vesting is based on the number of shares underlying the RSUs that vested and the closing price of our ordinary shares on the vesting date.

Potential Payments upon Termination or Change in Control

Amended and Restated Executive Change in Control and Severance Benefit Plan

The change in control plan provides that, in the event that an executive’s employment terminates due to an involuntary termination without cause or a constructive termination, in each case upon or within 12 months following a change in control (as such terms are defined in the change in control plan and described generally below), and assuming all of the other conditions of the change in control plan are met, each executive who is a participant in the change in control plan (including each of our NEOs) would be entitled to the following benefits under the change in control plan:

•

A single, lump sum cash severance payment equal to the sum of: (i) the applicable base salary described below, multiplied by the applicable percentage set forth below; plus (ii) the product of (A) the applicable base salary, (B) the applicable bonus percentage described below and (C) the applicable percentage set forth below; plus (iii) the product of (A) the applicable base salary, (B) the applicable bonus percentage and (C) the quotient obtained by dividing the number of full months that an executive is employed in the year of the termination by 12.

¡

The “applicable base salary” is the higher of the executive’s base salary in effect (i) on the date of termination (without giving effect to any reduction in base salary that would constitute grounds for a constructive termination) or (ii) immediately prior to the change in control, without giving effect to any voluntary pay reduction taken by the executive during the 12 months preceding the date of termination or the change in control.

¡	The “applicable percentage” is 200% for our CEO, executive chairman or president, 150% for senior vice presidents and above and 100% for vice presidents.

¡

The “applicable bonus percentage” is the greater of (i) the highest amount of any annual bonus paid to the executive for either of the last two calendar years prior to (A) the date of termination or (B) the change in control, in each case expressed as a percentage of the executive’s base salary for the applicable year, and (ii) the higher of the executive’s target bonus for the calendar year in which (A) the termination occurs or (B) the change in control occurs, in each case expressed as a percentage of the executive’s base salary for such year.

•

Full payment of all of the applicable COBRA premiums for any health, dental or vision plan sponsored by us for a period of up to (i) 24 months for our CEO, executive chairman or president, (ii) 18 months for executive vice presidents and senior vice presidents, and (iii) 12 months for vice presidents, provided that the executive timely elects continued coverage.

•	Acceleration in full of the vesting and exercisability, as applicable, of outstanding stock options and other equity awards held by the executive.

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Executive Compensation (continued)

The following key terms are defined in the change in control plan:

•

A “change in control” generally means: (i) a person or group acquires ownership of more than 30% of the combined voting power of our outstanding securities (other than directly from our company); (ii) certain compromises or arrangements sanctioned by the Irish courts, certain schemes, contracts or offers that have become binding on all of our shareholders, certain takeover bids, certain offers or reverse takeover transactions, or a reorganization, merger, statutory share exchange, consolidation or similar transaction involving us, after which our shareholders do not own more than 50% of the combined voting power of the surviving entity or its parent in substantially the same proportion as their ownership of our outstanding voting securities immediately before the transaction, or a person or group acquires ownership of more than 30% of the combined voting power of the surviving entity or its parent, or at least a majority of the members of the board of directors of the parent (or the surviving entity, if there is no parent) following such transaction are not incumbent board members (as defined in (v) below) at the time our board of directors approves the transaction; (iii) our shareholders or our board of directors approves a complete dissolution or liquidation of our company, or a complete dissolution or liquidation of our company otherwise occurs (except for a liquidation into a parent company); (iv) a sale, lease, exclusive license or other disposition of all or substantially all of our assets, other than to certain entities; or (v) individuals who were members of our board of directors as of February 10, 2016 (or members of our board of directors approved or recommended by a majority vote of such members still in office), referred to as “incumbent board members,” cease to constitute at least a majority of the board of directors.

•

An “involuntary termination without cause” generally means an executive’s employment is terminated for any reason other than for the following reasons: (i) the executive’s unauthorized use or disclosure of confidential information or trade secrets which causes material harm to us; (ii) the executive’s material breach of any agreement with us (or the executive’s material violation of any statutory duty owed to us) after an opportunity to cure; (iii) the executive’s material failure to comply with our written policies or rules after an opportunity to cure; (iv) the executive’s conviction or plea of guilty or no contest to any crime involving fraud, dishonesty or moral turpitude; (v) the executive’s gross misconduct; (vi) the executive’s continued failure to perform his or her assigned duties after notification; or (vii) the executive’s failure to reasonably cooperate in good faith with any governmental or internal investigation of us or our directors, officers or employees. An “involuntary termination without cause” also includes an executive’s termination of employment due to death or disability.

•

A “constructive termination” generally means an executive resigns employment after any of the following actions are taken or events occur without the executive’s written consent: (i) one or more reductions in the executive’s base salary that results in a total reduction in the executive’s base salary, as in effect immediately prior to the change in control or any higher base salary in effect following the change in control, by more than 10%; (ii) a relocation of the executive’s principal place of employment that increases the executive’s one-way commute by more than 35 miles; (iii) a substantial reduction in the executive’s authority, duties or responsibilities that are in effect immediately prior to the change in control, provided that if the executive holds the same position but the size of the executive’s employing entity or business unit has decreased significantly or our company or the executive’s employing entity ceases to be a publicly-traded corporation, the executive’s authority, duties and responsibilities will be considered to be substantially reduced; (iv) a reduction in the executive’s title; or (v) a substantial increase in executive’s required business travel as compared with the executive’s required business travel prior to the change in control.

We benefit by requiring the executive to execute an effective general waiver and release of claims in order to be eligible to receive benefits under the change in control plan. All other benefits (such as life insurance, disability coverage and 401(k) Plan eligibility) will terminate as of the executive’s termination date.

The change in control plan does not provide for the gross up of any excise taxes imposed by section 4999 of the Code. If any of the severance benefits payable under the change in control plan would constitute a “parachute payment” within the meaning of section 280G of the Code, subject to the excise tax imposed by section 4999 of the Code, the change in control plan provides for a best after-tax analysis with respect to such payments, under which the executive will receive whichever of the following two alternative forms of payment would result in executive’s receipt, on an after-tax basis, of the greater amount of the transaction payment notwithstanding that all or some portion of the transaction payment may be subject to the excise tax: (i) payment in full of the entire amount of the transaction payment, or (ii) payment of only a part of the transaction payment so that the executive receives the largest payment possible without the imposition of the excise tax.

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Executive Compensation (continued)

The executive would not receive benefits under the change in control plan in certain circumstances, including if (i) the executive voluntarily terminates employment with us to accept employment with another entity that is controlled, directly or indirectly, by us or is otherwise affiliated with us; (ii) the executive does not confirm in writing that he or she is subject to agreements with us relating to proprietary and confidential information and our code of conduct; or (iii) the executive does not return all company property. In addition, benefits would be terminated under the change in control plan if the executive willfully breaches his or her agreements with us relating to proprietary and confidential information or our code of conduct.

The structure and amount of benefits provided under the change in control plan are intended to balance our goals of attracting and retaining highly qualified individuals, providing the appropriate incentive for such individuals to perform in the best interests of our shareholders and maintaining responsible pay practices. Our compensation committee periodically reviews market data to gain a general understanding of the change in control benefits offered by our competitors and reviews the benefits offered under the change in control plan against such market data to ensure that the benefits under the change in control plan remain appropriate.

Equity Compensation Plans

The 2011 Plan and 2007 Plan and award agreements thereunder provide for potential vesting acceleration upon an executive’s termination in connection with a change in control and, at the discretion of the board of directors, upon certain change in control events, as further described above under the heading “Description of Compensation Arrangements—Equity Compensation Arrangements.” In addition, under the terms of the 2011 Plan and 2007 Plan and the option award agreements thereunder, the vested portion of stock options granted to the NEOs will generally expire three months after the applicable NEO’s termination of service, subject to extension under limited circumstances such as if the sale of shares during such time was prohibited by our insider trading policy or if exercise would result in violation of securities registration requirements. We refer to the period following the NEO’s termination during which he or she can continue to exercise his or her vested stock options as the post-termination exercise period. However, in termination situations involving the death or disability of an NEO, the post-termination exercise period is generally extended up to 12 months in connection with a termination due to disability and up to 18 months in connection with a termination due to death. As the value of such extended post-termination exercise periods is not quantifiable, such value is not included in the table below.

Potential Payments upon Termination or Change in Control Table

The following table estimates the potential severance payments and benefits under the change in control plan to which the NEOs would have been entitled in connection with specified termination events, calculated as if each NEO’s employment had terminated as of December 31, 2020. In addition, the table sets forth the amounts to which the NEOs would have been entitled under the 2011 Plan and 2007 Plan if, upon a corporate transaction or change in control transaction, the board of directors had exercised its discretion to accelerate the vesting and exercisability of stock options and the vesting of RSU awards, and such event had occurred on December 31, 2020.

There are no other agreements, arrangements or plans that entitle any NEOs to severance, perquisites or other benefits upon termination of employment or a change in control. For purposes of the table below, we have assumed that none of the potential severance benefits payable under the change in control plan would be subject to the excise tax imposed by section 4999 of the Code and therefore would not be reduced in accordance with the terms of the change in control plan.

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Executive Compensation (continued)

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

AS OF DECEMBER 31, 2020

Name	Benefit	Involuntary Termination Without Cause or Constructive Termination in Connection with a Change of Control($)(1)	2011 Plan and 2007 Plan—Certain Corporate Transactions($)(2)

Bruce C. Cozadd	Lump Sum Cash Severance Payment	5,253,000	—

	COBRA Payments	80,106	—

	Vesting Acceleration(3)	28,561,503	28,561,503

	Benefit Total	33,894,609	28,561,503

Daniel N. Swisher, Jr.	Lump Sum Cash Severance Payment	2,829,000	—

	COBRA Payments	80,106	—

	Vesting Acceleration(3)	8,708,769	8,708,769

	Benefit Total	11,617,875	8,708,769

Renée Galá	Lump Sum Cash Severance Payment	1,642,500	—

	COBRA Payments	60,079	—

	Vesting Acceleration(3)	5,047,228	5,047,228

	Benefit Total	6,749,807	5,047,228

Robert Iannone, M.D., M.S.C.E	Lump Sum Cash Severance Payment	1,653,125	—

	COBRA Payments	57,168	—

	Vesting Acceleration(3)	5,210,090	5,210,090

	Benefit Total	6,920,383	5,210,090

Kim Sablich	Lump Sum Cash Severance Payment	1,455,208	—

	COBRA Payments	57,168	—

	Vesting Acceleration(3)	4,367,998	4,367,998

	Benefit Total	5,880,374	4,367,998

(1)

These benefits would be payable under the change in control plan if the involuntary termination without cause or constructive termination occurred upon or within 12 months following a change in control and assuming such termination took place on December 31, 2020. The forms of stock option and RSU agreements under the 2011 Plan and the 2007 Plan provide for the same vesting acceleration benefit as shown here under the change in control plan, and therefore no separate vesting acceleration benefit is listed. Pursuant to the change in control plan, an involuntary termination without cause also includes an individual’s death or disability.

(2)

These benefits would be payable under the 2011 Plan and the 2007 Plan if, upon a corporate transaction event, the board of directors exercised its discretion to accelerate the vesting and exercisability of outstanding stock options and RSU awards, assuming the vesting acceleration took place on December 31, 2020. For a description of the potential vesting acceleration provisions in the 2011 Plan and the 2007 Plan, see “Description of Compensation Arrangements—Equity Compensation Arrangements” above.

(3)

The value of stock option and RSU award vesting acceleration is based on the closing price of $165.05 per ordinary share on December 31, 2020, minus, in the case of stock options, the exercise price of the unvested stock option shares subject to acceleration.

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Executive Compensation (continued)

Pay Ratio Disclosure

Under SEC rules, we are required to calculate and disclose the annual total compensation of our median employee, as well as the ratio of the annual total compensation of our median employee as compared to the annual total compensation of our CEO, or our CEO pay ratio. Consistent with the process adopted for 2019, to identify our median employee for 2020, we used the following methodology:

•	To determine our total population of employees, we included all full-time, part-time, regular and temporary employees as of October 1, 2020.

•

To identify our median employee from our employee population, we calculated the annual target amount of each employee’s 2020 base salary (using a reasonable estimate of the hours worked and no overtime for hourly employees) and bonus or commission, as applicable, and added the estimated value of all equity awards granted during 2020. For purposes of base salaries, bonuses and commissions, we used an estimate based on the rates in effect on October 1, 2020. To estimate the value of stock options, we multiplied the number of shares subject to each stock option by the estimated per share Black-Scholes value based on assumptions disclosed in our 2020 Annual Report on Form 10-K, and to estimate the value of other equity awards, we used the same methodology we use for reporting the value of equity awards granted to our NEOs in our Summary Compensation Table.

•	In making this determination, we annualized the base salaries, bonuses and commissions of employees who were employed by us for less than the entire calendar year.

•	Compensation paid in foreign currencies was converted to U.S. dollars based on the average daily exchange rates for the year to date period ending on October 1, 2020.

Using this approach, we determined our median employee and then calculated the annual total compensation of this employee for 2020 in accordance with the requirements of the Summary Compensation Table.

For 2020, the median of the annual total compensation of our employees (other than our CEO) was $234,935.46 and the annual total compensation of our CEO, as reported in our Summary Compensation Table, was $12,573,300. Based on this information, the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all employees was 54 to 1.

The CEO pay ratio above represents our reasonable estimate calculated in a manner consistent with SEC rules and applicable guidance. SEC rules and guidance provide significant flexibility in how companies identify the median employee, and each company may use a different methodology and make different assumptions particular to that company. As a result, and as explained by the SEC when it adopted these rules, in considering the pay ratio disclosure, shareholders should keep in mind that the rule was not designed to facilitate comparisons of pay ratios among different companies, even companies within the same industry, but rather to allow shareholders to better understand and assess each particular company’s compensation practices and pay ratio disclosures.

Neither the compensation committee nor our management used our CEO pay ratio measure in making compensation decisions.

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DIRECTOR COMPENSATION

Non-Employee Director Compensation Policy

Overview of Director Compensation. Our non-employee directors receive cash compensation and equity compensation for their service on the board of directors. The compensation committee reviews the compensation of our non-employee directors periodically and recommends changes to the board of directors when it deems appropriate. To assist with the compensation committee’s and the board of directors’ review, the compensation committee’s external compensation consultant prepares a comprehensive annual assessment of our non-employee director compensation program. The assessment includes benchmarking director compensation against the same 2020 peer group used for executive compensation decision-making, an update in recent trends in director compensation and a review of related corporate governance best practices. We target compensation for service on our board of directors and committees generally at the 50th percentile for board service at companies in our peer group of companies.

Non-Employee Director Compensation Policy. Our non-employee director compensation policy, or director compensation policy, was originally approved by our board of directors in May 2013 and has been amended as follows: in August 2013 to, among other things, provide for cash retainers for the chairperson and members of the transaction committee; in May 2014 to provide for compensation to our Lead Independent Director and revise the number of initial and continuing equity grants; in October 2014 to provide for a tax equalization payment on any Irish tax that may be paid on company reimbursement of reasonable travel, lodging and meal expenses related to service on the board of directors; in April 2015 to revise the number of initial and continuing equity grants; in May 2016 to increase the annual retainer for service as a member of our board of directors, increase the annual retainer for service as our Lead Independent Director and revise the number of initial and continuing RSU awards; in May 2018 to replace the fixed number of initial and continuing option and RSU awards with a specified grant date dollar value; in July 2020 to revise the vesting schedule for continuing option grants and provide an annual limit on compensation payable to a director; and in April 2021 to eliminate stock options from the equity awards granted to our non-employee directors and reduce the size of initial grants made to new directors. The automatic initial and continuing equity awards are granted under the Amended and Restated 2007 Non-Employee Directors Stock Award Plan, or 2007 Directors Plan.

Limit on Director Compensation. In any case, the aggregate value of all compensation granted or paid, as applicable, to any non-employee director with respect to any period commencing on the date of the annual general meeting of our shareholders for a particular year and ending on the day immediately prior to the date of the annual general meeting of our shareholders for the subsequent year, including equity awards granted and cash fees paid by us to the non-employee director, will not exceed (i) $750,000 in total value or (ii) in the event such non-employee director is first appointed or elected to the board of directors during that same period, $1,350,000 in total value.

Cash Compensation. Pursuant to our director compensation policy, each non-employee director was entitled to receive the following cash compensation for board services, as applicable, for 2020:

•	a $60,000 annual retainer for service as a member of our board of directors (paid quarterly);

•	a supplemental $50,000 annual retainer for service as the Lead Independent Director (paid quarterly);

•

a supplemental annual retainer for the chairs of the following board committees in the following amounts: $25,000 for the chairperson of the audit committee, $22,500 for the chairperson of the compensation committee, $20,000 for the chairperson of the nominating and corporate governance committee and $22,500 for the chairperson of the transaction committee (each paid quarterly); and

•

a supplemental annual retainer for each member of the following board committees other than the chairs, in the following amounts: $15,000 for service as a member of the audit committee, $12,500 for service as a member of the compensation committee, $10,000 for service as a member of the nominating and corporate governance committee and $12,500 for service as a member of the transaction committee (each paid quarterly).

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Director Compensation (continued)

Equity Compensation—Initial Grants. Under the director compensation policy in effect during 2020, each individual who first became a non-employee director was automatically granted the following, with an aggregate grant date value of approximately $600,000: (a) an initial option to purchase ordinary shares that vests with respect to one-third of the shares on the first anniversary of the date of such individual’s election or appointment to the board of directors, and, with respect to the balance, in a series of 24 successive equal monthly installments thereafter and (b) an initial RSU award that vests in equal annual installments over three years from the date of such individual’s election or appointment to the board of directors, subject in each case to the non-employee director’s continuous service through such dates. If a non-employee director does not stand for reelection at an annual general meeting of our shareholders in the year in which his or her term expires or otherwise resigns effective at an annual general meeting of our shareholders and, in either case, the non-employee director’s continuous service terminates at such meeting, then effective as of the date of such meeting, any unvested portion of the initial option award will become vested and exercisable, and any unvested portion of the initial RSU award will become vested, in each case with respect to the portion of the award that would have vested through the anniversary of the award’s vesting commencement date in the year of that meeting. In April 2021, our board of directors approved eliminating the initial option and initial RSU award described above, and instead, approved each new non-employee director receiving an automatic annual grant in the form of an RSU having a value of $400,000, prorated based on the number of months from the date of appointment until the next annual general meeting of shareholders.

Equity Compensation—Continuing Grants. Under the director compensation policy in effect during 2020, each continuing non-employee director was automatically granted the following continuing grants in connection with each annual general meeting, with an aggregate grant date value of approximately $400,000: (a) a continuing option to purchase ordinary shares that vests in full on the first anniversary of the annual general meeting of our shareholders in the year the option is granted and (b) a continuing RSU award that vests in full on the first anniversary of the annual general meeting of our shareholders in the year the RSU award is granted, subject in each case to the non-employee director’s continuous service through such dates. If a director is elected or appointed as a director for the first time other than at an annual general meeting, in order to receive automatic continuing grants, the director must have first joined the board of directors at least four calendar months before the date of the applicable annual general meeting. If a director is elected or appointed as a director for the first time at an annual general meeting, the director will not receive automatic continuing grants for such meeting.

Equity Compensation—Grant Date. The grant date of these equity awards is the second trading day following the filing date of our next quarterly or annual report filed under the Exchange Act that occurs after the date the director first joined our board of directors (with respect to the automatic initial option and RSU awards) or the date of our annual general meeting (with respect to the automatic continuing option and RSU awards). The other terms and conditions applicable to equity awards made to our non-employee directors are included below under the heading “Equity Compensation Plans.”

Equity Compensation—Methodology to Determine Size of Grant. For 2020, the board of directors intended to deliver approximately 50% of the potential value of each director’s equity compensation in the form of a stock option grant and 50% of the potential value in the form of an RSU grant. To allocate such value and determine the share amounts underlying each grant, we first determined a number of “stock option equivalents” by multiplying our average closing share price for the 90 calendar days preceding and including the grant date by the percentage obtained by dividing the value of a stock option using the Black-Scholes option pricing model by the 90-day average share price. The stock option equivalents were then divided by two to determine the number of shares subject to each stock option. The number of shares subject to each stock option was further divided by 2.5 to determine the number of shares subject to each RSU. This methodology was intended to mitigate dilution by reflecting the greater value of receiving shares at full value without the payment of an exercise price. A 90-day average share price was used, rather than a single day share price, in order to provide a more stabilized share value less susceptible to possible swings in the market. This process can result in the actual reported grant date value of an award being higher or lower than the intended value approved by the board of directors. Starting in April 2021, the actual share amounts underlying each RSU granted will be determined by dividing the intended grant date value by the company’s 30-day average share price.

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Director Compensation (continued)

Equity Compensation—Additional Vesting Terms. If a non-employee director does not stand for reelection at an annual general meeting of our shareholders in the year in which his or her term expires or otherwise resigns effective at an annual general meeting of our shareholders and, in either case, the non-employee director’s continuous service terminates at such meeting, then effective as of the date of such meeting, any unvested portion of the continuing option award will become vested and exercisable in full and any unvested portion of a continuing RSU award will become vested in full.

Travel and Other Reasonable Expenses. In addition, our non-employee directors are reimbursed for travel and other reasonable expenses incurred in attending board or committee meetings, as are our employees who serve as directors. If any reimbursement payment is subject to tax imposed by the Irish Revenue Commissioners, each non-employee director is also entitled to a tax equalization payment in order to allow them to retain the full reimbursement payment. There were no such tax equalization payments made to any of our non-employer director with respect to any reimbursement payments in 2020.

Directors Continuing Education

In furtherance of our ongoing commitment to the continuing education of our directors, our nominating and corporate governance committee adopted a policy for the reimbursement of director continuing education in February 2013, as amended in February 2014. Under this policy, we will pay or reimburse each director for enrollment fees and reasonable expenses incurred in connection with attending and participating each year in one director continuing education program and in one healthcare industry continuing education program, each sponsored by an outside provider.

Directors Deferred Compensation Plan

In May 2007, the Jazz Pharmaceuticals, Inc. board of directors adopted the Directors Deferred Compensation Plan, which was amended and restated in August 2010. The Directors Deferred Compensation Plan, as amended and restated, is referred to in this proxy statement as the Directors Deferred Plan. We continued and assumed the Directors Deferred Plan in connection with the Azur Merger. The Directors Deferred Plan allowed each non-employee director to elect to defer receipt of all or a portion of his or her annual retainer fees to a future date or dates. Amounts deferred under the Directors Deferred Plan were credited as our ordinary shares to a phantom stock account, and the number of shares credited was based on the amount of the retainer fees deferred divided by the market value of our ordinary shares on the first trading day of the first open window period following the date the retainer fees were deemed earned. On the tenth business day following the day of separation from the board of directors or the occurrence of a change in control, or as soon thereafter as practical once the non-employee director has provided the necessary information for electronic deposit of the deferred shares, each non-employee director was entitled to receive (or to commence receiving, depending upon whether the director had elected to receive distributions from his or her phantom stock account in a lump sum or in installments over time) a distribution from his or her phantom stock account in our ordinary shares.

Since the closing of the Azur Merger we had not permitted our non-employee directors to defer any annual retainer fees under the Directors Deferred Plan. On October 31, 2019, our board of directors approved the termination of the Directors Deferred Plan, and all outstanding phantom stock was distributed to each applicable non-employee director in November 2020.

Ownership Guidelines for Directors

We maintain share ownership guidelines for our non-employee directors, originally adopted in February 2013 and amended in May 2018. Under the guidelines, giving effect to an amendment in May 2018, each non-employee director is expected to own a number of the company’s ordinary shares with a value equal to five times his or her annual cash retainer (increased from three times the annual cash retainer prior to May 2018). The guidelines provide that the individuals subject to the guidelines are expected to establish the minimum ownership levels within five years of first becoming subject to the guidelines (and, with respect to the amended guidelines in May 2018, by the last day of 2021 for individuals subject to the guidelines as of January 1, 2018). As of March 31, 2021, each non-employee director was in compliance with his or her share ownership requirement under the

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Director Compensation (continued)

applicable guidelines, except for Ms. O’Riordan who joined our board of directors in February 2019 and, accordingly, has five years from her appointment, or until 2024, to comply with the guidelines, and Ms. Cook and Dr. Smith who joined our board of directors in December 2020 and, accordingly, have five years from their appointment, or until 2025, to comply with the guidelines.

Equity Compensation Plans

The 2007 Directors Plan, which was initially adopted by the Jazz Pharmaceuticals, Inc. board of directors and approved by the Jazz Pharmaceuticals, Inc. stockholders in connection with its initial public offering, was continued and assumed by us upon the consummation of the Azur Merger. The automatic initial and continuing stock awards under our director compensation policy described above are granted under the 2007 Directors Plan.

With respect to options granted under the 2007 Directors Plan and 2007 Plan, if a non-employee director’s service relationship with us or any of our affiliates, whether as a non-employee director or subsequently as our employee, director or consultant or that of any of our affiliates, ceases for any reason other than disability or death, or, with respect to options granted under the 2007 Directors Plan only, after any 12-month period following a change in control, the optionee may exercise any vested options for a period of three months following the cessation of service. If such optionee’s service relationship with us, or any of our affiliates, ceases due to disability or death (or an optionee dies within a certain period following cessation of service), the optionee or a beneficiary may exercise the option for a period of 12 months in the event of disability, and 18 months in the event of death. With respect to options granted under the 2007 Directors Plan, if such optionee’s service terminates within 12 months following a specified change in control transaction, the optionee may exercise any vested portion of the option for a period of 12 months following the effective date of such a transaction. The option term may be extended in the event that exercise of the option following termination of service is prohibited by applicable securities laws. In no event, however, may an option be exercised beyond the expiration of its term.

With respect to RSU awards granted under the 2007 Directors Plan and 2007 Plan, if a non-employee director’s service relationship with us or any of our affiliates, whether as a non-employee director or subsequently as our employee, director or consultant or that of any of our affiliates, ceases for any reason, any RSU awards that were unvested as of the date of such termination will be forfeited.

In the event of certain significant corporate transactions (which generally have a meaning similar to “corporate transaction” under the 2011 Plan), all outstanding awards under the 2007 Directors Plan may be assumed, continued or substituted for by any surviving or acquiring entity (or its parent company). If the surviving or acquiring entity (or its parent company) elects not to assume, continue or substitute for such awards, then (a) with respect to any such awards that are held by participants then performing services for us or our affiliates, the vesting and exercisability of such awards will be accelerated in full and such awards will be terminated if not exercised (if applicable) prior to the effective date of the corporate transaction and (b) all other outstanding awards will terminate if not exercised prior to the effective date of the corporate transaction. The board of directors may also provide that the holder of an outstanding award not assumed in the corporate transaction will surrender such award in exchange for a payment equal to the excess of (i) the value of the property that the holder would have received upon exercise of the award, over (ii) the exercise price otherwise payable in connection with the exercise. In addition, the vesting and exercisability of awards under the 2007 Directors Plan held by non-employee directors who are either required to resign their position as a condition of a specified change in control transaction (which generally has a similar meaning as a “change in control” under the 2011 Plan) or are removed from their position in connection with such a change in control will be accelerated in full.

The treatment of outstanding options and RSU awards under the 2007 Plan in the event of certain significant corporate transactions or a specified change in control transaction is described above under the heading “Executive Compensation—Description of Compensation Arrangements—Equity Compensation Arrangements—2007 Equity Incentive Plan.”

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Director Compensation (continued)

2020 Equity Grants

In accordance with our non-employee director compensation policy described above, we made automatic continuing grants to each of our non-employee directors, except Ms. Cook and Dr. Smith, as a result of their continuing on the board of directors through our annual general meeting in July 2020, which continuing grants were comprised of an option to purchase 6,765 ordinary shares and an RSU award covering 2,705 ordinary shares. All options and RSUs granted to non-employee directors during 2020 were granted under the 2007 Directors Plan.

Director Compensation Table

The following table sets forth certain information with respect to the compensation of all of our non-employee directors for the fiscal year ended December 31, 2020.

Mr. Cozadd, our Chairman and CEO, is not listed in the following table because he is our employee. Mr. Cozadd’s compensation is described under “Executive Compensation.” Mr. Cozadd received no additional compensation for serving on our board of directors in 2020.

DIRECTOR COMPENSATION FOR FISCAL 2020

Name	Fees Earned Or Paid in Cash ($)(1)	Stock Awards ($)(2)(4)	Option Awards ($)(3)(4)	All Other Compensation ($)	Total ($)

Paul L. Berns(5)	72,500	343,724	260,450	—	676,675

Jennifer Cook(6)	5,000	—	—	—	5,000

Patrick G. Enright	87,500	343,724	260,450	—	691,675

Peter Gray	97,500	343,724	260,450	—	701,675

Heather Ann McSharry	107,500	343,724	260,450	—	711,675

Seamus Mulligan	82,500	343,724	260,450	—	686,675

Kenneth W. O’Keefe	75,000	343,724	260,450	—	679,175

Anne O’Riordan	75,000	343,724	260,450	—	679,175

Norbert G. Riedel, Ph.D.	95,000	343,724	260,450	—	699,175

Elmar Schnee(7)	82,500	343,724	260,450	—	686,675

Mark D. Smith, M.D.(6)	5,000	—	—	—	5,000

Catherine A. Sohn, Pharm.D.	82,500	343,724	260,450	—	686,675

Rick E Winningham	120,000	343,724	260,450	—	724,175

Note: Amounts may not total due to rounding.

(1)

The dollar amounts in this column represent each non-employee director’s actual annual cash retainer earned for board services in 2020, which is equal to the aggregate of his or her annual retainer of $60,000 plus his or her annual retainers for service on one or more board committees, and for Mr. Winningham, for service as Lead Independent Director. Each non-employee director’s total fees were earned and payable in four quarterly installments subject to the non-employee director’s continuous service at the end of each quarter. Fees paid to each of Mses. McSharry and O’Riordan and Messrs. Gray, Mulligan and Schnee were paid in Euro. The conversion to U.S. dollars was calculated based on the average exchange rate for each quarter as reported by the OANDA Corporation.

(2)

The dollar amounts in this column reflect the aggregate grant date fair value of RSU awards computed in accordance with ASC 718. The grant date fair value of each RSU award is measured based on the closing price of our ordinary shares on the date of grant. These amounts do not necessarily correspond to the actual value recognized or that may be recognized by the non-employee directors.

(3)

The aggregate number of shares subject to outstanding stock options and RSU awards held by the non-employee directors listed in the table above as of December 31, 2020 was as follows: 37,850 shares subject to outstanding stock options and 2,705 shares subject to outstanding RSUs for each of Messrs. Berns and Mulligan; 15,305 shares subject to outstanding stock options and 2,705 shares subject to outstanding RSUs for Mr. Enright; 28,850 shares subject to outstanding stock options and 2,705 shares subject to outstanding RSUs for each of Dr. Sohn and Mr. Winningham; 33,350 shares subject to outstanding stock options and 2,705 shares subject to outstanding RSUs for Mr. O’Keefe; 36,850 shares subject to outstanding stock options and 2,705 shares subject to outstanding RSUs for each of

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Director Compensation (continued)

Ms. McSharry, Mr. Gray and Dr. Riedel; 30,550 shares subject to outstanding stock options and 2,705 shares subject to outstanding RSUs for Mr. Schnee; and 18,670 shares subject to outstanding stock options and 4,598 shares subject to outstanding RSUs for Ms. O’Riordan. There were no shares subject to outstanding stock options or shares subject to outstanding RSUs for Ms. Cook and Dr. Smith as of December 31, 2020.

(4)

The dollar amounts in this column represent the aggregate grant date fair value of each stock option award granted to our non-employee directors in 2020. These amounts have been calculated in accordance with ASC 718, using the Black-Scholes option-pricing model and excluding the effect of estimated forfeitures. Assumptions used in the calculation of these amounts are included in the notes to our audited consolidated financial statements included in the company’s 2020 Annual Report on Form 10-K. These amounts do not necessarily correspond to the actual value recognized or that may be recognized by the non-employee directors.

(5)	Mr. Berns notified our board of directors of his intention to resign as a director, and his resignation will be effective as of or prior to the annual meeting.

(6)	Ms. Cook and Dr. Smith joined our board of directors effective December 1, 2020.

(7)	Mr. Schnee is not standing for re-election to our board of directors and his term of office will expire at the annual meeting.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Policy and Procedures for Review of Related Party Transactions

We have adopted a Related Party Transaction Policy that sets forth our procedures for the identification, review, consideration and approval or ratification of “related-person transactions.” For purposes of our policy, a “related-person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we are, were or will be a participant, and the amount involved exceeds $120,000, and any “related person” had, has or will have a direct or indirect material interest (other than solely as a result of being a director or a beneficial owner of less than 10% of any class of a company’s voting securities). Transactions involving compensation for services provided to us as an employee or director are not covered by this policy. A “related person” is any executive officer, director or beneficial owner of more than 5% of any class of our voting securities, including any of their immediate family members and any entity owned or controlled by such persons.

Under the policy, if a transaction has been identified as a related-person transaction (including any transaction that was not a related-person transaction when originally consummated or any transaction that was not initially identified as a related-person transaction prior to consummation), our management must present information regarding the related-person transaction to our audit committee (or, if audit committee approval would be inappropriate, to another independent body of our board of directors) for review, consideration and approval or ratification. The presentation must include a description of, among other things, the material facts, the interests, direct and indirect, of the related person(s), the benefits to us of the transaction and whether the transaction is on terms that are comparable to the terms available to or from, as the case may be, an unrelated third party or to or from employees generally. Under the policy, we will, on an annual basis, collect information that our Chief Legal Officer, or CLO, deems reasonably necessary from each director, executive officer and (to the extent feasible) significant shareholder to enable us to identify any existing or potential related-person transactions and to effectuate the terms of the policy. In addition, under our code of conduct, our employees and directors have an affirmative responsibility to disclose any transaction or relationship that reasonably could be expected to give rise to a conflict of interest to our CLO, or, if the employee is an executive officer, to our board of directors. In considering related-person transactions, our audit committee (or other independent body of our board of directors) will take into account the relevant available facts and circumstances including, but not limited to, the risks, costs and benefits to us, the terms of the transaction, the availability of other sources for comparable services or products and, if applicable, the impact on a director’s independence in the event that the related person is a director, immediate family member of a director or an entity with which a director is affiliated.

The policy requires that, in determining whether to approve, ratify or reject a related-person transaction, our audit committee (or other independent body of our board of directors) must consider, in light of known circumstances, whether the transaction is in, or is not inconsistent with, our best interests and those of our shareholders, as our audit committee (or other independent body of our board of directors) determines in the good faith exercise of its discretion.

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Certain Relationships and Related Party Transactions (continued)

Transactions with Related Persons; Indemnification

Transactions with Related Persons. Since January 1, 2020, we have not engaged in any transactions, nor are any such transactions currently proposed, in which we were a participant and the amount involved exceeded $120,000, and in which any related person had or will have a direct or indirect material interest.

Indemnification. We have entered into indemnification agreements with our directors, executive officers and certain other of our officers and employees. These indemnification agreements require us, under the circumstances and to the extent provided for therein, to indemnify such persons to the fullest extent permitted by applicable law against certain expenses and other amounts incurred by any such person as a result of such person being made a party to certain actions, suits, proceedings and other actions by reason of the fact that such person is or was a director, officer, employee, consultant, agent or fiduciary of our company or any of our subsidiaries or other affiliated enterprises. The rights of each person who is a party to an indemnification agreement are in addition to any other rights such person may have under our Amended and Restated Memorandum and Articles of Association, the Irish Companies Act 2014, any other agreement, a vote of the shareholders of our company, a resolution of directors of our company or otherwise. We believe that these agreements are necessary to attract and retain qualified persons as our officers and directors. We also maintain directors’ and officers’ liability insurance.

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PROPOSAL 1

ELECTION OF DIRECTORS

Our board of directors is divided into three classes, designated Class I, Class II and Class III. The term of the Class I directors will expire on the date of this annual meeting of shareholders; the term of the Class II directors will expire on the date of the 2022 annual meeting of shareholders; and the term of the Class III directors will expire on the date of the 2023 annual meeting of shareholders. At each annual meeting of shareholders, successors to the directors whose term expires at that annual meeting are put forward for election for a three-year term.

The board of directors currently has 14 members and there are no vacancies. There are currently five directors in Class I, the class whose term of office expires at this annual meeting, four of whom are standing for election at the annual meeting: Peter Gray, Kenneth W. O’Keefe, Mark D. Smith, M.D. and Catherine A. Sohn, Pharm.D. The fifth Class I director, Elmar Schnee, is not standing for re-election to our board of directors and his term of office will expire at the annual meeting. All four Class I director nominees were nominated for election by the board of directors upon the recommendation of our nominating and corporate governance committee. Each of Mr. Gray, Ms. O’Keefe and Dr. Sohn were previously elected to our board of directors by our shareholders. In 2020, we underwent a board refreshment program and candidate search for new directors. As part of that search process, the nominating and corporate governance committee asked the search firm it engaged to provide, and then considered, a set of candidates that included both underrepresented people of color and different genders. Dr. Smith, who was identified by that search firm, joined the board of directors in December 2020 after being considered and recommended by the nominating and corporate governance committee. In addition, Paul L. Berns, currently a Class II director, notified our board of directors of his intention to resign as a director, and his resignation will be effective as of or prior to the annual meeting. Accordingly, following the annual meeting, there will be 12 directors in office.

In order to be elected as a director at the annual meeting to hold office until the 2024 annual meeting of shareholders, each nominee must be appointed by an ordinary resolution, meaning each must individually receive the affirmative vote of a majority of the votes cast by the holders of ordinary shares represented in person or by proxy at the annual meeting (including any adjournment thereof). Under our articles, if, at any annual meeting of shareholders, the number of directors is reduced below the minimum prescribed by the board of directors pursuant to our articles due to the failure of any director nominee to receive the affirmative vote of a majority of the votes cast, then in those circumstances, the nominee or nominees who receive the highest number of votes in favor of election will be elected in order to maintain such prescribed minimum number of directors. Each such director would remain a director (subject to the provisions of the 2014 Act and our articles) only until the conclusion of the next annual meeting of shareholders unless he or she is re-elected at such time.

If any nominee becomes unavailable for election as a result of an unexpected occurrence, the proxy holders will vote your proxy for the election of any substitute nominee as may be proposed by the nominating and corporate governance committee. Each nominee has consented to being named as a nominee in this proxy statement and has agreed to serve if elected, and we have no reason to believe that any nominee will be unable to serve. If elected at the annual meeting by the affirmative vote of a majority of the votes cast on his election, each nominee would serve as a director until the 2024 annual meeting of shareholders and until his successor has been elected and qualified, or, if sooner, until his death, resignation, retirement, disqualification or removal. It is our policy to invite directors and nominees for director to attend annual meetings of shareholders. Due to the COVID-19 pandemic, including related travel restrictions, none of our directors attended our 2020 annual meeting of shareholders; however, all of the directors then in office participated in the meeting by video conference.

Vacancies on the board of directors, including a vacancy that results from an increase in the authorized number of directors, may be filled only by the affirmative vote of a majority of the directors then in office, provided that a quorum is present at the relevant board meeting. A director elected by the board of directors to fill a vacancy in a class will serve for the remainder of the full term of that class and until the director’s successor is elected and qualified, or, if sooner, until his or her death, resignation, retirement, disqualification or removal. Under our articles, if the number of directors is increased, directors are apportioned among the classes to maintain the number of directors in each class as nearly equal as possible, or as the Chairman of our board may otherwise direct.

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Proposal 1 (continued)

The following includes a brief biography of each nominee for director and each of our other directors whose terms of office will continue following the annual meeting, including their respective ages, as of June 1, 2021. Each biography includes information regarding the specific experience, qualifications, attributes or skills that led the nominating and corporate governance committee and the board of directors to determine that the applicable nominee or other current director should serve as a member of the board of directors. We evaluate diversity considerations as well as the experience and expertise of our board as a whole to ensure alignment between the abilities and contributions of our board and our strategic priorities and long-range plan, emphasizing, among other things, expertise in global and U.S. sales and marketing, in product development, in financial management and in corporate development transactions.

Class I Director Nominees for Election for a Three-Year Term Expiring at the 2024 Annual Meeting

Peter Gray Chairman, Teckro, Inc. and Director, Abzena

Director since 2013

Age 66

Key Qualifications and Expertise:

Given his experience as Chief Executive Officer and Chief Financial Officer of ICON plc, Mr. Gray brings to our board of directors and audit committee over 30 years of experience in financial and operational management within the pharmaceutical industry.

Committee Assignments:

•  Audit Committee (Chair)

Other Current Public Boards:

•  None

Peter Gray has served as a member of our board of directors since May 2013 and was appointed as chairperson of our audit committee in April 2014. He is Chairman of two privately-held companies providing outsourced services to the biopharma industry, Chairman of a privately-held large molecule development company, and chairs a non-profit educational establishment. He served as Chairman of the board of directors of UDG Healthcare plc, an international provider of healthcare services, from February 2012 to September 2020. In September 2011, Mr. Gray retired from his position as Chief Executive Officer of ICON plc, a global provider of outsourced development services to the pharmaceutical, biotechnology and medical device industries, which he held since November 2002. At ICON plc, Mr. Gray previously served as Group Chief Operating Officer from June 2001 to November 2002 and Chief Financial Officer from June 1997 to June 2001. From November 1983 to November 1989, Mr. Gray served as senior financial officer at Elan Corporation plc, a pharmaceutical company. Mr. Gray holds a degree in law from Trinity College Dublin and qualified as a chartered accountant in 1981.

Kenneth W. O’Keefe Managing Director of Beecken Petty O’Keefe & Company

Director since 2004*

Age 54

Key Qualifications and Expertise:

As a member of Beecken Petty O’Keefe & Company, Mr. O’Keefe brings to our board of directors significant expertise in accounting and financial matters and in analyzing and evaluating financial statements, as well as substantial experience managing private equity investments. He serves or has served on the audit committee of several companies in the healthcare industry. As the former chairperson and current member of our audit committee, Mr. O’Keefe brings to our board of directors detailed knowledge of our financial position and financial statements.

Committee Assignments:

•  Audit Committee

Other Current Public Boards:

•  None

*Includes service on the board of directors of Jazz Pharmaceuticals, Inc., our predecessor.

Kenneth W. O’Keefe has served as a member of our board of directors since the closing of the Azur Merger in January 2012 and was a director of Jazz Pharmaceuticals, Inc. from 2004 until the closing of the Azur Merger. Since January 2018, he has been Managing Director of Beecken Petty O’Keefe & Company, a private equity firm, which he co-founded. From November 2015 to January 2018, he was Chief Executive Officer, from January 2011 to November 2015, he was Managing Partner, and from 1997 to January 2011, he was Managing Director, of Beecken Petty O’Keefe & Company. He serves on the boards of several privately-held healthcare companies. He received a B.A. from Northwestern University and an M.B.A. from the University of Chicago.

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Proposal 1 (continued)

Mark D. Smith, M.D. Professor, University of California, San Francisco and Director, Teladoc Health, Inc. and Phreesia, Inc.

Director since 2020

Age 69

Key Qualifications and Expertise:

Dr. Smith brings to our board of directors an impressive background that marries the worlds of active medical practice and business development. A practicing physician and professor, Dr. Smith also has experience working for a variety of health focused companies both public and private. Additionally, Dr. Smith allocates part of his time for nonprofit organizations and a health policy foundation.

Committee Assignments:

•  Nominating & Corporate Governance Committee since April 2021

Other Current Public Company Boards:

•  Teladoc Health, Inc.

•  Phreesia, Inc.

Mark D. Smith, M.D. has served as a member of our board of directors since December 2020. Dr. Smith is a practicing physician and professor of clinical medicine at the University of California at San Francisco, where he has served since 1994. He also serves as a non-executive director on the boards of directors of two other publicly-held companies, Teladoc Health, Inc., a telemedicine and virtual healthcare company, and Phreesia, Inc., a healthcare software company. Dr. Smith also serves on the boards of directors of the Commonwealth Fund, a private health policy foundation, and the Institute for Health Care Improvement, an independent nonprofit organization. From 1996 to 2013, Dr. Smith was the founding President and Chief Executive Officer of the California HealthCare Foundation, an independent nonprofit philanthropy organization. From 1991 to 1996, he served as Executive Vice President at the Henry J. Kaiser Family Foundation. Dr. Smith received a B.A. from Harvard College, an M.D. from the University of North Carolina at Chapel Hill and an M.B.A. from The Wharton School at the University of Pennsylvania.

Catherine A. Sohn, Pharm.D. Chairperson, BioEclipse Therapeutics Inc., and Director, Axcella Health Inc., Landec Corporation and Rubius Therapeutics

Director since 2012

Age 68

Key Qualifications and Expertise:

Dr. Sohn brings to our board of directors three decades of product development, strategy, commercial launch and business development transaction experience in the pharmaceutical industry and a global perspective that is directly relevant to our company.

Committee Assignments:

•  Compensation Committee

•  Nominating & Corporate Governance Committee

Other Current Public Company Boards:

•  Axcella Health Inc.

•  Landec Corporation

•  Rubius Therapeutics

Catherine A. Sohn, Pharm.D. has served as a member of our board of directors since July 2012. Dr. Sohn is an independent director on the boards of directors of three other public companies: Axcella Health Inc., a biotechnology company, Landec Corporation, a life sciences company, and Rubius Therapeutics, a biotechnology company. She also serves as Chairperson of the board of BioEclipse Therapeutics, Inc., a privately-held clinical-stage biopharmaceutical company. From January 2014 to May 2017, Dr. Sohn served as an independent director on the board of directors of Neuralstem, Inc., a publicly-traded life sciences company. From 1998 to 2010, she was Senior Vice President, Worldwide Business Development and Strategic Alliances at GlaxoSmithKline Consumer Healthcare responsible for leading numerous US, regional and global partnering deals, and acquisitions. From 1994 to 1998, she was Vice President, Worldwide Strategic Product Development at SmithKline Beecham Pharmaceuticals plc in the pharmaceutical division. From 1982 to 1994, she held a series of positions in Medical Affairs, Pharmaceutical Business Development and U.S. Product Marketing at SmithKline Beecham Pharmaceuticals plc and its predecessor, Smith, Kline & French. Dr. Sohn holds the position of Adjunct Professor at the University of California, San Francisco. She received a Doctor of Pharmacy from the University of California, San Francisco, School of Pharmacy and a Certificate of Professional Development from the Wharton School at the University of Pennsylvania. Dr. Sohn was named Woman of the Year by the Healthcare Businesswomen’s Association (2003), Distinguished Alumnus of the Year by the University of California, San Francisco (2000), the Frank Barnes Mentoring Award from the Licensing Executive Society, and is a National Association of Corporate Directors Board Leadership Fellow.

The board of directors recommends a vote “FOR” each nominee named above.

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Proposal 1 (continued)

Class II Directors Continuing in Office Until the 2022 Annual General Meeting

Jennifer E. Cook Director, BridgeBio Pharma, Inc. and Denali Therapeutics, Inc.

Director since 2020

Age 55

Key Qualifications and Expertise:

Ms. Cook brings to our board over 30 years of biopharmaceutical experience with significant C-suite, global product development and commercialization expertise, with a focus on transformative growth.

Committee Assignments:

•  Compensation Committee since April 2021

Other Current Public Company Boards:

•  BridgeBio Pharma, Inc.

•  Denali Therapeutics Inc.

Jennifer E. Cook has served as a member of our board of directors since December 2020. Ms. Cook serves as a non-executive director on the boards of directors of two other publicly-held biotechnology companies, Denali Therapeutics Inc. and BridgeBio Pharma, Inc. She also serves on the board of directors of two privately-held biotechnology companies, Ambys Medicines, Inc. and Gyroscope Therapeutics Limited. From January 2018 to June 2019, Ms. Cook was the Chief Executive Officer at GRAIL, Inc., a privately-held early cancer detection diagnostic company. Prior to that, Ms. Cook worked at Roche Pharmaceuticals/Genentech for 25 years, where she held a number of senior management positions covering the full lifecycle of product development and commercialization. From 2010 to 2013, she oversaw Genentech’s U.S. Immunology and Ophthalmology Business Unit, and from 2013 to 2016, she led Roche’s European commercial business. She also served as Roche’s Global Head of Clinical Operations throughout 2017. In 2016, Ms. Cook was recognized as Woman of the Year by the Healthcare Businesswoman’s Association. Ms. Cook received a B.A. in Human Biology and a M.S. in Biology from Stanford University and an M.B.A. from the Haas School of Business at University of California, Berkeley.

Patrick G. Enright Managing Director, Longitude Capital

Director since 2009*

Age 59

Key Qualifications and Expertise:

Based on his experience as a venture capital investor focused on life sciences companies and his past work in the pharmaceutical industry, Mr. Enright brings to our board of directors over 30 years of operating experience and financial expertise in the life sciences industry.

Committee Assignments:

•  Audit Committee

•  Compensation Committee

Other Current Public Company Boards:

•  Aptinyx Inc.

*Includes service on the board of directors of Jazz Pharmaceuticals, Inc., our predecessor.

Patrick G. Enright has served as a member of our board of directors since the closing of the Azur Merger in January 2012 and was a director of Jazz Pharmaceuticals, Inc. from 2009 until the closing of the Azur Merger. Since 2006, Mr. Enright has served as Managing Director of Longitude Capital, a venture capital firm, of which he is a founder. Prior to Longitude Capital, Mr. Enright was a Managing Director of Pequot Ventures where he co-led the life sciences investment practice. Prior to Pequot, he was a Managing Member of the Delta Opportunity Fund at Diaz & Altschul Capital Management. Mr. Enright began his investment career at PaineWebber Development Corporation. Mr. Enright also has significant life sciences operations experience including senior executive positions at Valentis, Boehringer Mannheim (acquired by Roche) and Sandoz (now known as Novartis). Mr. Enright currently serves as the Chairman of the board of Aptinyx Inc., a clinical-stage biopharmaceutical company, as well as a board member of several private company boards. Selected prior public company board memberships include Aimmune Therapeutics, Inc (acquired by Nestlé Health Science in October 2020), Codexis, Inc., Corcept Therapeutics, Inc., Esperion Therapeutics, Inc., Horizon Pharma plc (currently Horizon Therapeutics plc) and Threshold Pharmaceuticals, Inc. Mr. Enright received a B.S. in Biological Sciences from Stanford University and an M.B.A. from the Wharton School of the University of Pennsylvania.

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Proposal 1 (continued)

Seamus Mulligan Director, Jazz Pharmaceuticals plc

Director since 2012

Age 60

Key Qualifications and Expertise:

As a founder of Azur Pharma and a pharmaceutical industry executive, Mr. Mulligan brings to our board of directors an expertise in business development and over 35 years of experience in the pharmaceutical industry.

Committee Assignments:

•  None*

Other Current Public Company Boards:

•  None

* While Mr. Mulligan is not a member of any of our three standing committees of the board, he serves as Chair of our Transaction Committee.

Seamus Mulligan has served as a member of our board of directors since the closing of the Azur Merger in January 2012. Mr. Mulligan was a founder and principal investor of Azur Pharma and was Azur Pharma’s Chairman and Chief Executive Officer as well as being a member of its board of directors from 2005 until January 2012. Mr. Mulligan also served as our Chief Business Officer, International Business Development from January 2012 until February 2013. Between 2014 and 2018, Mr. Mulligan served as Chairman and Chief Executive Officer of Adapt Pharma Limited, a specialty pharmaceutical company, which was acquired in October 2018 by Emergent BioSolutions Inc., a multinational specialty biopharmaceutical company. Mr. Mulligan acted as a Consultant to Emergent BioSolutions Inc. from October 2018 to March 2019, when he was appointed to the Board. He resigned from the board in May 2020. From 2006 to April 2017, Mr. Mulligan served as Executive Chairman of Circ Pharma Limited and its subsidiaries, a pharmaceutical development stage group. From 1984 until 2004, Mr. Mulligan held various positions with Elan Corporation, plc, a pharmaceutical company, most recently as Executive Vice President, Business and Corporate Development, and prior to that position, held the roles of President of Elan Pharmaceutical Technologies, the drug delivery division of Elan Corporation, plc, Executive Vice President, Pharmaceutical Operations, Vice President, U.S. Operations and Vice President, Product Development. Mr. Mulligan served as a member of the board of directors of the U.S. National Pharmaceutical Council until 2004. Mr. Mulligan holds a B.Sc. (Pharm) and M.Sc. from Trinity College Dublin.

Norbert G. Riedel, Ph.D. Chief Executive Officer, Aptinyx, Inc.

Director since 2013

Age 63

Key Qualifications and Expertise:

Dr. Riedel brings significant scientific, drug discovery and development, and commercial expertise to our board of directors with over 20 years of experience in the biotechnology and pharmaceutical industries.

Committee Assignments:

•  Compensation Committee (Chair)

Other Current Public Company Boards:

•  Aptinyx, Inc. (CEO)

•  Cerevel Therapeutics Holdings, Inc.

•  Eton Pharmaceuticals, Inc.

Norbert G. Riedel, Ph.D. has served as a member of our board of directors since May 2013 and was appointed chairperson of our compensation committee in August 2013. Dr. Riedel has served as Chief Executive Officer of Aptinyx, Inc. since September 2015 and served as President from September 2015 to December 2020. Aptinyx, Inc. is a biopharmaceutical company spun out of its predecessor company, Naurex, Inc., where Dr. Riedel served as Chief Executive Officer and President from January 2014 to September 2015. From 2001 to 2013, he served as Corporate Vice President and Chief Scientific Officer of Baxter International Inc., a diversified healthcare company, where from 1998 to 2001, he also served as President and General Manager of the recombinant therapeutic proteins business unit and Vice President of Research and Development of the bioscience business unit. From 1996 to 1998, Dr. Riedel served as head of worldwide biotechnology and worldwide core research functions at Hoechst-Marion Roussel, now Sanofi, a global pharmaceutical company. Dr. Riedel served on the board of directors of Ariad Pharmaceuticals, Inc., an oncology company, from May 2011 until the company was acquired in February 2017. Dr. Riedel currently serves on the boards of directors of three other publicly-held companies, Aptinyx, Inc., Cerevel Therapeutics Holdings, Inc., a biopharmaceutical company, and Eton Pharmaceuticals, Inc., a development stage pharmaceutical company where he also serves as Chairman of the board, as well as on the board of directors of a non-profit organization, the Illinois Biotechnology Industry Organization. Dr. Riedel is also a member of the Austrian Academy of Sciences. Dr. Riedel is an Adjunct Professor at Boston University School of Medicine and an Adjunct Professor of Medicine at Northwestern University’s Feinberg School of Medicine. Dr. Riedel holds a Diploma in biochemistry and a Ph.D. in biochemistry from the University of Frankfurt.

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Proposal 1 (continued)

Class III Directors Continuing Until the 2023 Annual Meeting

Bruce C. Cozadd Chairman and Chief Executive Officer of Jazz Pharmaceuticals plc

Director since 2003*

Age 57

Key Qualifications and Expertise:

As a co-founder and our Chief Executive Officer of over 10 years, he brings to our board a deep and comprehensive knowledge of our business, as well as shareholder-focused insight into effectively executing the company’s strategy and business plans to maximize shareholder value.

Committee Assignments:

•  None

Other Current Public Boards:

•  None

* Includes service on the board of directors of Jazz Pharmaceuticals, Inc., our predecessor.

Bruce C. Cozadd has served as our Chairman and Chief Executive Officer since the closing of the Azur Merger in January 2012, and from October 2019 through March 2020, he served as our interim principal financial officer. Mr. Cozadd co-founded Jazz Pharmaceuticals, Inc. and has served as Chairman and Chief Executive Officer of Jazz Pharmaceuticals, Inc. since April 2009. From 2003 until 2009, he served as Jazz Pharmaceuticals, Inc.’s Executive Chairman and as a member of its board of directors. From 1991 until 2001, he held various positions with ALZA Corporation, a pharmaceutical company acquired by Johnson & Johnson, most recently as Executive Vice President and Chief Operating Officer, with responsibility for research and development, manufacturing and sales and marketing. Previously at ALZA Corporation, he held the roles of Chief Financial Officer and Vice President, Corporate Planning and Analysis. Mr. Cozadd serves on the board of Biotechnology Innovation Organization, a biotechnology trade association, where he serves on its Health Section Governing Board. He also serves on the boards of two non-profit organizations, The Nueva School and SFJAZZ. Mr. Cozadd previously served on the boards of directors of Cerus Corporation from 2001 to January 2018 and Threshold Pharmaceuticals, Inc. from 2005 to August 2017. He received a B.S. from Yale University and an M.B.A. from the Stanford Graduate School of Business.

Heather Ann McSharry Director International Airlines Group, S.A.

Director since 2013

Age 59

Key Qualifications and Expertise:

Ms. McSharry brings to our board of directors over 30 years of experience in multiple international industries, including healthcare, consumer goods and financial services, as well as expertise in crisis management, cybersecurity and privacy issues relevant to our business.

Committee Assignments:

•  Audit Committee

•  Nominating & Corporate Governance Committee (Chair)

Other Current Public Boards:

•  International Airlines Group, S.A.

Heather Ann McSharry has served as a member of our board of directors since May 2013 and was appointed as chairperson of our nominating and corporate governance committee in August 2017. Ms. McSharry currently serves as a non-executive director of International Airlines Group, S.A. From 2006 to 2009, Ms. McSharry was Managing Director Ireland of Reckitt Benckiser, a multinational health, home and hygiene consumer products company. From 1989 to 2006, she held various positions at Boots Healthcare, a leading global consumer healthcare company, most recently as Managing Director of Boots Healthcare Ireland Limited. Ms. McSharry served on the boards of directors of the Bank of Ireland from 2007 to 2011, the Industrial Development Agency in Ireland from 2010 to 2014, Uniphar plc from 2019 to 2020, Greencore Group plc from 2013 to 2021 and CRH plc from 2012 to 2021. Ms. McSharry holds a Bachelor of Commerce and a Master of Business Studies degree from University College Dublin.

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Proposal 1 (continued)

Anne O’Riordan Group Director of Digital, Jardine Matheson Limited

Director since 2019

Age 53

Key Qualifications and Expertise:

Ms. O’Riordan brings to our board of directors nearly 30 years of knowledge and leadership experience advising life sciences and healthcare companies across the globe, with a uniquely diverse perspective attributable to her geographic residency in Asia. Ms. O’Riordan’s background in advising life sciences companies with respect to significant global markets provides an important contribution to our board of director’s mix of backgrounds, experiences and skills.

Committee Assignments:

•  Audit Committee

Other Current Public Boards:

•  None

Anne O’Riordan has served as a member of our board of directors since February 2019. Since June 2019, Ms. O’Riordan has served as Group Director of Digital of Jardine Matheson Limited, an Asian conglomerate headquartered in Hong Kong, where she also serves on the board of directors. From 1990 to March 2019, Ms. O’Riordan held various leadership positions in the life sciences industry group in each of the operating units of Accenture (formerly Andersen Consulting) in North America, Europe and Asia Pacific. She most recently served as Global Industry Senior Managing Director of Accenture’s Life Sciences Business from 2012 to 2019. Between 2008 and 2012, Ms. O’Riordan led Accenture’s life sciences practice in Asia Pacific, focusing on strategic client development, market entry and business transformation. Prior to that, she led Accenture’s European health and life sciences business, working with clients across Europe on significant regional transformation initiatives. She also spent nine years in North America working with pharmaceutical and medical products clients. She currently serves on the board of governors of the American Chamber of Commerce in Hong Kong, or AmCham Hong Kong, where she serves as the Treasurer and the board liaison for the Healthcare Committee. She is also a long-standing member of the Women of Influence Committee of AmCham Hong Kong as well as a member of The Women’s Foundation and the 30% Club. Ms. O’Riordan received a B.Sc in Biotechnology from Dublin City University as well as a postgraduate diploma in Financial Accounting and MIS from the National University of Ireland, Galway.

Rick E Winningham Chairman and Chief Executive Officer, Theravance Biopharma, Inc.

Director since 2010*

Age 61

Key Qualifications and Expertise:

Mr. Winningham’s experience in senior management positions in the pharmaceutical industry provides significant industry knowledge and operational and management expertise to our board of directors.

Committee Assignments:

•  Nominating & Corporate Governance Committee

Other Current Public Boards:

•  Theravance Biopharma, Inc.

* Includes service on the board of directors of Jazz Pharmaceuticals, Inc., our predecessor.

Rick E Winningham has served as a member of our board of directors since the closing of the Azur Merger in January 2012 and was a director of Jazz Pharmaceuticals, Inc. from 2010 until the closing of the Azur Merger. In May 2014, Mr. Winningham was appointed as Lead Independent Director of our board of directors. Mr. Winningham has served as Chairman of the board of directors of Theravance Biopharma, Inc., a biopharmaceutical company, since July 2013. He has served as Chief Executive Officer of Theravance Biopharma, Inc. since its spin-off from Innoviva, Inc. in June 2014. Since February 2021, Mr. Winningham has also served as Chairman of Retrotope, Inc., a private biotechnology company focused on cell degeneration. From October 2001 to August 2014, Mr. Winningham served as Chief Executive Officer of Innoviva, Inc., where he also served as Chairman of the Board of Directors from April 2010 to October 2014. From 1997 to 2001, he served as President of Bristol-Myers Squibb Oncology/Immunology/Oncology Therapeutics Network and, from 2000 to 2001, as President of Global Marketing. Mr. Winningham is a member of Biotechnology Industry Organization’s board of directors and serves on the Health Section Governing Board Standing Committee on Reimbursement. He previously served as a member of the board of directors of OncoMed Pharmaceuticals, Inc. from June 2015 until the company’s merger with Mereo BioPharma Group plc in April 2019. He also served as a member of the board of directors of the California Healthcare Institute, or CHI, from November 2011 to March 2015 and served as its Chairman from January 2014 until CHI merged with Bay Area Bioscience Association to become the California Life Sciences Association, or CLSA, in March 2015. Mr. Winningham is on the board of directors of CLSA, and served as its Chairman from March 2015 until November 2015. Mr. Winningham holds an M.B.A. from Texas Christian University and a B.S. from Southern Illinois University.

There are no family relationships among any of our executive officers and directors.

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PROPOSAL 2

RATIFY, ON A NON-BINDING ADVISORY BASIS, THE APPOINTMENT OF INDEPENDENT AUDITORS AND AUTHORIZE, IN A BINDING VOTE, THE BOARD OF DIRECTORS, ACTING THROUGH THE AUDIT COMMITTEE, TO DETERMINE THE INDEPENDENT AUDITORS’ REMUNERATION

Pursuant to authority delegated by the board of directors, the audit committee of the board of directors is responsible for the appointment, remuneration and retention of our independent auditors. The audit committee has selected and appointed KPMG, Dublin, a registered public accounting firm, or KPMG, as our independent auditors to audit our consolidated financial statements for the year ending December 31, 2021. Under Irish law, KPMG will be deemed to be reappointed as our independent auditors at the annual meeting without the necessity of a shareholder vote. However, our shareholders are being asked in this proposal to ratify such appointment on a non-binding advisory basis because we value our shareholders’ views on the company’s independent auditors. The board of directors and the audit committee intend to consider the results of this vote in making determinations in the future regarding the appointment of the company’s independent auditors. In addition, our shareholders are being asked to authorize the board of directors, acting through the audit committee, to determine KPMG’s remuneration. This authorization is required by Irish law.

KPMG has been engaged to audit our financial statements, beginning with our consolidated financial statements for the fiscal year ended December 31, 2012, since the consummation of the Azur Merger. Representatives of KPMG are expected to attend the annual meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

Proposal 2 is an ordinary resolution and must receive the affirmative vote of a majority of the votes cast in person or by proxy at the annual meeting (including any adjournment thereof) in order to be approved.

Independent Registered Public Accounting Firm Fees and Services

In connection with the audit of our 2020 financial statements, we entered into an engagement agreement with KPMG which sets forth the terms under which KPMG performed audit and tax services for the company.

The following table represents aggregate fees billed to us for the years ended December 31, 2020 and 2019 by KPMG, our independent registered public accounting firm (in thousands):

	Year Ended December 31,

	2020	2019

Audit Fees	$2,075	$2,483

Audit-Related Fees	115	92

Tax Fees	1,137	1,169

Tax compliance services	916	1,098

Tax advisory services	221	71

All Other Fees	3	3

Total Fees	$3,330	$3,746

Audit Fees: Consists of fees and expenses for professional services in respect of the audit of the company’s consolidated financial statements and of our internal control over financial reporting, the review of quarterly consolidated financial statements and statutory audits.

Audit-Related Fees: Consists of fees for assurance and services related to audit and other attestation services performed by KPMG as required by statute, regulation or contract and which are not reported under “Audit Fees.”

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Proposal 2 (continued)

Tax Fees: Consists of fees and expenses for professional services for tax compliance, tax advice and tax planning. Tax compliance services consist of professional services related to domestic and international tax compliance, and assistance with domestic and international tax return preparation. Tax advisory service fees relate to tax advice and planning services provided to us in connection with certain transactions undertaken by the company in 2020 and 2019. During the year ended December 31, 2020, fees and expenses of approximately $916,000 were billed in connection with tax compliance services, and fees and expenses of approximately $221,000 were billed in connection with tax advice and planning services. During the year ended December 31, 2019, fees and expenses of approximately $1,098,000 were billed in connection with tax compliance services, and fees and expenses of approximately $71,000 were billed in connection with tax advice and planning services.

All Other Fees: Consists of fees for products and services other than the services described above. For the years ended December 31, 2020 and December 31, 2019, these fees were paid in connection with access to the online accounting and tax research tool of KPMG.

All of the services and fees described above were approved by our audit committee.

As shown in the table above, less than 7% of the total fees that KPMG billed us for in 2020 were for services other than audit, audit-related and tax compliance services.

Pre-Approval Policies and Procedures

Our audit committee has a policy and procedures for the pre-approval of audit and non-audit services rendered by our independent registered public accounting firm. Our policy generally requires the pre-approval of specified services in the defined categories of audit services, audit-related services, and tax services up to specified amounts. Pre-approval may also be given as part of the audit committee’s approval of the scope of the engagement of the independent auditor or on an individual explicit case-by-case basis before the independent auditor is engaged to provide each service. The pre-approval of services may be delegated to one or more of the audit committee’s members, but the decision must be reported to the full audit committee at its next scheduled meeting.

Independence

Our audit committee determined that the rendering of the services other than audit services by our independent registered public accounting firm is compatible with maintaining the principal accountant’s independence.

The board of directors recommends a vote “FOR” Proposal 2.

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PROPOSAL 3

NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION

Overview

Under the Dodd-Frank Act and Section 14A of the Exchange Act, our shareholders are entitled to vote to approve, on a non-binding advisory basis, the compensation of our named executive officers, or NEOs, as disclosed in this proxy statement in accordance with the compensation disclosure rules of the SEC. This non-binding advisory vote is commonly referred to as a “say-on-pay” vote.

At our 2020 annual meeting of shareholders, our shareholders indicated their preference that we hold a non-binding say-on-pay vote every year and our board of directors has adopted a policy that is consistent with that preference. At our 2020 annual meeting of shareholders, the shareholders also overwhelmingly approved our say-on-pay proposal, with approximately 88% of the total votes cast voting in favor of the proposal.

This year, we are again asking our shareholders to vote “FOR” the advisory approval of the compensation of our NEOs as disclosed in the “Compensation Discussion and Analysis,” the compensation tables and the related narrative disclosure contained in this proxy statement beginning on page 36. As discussed in those disclosures, our compensation committee designs our executive compensation program with the following objectives and philosophy:

•

Attract, incentivize, reward and retain diverse, talented individuals with relevant experience in the life sciences industry through a competitive pay structure. We reward individuals fairly over time and seek to retain those individuals who continue to meet our high expectations.

•

Deliver balanced total compensation packages to accomplish our business objectives and mission. Our executive compensation program focuses on target total direct compensation, combining short-term and long-term components, cash and equity, and fixed and variable payments, in the proportions that we believe are the most appropriate to incentivize and reward our executive officers for achieving our corporate goals while minimizing incentives for excessive risk-taking or unethical conduct.

•

Align pay with our performance. Our annual performance bonus awards are not earned unless pre-determined levels of performance are achieved against annual corporate objectives approved by our board of directors at the beginning of the year. Likewise, our stock option awards will not provide realizable value and our restricted stock unit awards will not provide increased value unless there is an increase in the value of our shares, which benefits all shareholders. We also have executive share ownership guidelines to further support our ownership culture and align the interests of executive officers and shareholders. Further, starting in 2021, approximately 50% of each NEO’s target equity compensation will be in the form of performance-based equity awards.

The compensation committee will continue to monitor the impact of COVID-19 on the global economy, our business and the design of our executive compensation program.

Say-on-Pay Vote

This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies and practices described in this proxy statement. The board of directors is asking our shareholders to indicate their support for the compensation of our NEOs as described in this proxy statement by casting a non-binding advisory vote “FOR” the following resolution:

“RESOLVED, that the compensation paid to Jazz Pharmaceuticals’ NEOs, as disclosed pursuant to Item 402 of Regulation S-K of the Exchange Act, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

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Proposal 3 (continued)

Because the vote is advisory, it is not binding on the board of directors or the company. Nevertheless, the views expressed by our shareholders, whether through this vote or otherwise, are important to management and the board of directors and, accordingly, the board of directors and the compensation committee intend to consider the results of this vote in making determinations in the future regarding executive compensation arrangements.

Proposal 3 is an ordinary resolution and must receive the affirmative vote of a majority of the votes cast in person or by proxy at the annual meeting (including any adjournment thereof) in order to be approved.

Unless our board of directors changes the frequency of future advisory votes on the compensation of our NEOs, the next advisory vote on the compensation of our NEOs will be held at the 2022 annual meeting of shareholders.

The board of directors recommends a vote “FOR” Proposal 3.

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BACKGROUND TO PROPOSALS 4 AND 5

Introduction

Proposals 4 and 5, which we refer to as our Share Issuance Proposals, ask our shareholders to approve the renewal, for a new five-year term, of our board of directors’ authority to allot and issue ordinary shares up to a maximum of our currently-authorized but unissued share capital, which we call the share allotment and issuance authority, and to allot and issue those shares for cash without first being required to offer such shares to all of our shareholders on a pro-rata basis, which we call the pre-emption opt-out authority. In this proxy statement, we refer to the share allotment and issuance authority and the pre-emption opt-out authority collectively as the share issuance authorities. Our board of directors unanimously recommends voting for the Share Issuance Proposals for many reasons, including the following, which are discussed in greater detail below:

•

Our current share issuance authorities will expire on August 4, 2021 unless renewed by our shareholders, and the renewal of our share issuance authorities is fundamental to the way we intend to advance our business, grow and diversify our revenues, and increase shareholder value. Our growth strategy depends in part on our ability to identify, acquire, in-license and/or develop additional products or product candidates with the goal of growing and diversifying our revenues. Our management and board of directors rely on having the flexibility that the renewal of our share issuance authorities would provide to quickly take advantage of strategic opportunities, including potential acquisitions and other capital-intensive transactions that we believe would increase shareholder value.

•

Our current share issuance authorities have, since the Azur Merger in 2012, kept us on an equal footing with our peer companies that are incorporated and listed in the U.S. with respect to our ability to use our equity in furtherance of our growth strategy. Approval of the Share Issuance Proposals will continue to keep us on an equal footing with our U.S.-based peer companies in deploying capital and competing for, and completing, acquisitions and similar strategic transactions designed to advance our business and increase shareholder value. We are asking you to approve our Share Issuance Proposals to allow us to continue to execute on our business and growth strategy in a timely and competitive manner.

•

Approval of the Share Issuance Proposals extends — but does not in any way expand — the current share issuance authorities that were most recently approved by our public shareholders in 2016 with over 80% support. Our actions during that time demonstrate our deliberately disciplined use of equity in furtherance of our growth strategy. We believe that we have been successful in executing on our long-term business plan and growth strategy, while also creating value for our shareholders. We have been engaged in targeted corporate development, applying a disciplined approach to allocating our resources between investments in our current commercial and development portfolio and the acquisition or in-licensing of new assets. While we have been deliberately disciplined in our use of equity in our completed transactions, if our Share Issuance Proposals are not approved, we would potentially lose the flexibility to quickly take advantage of corporate development or other strategic opportunities that would require the issuance of equity or equity-linked securities. We believe that the loss of that flexibility would negatively impact our ability to execute on our business and growth strategy without competitive disadvantage.

•

Share issuance limitations derived from Irish market practice for companies listed on the primary stock exchange in Ireland, Euronext Dublin, are not required or mandated by Irish or U.S. laws or regulations, and we do not believe that limitations derived from such Irish market practice should apply to us as a company listed exclusively on Nasdaq.

•	The governance and share issuance requirements and restrictions to which U.S.-incorporated, Nasdaq-listed companies are subject will continue to apply to us in all respects.

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Background to Proposals 4 and 5 (continued)

Why We are Submitting the Share Issuance Proposals for Shareholder Approval

We are listed in the U.S. and incorporated in Ireland.

As a result of the Azur Merger, we re-domiciled in Ireland. As a public limited company incorporated in Ireland, we follow the corporate legal requirements of Ireland. Our board of directors is subject to, and has and will continue to exercise its authority in compliance with, its fiduciary duties to the company and our shareholders under Irish law. Our ordinary shares are listed exclusively on the Nasdaq Global Select Market. Because our ordinary shares are listed exclusively in the U.S. and the U.S. capital markets are the sole capital markets for our ordinary shares, we follow the rules and regulations of the SEC and the Nasdaq rules and listing standards. We are and will continue to be subject to the same governance and share issuance requirements and restrictions as all U.S.-incorporated companies listed on Nasdaq.

Irish law requires us to obtain shareholder approval of share issuance authorities.

As a matter of Irish law, directors of an Irish public limited company must have specific authority from shareholders to allot and issue any of the company’s ordinary shares (other than pursuant to employee equity plans). In addition, when the directors of an Irish public limited company determine that it is in the best interests of the company to issue shares for cash, the company must first offer those shares on the same or more favorable terms to existing shareholders of the company on a pro-rata basis (commonly referred to as the statutory pre-emption right) unless this statutory pre-emption right is dis-applied, or opted-out of, by approval of the shareholders. As a matter of Irish law, these approvals are required only once every five years and there is no limit under Irish law on the amount of shares that these approvals may cover (apart from the Irish-incorporated company’s then-authorized but unissued share capital). Companies incorporated in the U.S. are not subject to similar share issuance restrictions.

The current share issuance authorities, the renewal of which was most recently approved by our public shareholders in 2016 with over 80% support, are due to expire in August 2021.

At our 2016 annual meeting, with our original share issuance authorities due to expire on January 17, 2017, our shareholders approved to extend (not expand) the original share issuance authorities for a five-year period from the date of the 2016 annual meeting. Accordingly, the current share issuance authorities will expire on August 4, 2021 unless again renewed by our shareholders at this annual meeting.

Why Our Shareholders Should Support Our Share Issuance Proposals

The renewal of our share issuance authorities is fundamental to the way we intend to advance our business, grow and diversify our revenues, and increase shareholder value. The renewal of our share issuance authorities would also continue to maintain our equal footing with our U.S.-based peer companies, thereby enabling us to execute on our business and growth strategy without competitive disadvantage.

Our growth strategy depends in part on our ability to identify, acquire, in-license, and/or develop additional products or product candidates with the goal of growing and diversifying our revenues. Our management and board of directors rely on having the flexibility that the renewal of our share issuance authorities would provide to quickly take advantage of strategic opportunities, including potential acquisitions and other capital-intensive transactions that we believe would increase shareholder value. Many of these opportunities are highly competitive, with multiple parties often offering comparable or even the same economics. If our Share Issuance Proposals are not approved, we would be required to obtain shareholder approval prior to issuing any shares in connection with new strategic opportunities after August 4, 2021, even if we would not otherwise be required to obtain shareholder approval under Nasdaq rules. Similarly, even if Proposal 4 is approved, if Proposal 5 is not also approved, in each case where we propose to issue shares for cash consideration after August 4, 2021, we would first have to offer those shares on the same or more favorable terms to our existing shareholders pro-rata to their existing shareholdings. This could put us at a distinct disadvantage vis-à-vis many of our peers in competing for acquisitions and similar transactions (particularly since many of the companies with which we compete strategically are listed and incorporated in the U.S. and are not subject to similar share issuance restrictions), and might make it difficult for us to complete such transactions, thus potentially limiting our ability to further our growth strategy by deploying capital to meet strategic goals that are in the best interests of our shareholders.

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Background to Proposals 4 and 5 (continued)

Should our shareholders not approve the Share Issuance Proposals and as a result, our current share issuance authorities expire, we will generally not be able to allot and issue any shares, including shares for cash, (other than to employees pursuant to our employee equity plans or pursuant to pre-existing contractual obligations) without first seeking and obtaining shareholder approval for each such issuance. In either case, we would still have the ability to seek shareholder approval in connection with a specific issuance of shares; however, we do not believe that our ability to convene an extraordinary general meeting of shareholders to approve each specific share issuance that we would seek to undertake in furtherance of future strategic transactions is a workable alternative to obtaining approval of Proposals 4 and 5. The uncertainty of whether we could obtain shareholder approval for a specific issuance in the context of any transaction, as well as the delays we would experience in seeking and obtaining such approval, could make any transaction bid that we submit less attractive, even if our bid was on economically better terms than competitive bids submitted by U.S.-listed companies not subject to similar share issuance restrictions. In addition, the case-by-case approval approach ignores market window and other deal timing, confidentiality and competitive realities. Likewise, the requirement to first offer shares that we propose to issue for cash to all of our existing shareholders in time-consuming pro-rata rights offerings would considerably reduce the speed at which we could complete capital-raising activities undertaken in furtherance of our growth strategy, would increase our costs and otherwise might make it difficult for us to complete such transactions, and could put us at a distinct disadvantage vis-à-vis many of our peers in competing for acquisitions and similar transactions.

In addition, we believe that renewing our share issuance authorities for a five-year period instead of seeking general re-approval of our share issuance authorities on a more frequent basis is in the best interests of the company and our shareholders because seeking general re-approval of our share issuance authorities on a more frequent basis would still subject us to the competitive disadvantage risk, particularly given the 75% vote threshold required to approve the pre-emption opt-out authority. Our concern in this regard is the possibility that a single shareholder or small number of shareholders, including those with a short-term focus, could defeat a proposal to approve the pre-emption opt-out authority given the high vote threshold to approve that dis-application, even if a substantial majority of our shareholders who are supportive of our business and strategy vote to approve the pre-emption opt-out authority.

During our nearly ten years as an Irish-incorporated company, our shareholders have entrusted us to be disciplined stewards of our current share issuance authorities. In turn, our actions during that time demonstrate our deliberately disciplined use of equity in furtherance of our growth strategy.

We believe that we have been successful in executing on our long-term business plan and growth strategy, while also creating value for our shareholders. We have been engaged in targeted corporate development, applying a disciplined approach to allocating our resources between investments in our current commercial and development portfolio and acquisitions or in-licensing of new assets. Since the Azur Merger, we have completed company and asset acquisitions or in-licensing transactions valued at over $12 billion in the aggregate. Since that time, these corporate development transactions have ultimately resulted in the additions of neuroscience therapies Epidiolex and Sunosi, and oncology therapies Zepzelca, Vyxeos, Defitelio and Erwinaze to our commercial portfolio. Since 2015, we have executed on a total of nine product approvals and commercial launches, including three product launches in 2020 alone. In addition, in May 2021, we completed the GW Acquisition for approximately $7.2 billion, further diversifying our commercial portfolio and innovative pipeline with therapies that are complementary to our existing business, including by adding Epidiolex which exceeded $500 million in annual net sales in 2020.

Notably, each of these corporate development transactions, other than the GW Acquisition, were funded with cash on hand and/or through debt financings, and we have otherwise been disciplined in our use of equity to provide funding for, or to complete, acquisitions or in-licensing of new assets. In this regard, the GW Acquisition was funded with $6.6 billion in cash ($5.4 billion of which was financed with debt) and only approximately $0.6 billion of the acquisition deliverable were discharged with our ordinary shares. Furthermore, following the Azur Merger we have only issued equity or equity-linked securities for capital raising purposes in our three offerings of exchangeable senior notes that provided us with unsecured debt of approximately $2 billion with an interest rate range of 1.50% to 2.00%, and our current share issuance authorities were key to enabling us to timely and efficiently execute on these exchangeable senior note offerings. In any event, these transactions speak

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Background to Proposals 4 and 5 (continued)

to both the vibrancy of our targeted corporate development efforts and our disciplined use of equity, as well as our commitment to deploy capital wisely to meet strategic goals that are in the best interests of our shareholders. While we have been deliberately disciplined in our use of equity in our completed transactions, if Proposals 4 and 5 are not approved, we would potentially lose the flexibility to quickly take advantage of corporate development opportunities that would require the delivery of equity or equity-linked securities.

We also believe that we have appropriately balanced investment in our growth with managing dilution through our share repurchase programs, under which we have repurchased approximately 12.5 million of our ordinary shares from 2013 through March 31, 2021.

Share issuance limitations derived from Irish market practice are not required or mandated by Irish or U.S. laws or regulations and we do not believe that limitations derived from Irish market practice should apply to us as a company listed exclusively on Nasdaq.

We do not believe that limitations derived from Irish market practice should apply to us. While not required by Irish law, we believe it has become market practice for companies whose share capital is listed on Euronext Dublin to generally limit the share allotment and issuance authority to an amount equal to 33% of their issued share capital for a period of 12 to 18 months and to generally limit the dis-application of statutory pre-emption rights to only 5% of the issued share capital. While these limitations in size and duration on the share issuance authorities are part of the corporate governance framework applicable to companies whose share capital is listed on Euronext Dublin (regardless of whether such companies are incorporated in Ireland or elsewhere), our ordinary shares are not, and never have been, listed on Euronext Dublin, and we are not subject to Euronext Dublin share listing rules or governed by the corporate governance standards applicable to companies whose share capital is listed on Euronext Dublin.

As an Irish company, we are committed to complying with Irish law. We are legally required to seek shareholder approval to renew our share issuance authorities because we are incorporated in Ireland. However, the U.S. capital markets are the sole capital markets for our ordinary shares and our ordinary shares are listed solely on the Nasdaq Global Select Market. As such, we believe that our shareholders expect us to, and we are committed to, follow customary U.S. capital markets practices, U.S. corporate governance standards, the rules and regulations of the SEC and the Nasdaq rules and listing standards. We also believe that applying the standards and market practices of a market where our ordinary shares are not listed, and where the institutional shareholder guidance creating such market practice never intended for it to be applied to companies whose listing is in the U.S., is inappropriate and is simply not in the best interests of our company or our shareholders, especially in circumstances where we are committed to complying with the governance rules and practices of the actual capital market for our ordinary shares—the Nasdaq Global Select Market—which provides its own separate restrictions on share issuances for the protection of shareholders.

Further, we believe that these Irish market limitations would leave us disadvantaged as compared with our U.S. incorporated and exchange-listed peers. Companies that are incorporated and listed in the U.S. are not generally required to—and do not—seek shareholder approval to renew their authority to allot and issue shares, and the dis-application of the statutory pre-emption right is not otherwise required for many companies with which we compete. In this regard, companies who are incorporated and publicly-traded in the U.S. generally do not grant all existing shareholders pre-emptive rights on new issuances of shares.

We understand that certain proxy advisory firms have in recent proxy seasons applied their United Kingdom, or U.K., and Ireland voting guidelines, which derive from institutional shareholder guidance created solely for companies with an Irish or U.K. stock exchange listing, in formulating their voting recommendations on share issuance authorities proposals for U.S.-listed Irish incorporated companies, as was the case with respect to our share issuance authorities proposals at our 2016 annual meeting, meaning that they have applied or otherwise taken into account the market practice for companies whose share capital is listed on Euronext Dublin (and the equivalent UK exchange) in formulating their voting recommendations on share issuance authorities proposals for Irish incorporated companies, even if their shares are not listed on Euronext Dublin (or any U.K. exchange). For all of the reasons stated above, we respectfully disagree with this approach.

We also understand that some Irish incorporated companies that are listed solely on U.S. stock exchanges have followed the market practice for companies whose share capital is listed on Euronext Dublin with respect to their

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Background to Proposals 4 and 5 (continued)

own share issuance authorities proposals. However, those companies may have business and growth strategies that differ from ours or may have different approaches for creating shareholder value.

Risks if the Share Issuance Proposals are not approved.

For all of the reasons described above, we believe that the additional restrictions on our ability to deploy capital if our share issuance authorities are not renewed on the terms set forth in the Share Issuance Proposals would negatively impact our ability to quickly take advantage of strategic opportunities, including potentially transformative acquisitions and other capital-intensive opportunities if and when such acquisitions or opportunities arise. In addition, we operate in a highly competitive industry, and we believe that the failure to approve the share issuance authorities on the basis proposed would put us at a competitive disadvantage; conversely, we believe that the renewal of our share issuance authorities on the terms set forth in the Share Issuance Proposals would keep us on an equal footing with our peer companies who are incorporated and listed in the U.S.

We will remain subject to all Nasdaq requirements and SEC rules, and fiduciary duties under Irish law.

Shareholder approval of our Share Issuance Proposals does not impact our existing obligations under SEC rules and regulations and the Nasdaq rules and listing standards. In addition, our board of directors is subject to, and has and will continue to exercise its authority in compliance with, its fiduciary duties to the company and our shareholders under Irish law, including in respect of share issuances.

To be clear, shareholder approval of our Share Issuance Proposals would not mean that we would have no limits on future share issuances. To the contrary, we are considered to be a U.S. domestic reporting company under SEC rules and are subject to the same governance and share issuance requirements as all other U.S.-incorporated companies listed on Nasdaq. For example, Nasdaq rules generally require shareholder approval prior to our issuing shares in connection with acquisitions, other than in public offerings for cash, when the number of shares to be issued is or will be equal to or in excess of 20% of the number of our ordinary shares outstanding before the issuance. With limited exceptions, we must also seek shareholder approval of our equity compensation plans, including material revisions of such plans.

In addition, our shareholders will also continue to benefit from our directors’ duties under Irish law, including their principal fiduciary duties to act in good faith and in the best interests of the company, and the protections afforded to shareholders under the Irish Takeover Rules, which are designed to ensure that, in an offer context, there is equality of information between shareholders and bidders and that shareholders’ rights are protected.

In summary, because the Share Issuance Proposals are fully compliant with Irish corporate law, consistent with U.S. capital markets practice and governance standards, and, if approved, will keep us on an equal footing with our peer companies who are incorporated and listed in the U.S., we believe it is necessary to seek as broad an authority to issue new shares on a non-pre-emptive basis as is permissible under Irish law.

Shareholder Outreach

A priority for our board of directors is soliciting and listening to the views of our shareholders on a variety of topics, including our business and growth strategy, corporate governance practices, executive compensation matters, and various other ESG matters. Discussions with our shareholders have been productive and informative and have provided valuable feedback to our board of directors to help ensure that our board’s decisions align with shareholder objectives. Following our 2020 annual meeting, we reached out to shareholders who collectively held approximately 47% of our then-outstanding shares to request meetings, and held meetings by phone with each shareholder who accepted our request for engagement. In discussions we have had with shareholders about the share issuance authorities that we must obtain as a matter of Irish law, shareholders have generally understood that renewing our existing share issuance authorities would allow us to continue to execute on our business and growth strategy in a timely and competitive manner.

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Background to Proposals 4 and 5 (continued)

Effect on Authorized Share Capital

Of the 300,000,000 ordinary shares we currently have authorized for issuance, as of the close of business on June 2, 2021, there were                      ordinary shares outstanding and another                      ordinary shares reserved for issuance under our various shareholder-approved equity plans. Renewal of the current share issuance authorities will not increase our authorized share capital or otherwise provide greater authority than that approved by shareholders with over 80% support at our 2016 annual meeting, other than to renew the term of the share issuance authorities for an additional five years. We have no immediate plans, arrangements or understandings with respect to any share issuances for which renewal of the share issuance authorities is necessary, other than issuances of shares under our shareholder-approved equity plans.

Summary

The Share Issuance Proposals, if approved, will maintain the status quo, allowing our board of directors continued flexibility to issue shares that are already within our authorized share capital, subject to the shareholder approval and other requirements of Nasdaq and the SEC. The renewal of the share issuance authorities, as proposed:

•	will keep us on an equal footing with our peer companies who are incorporated and listed in the U.S., while also fully complying with Irish law;

•	will not exempt us from any Nasdaq corporate governance or other requirements, including those limiting the issuance of shares;

•	is fully consistent with U.S. capital markets practice and governance standards; and

•	will not increase our authorized share capital.

For the above reasons, our board of directors strongly recommends that you vote “FOR” both of the Share Issuance Proposals.

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PROPOSAL 4

RENEW DIRECTORS’ AUTHORITY TO ISSUE SHARES

The directors of an Irish public limited company must have specific authority from shareholders to issue shares (including rights to subscribe for or otherwise acquire any shares)—even shares which are part of the company’s authorized but unissued share capital. Currently, our directors are authorized to issue new ordinary shares without further shareholder approval up to a maximum of our authorized but unissued ordinary share capital. This authority has been in place since the Azur Merger in January 2012 and was renewed by our public shareholders in 2016 with over 80% support. Under Irish law, this authority can be granted for a maximum period of five years, at which point it lapses unless renewed by our shareholders. The current share allotment and issuance authority is due to expire on August 4, 2021.

We are asking for your approval to renew the directors’ authority to allot and issue shares for an additional five-year period to expire on July 29, 2026. We are not asking you to approve an increase to our authorized share capital. Your approval of this Proposal 4 will simply provide our board of directors with continued flexibility to issue ordinary shares up to the maximum of our existing authorized but unissued ordinary share capital, subject to the shareholder approval and other requirements of Nasdaq and the SEC. The renewed share allotment and issuance authority would apply to the issuance of shares, certain equity awards and other securities convertible into or exercisable or exchangeable for our shares.

Renewal of this authority would not exempt Jazz Pharmaceuticals from applicable Nasdaq requirements to obtain shareholder approval prior to certain share issuances or to comply with applicable SEC disclosure and other regulations, and our board of directors will continue to focus on and satisfy its fiduciary duties to our shareholders with respect to share issuances.

If shareholders do not approve this Proposal 4, the existing authorization to allot and issue up to the amount of our authorized but unissued share capital will continue to apply until August 4, 2021. However, our board of directors will generally not be able to issue any shares after August 4, 2021 (other than to employees pursuant to our employee equity plans or pursuant to a pre-existing contractual obligation) without first seeking and obtaining shareholder approval for each such issuance.

Please refer to background discussion of Proposals 4 and 5 beginning on page 96 of this proxy statement for additional information regarding this proposal.

The board of directors is asking our shareholders to vote “FOR” the following ordinary resolution:

“RESOLVED, that the directors of Jazz Pharmaceuticals be and they are hereby generally and unconditionally authorized pursuant to section 1021(1) of the Irish Companies Act 2014 to exercise all powers of Jazz Pharmaceuticals to allot relevant securities (within the meaning of section 1021(12) of the Irish Companies Act 2014) up to the amount of Jazz Pharmaceuticals’ authorized but unissued share capital as at the date of this resolution, provided that this authority shall expire five years from the date of passing of this resolution and provided that Jazz Pharmaceuticals may before such expiry make an offer or agreement which would or might require relevant securities to be allotted after such expiry and the directors may allot relevant securities in pursuance of such an offer or agreement as if the authority conferred by this resolution had not expired.”

Proposal 4 is an ordinary resolution and must receive the affirmative vote of a majority of the votes cast in person or by proxy at the annual meeting (including any adjournment thereof) in order to be approved.

The board of directors recommends a vote “FOR” Proposal 4.

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PROPOSAL 5

RENEW DIRECTORS’ AUTHORITY TO ISSUE SHARES FOR CASH WITHOUT FIRST OFFERING SHARES TO EXISTING SHAREHOLDERS

In general, unless otherwise authorized by shareholders, before an Irish public limited company can issue shares for cash (including rights to subscribe for or otherwise acquire any shares), it must first offer the shares or rights to existing shareholders of the company pro-rata to their existing shareholdings. Currently, our directors are authorized to issue new shares for cash, up to a maximum of our authorized but unissued ordinary share capital, without first offering them to existing shareholders, thereby opting out of the statutory pre-emption rights provision. This pre-emption opt-out authority has been in place since the Azur Merger in January 2012 and was renewed by our public shareholders in 2016 with over 80% support. Under Irish law, this authority can be granted for a maximum period of five years, at which point it will lapse unless renewed by our shareholders. The current pre-emption opt-out authority is due to expire on August 4, 2021.

We are asking for your approval to renew the pre-emption opt-out authority for an additional five-year period to expire on July 29, 2026. Your approval of this Proposal 5 will simply provide our board of directors with continued flexibility to issue ordinary shares for cash on a non-pre-emptive basis up to the maximum of our existing authorized but unissued ordinary share capital. Renewal of this authority would not exempt Jazz Pharmaceuticals from applicable Nasdaq requirements to obtain shareholder approval prior to certain share issuances or to comply with applicable SEC disclosure and other regulations, and our board of directors will continue to focus on and satisfy its fiduciary duties to our shareholders with respect to share issuances.

If our shareholders do not approve this Proposal 5, the existing pre-emption opt-out authority in respect of up to the amount of our authorized but unissued share capital will continue to apply until August 4, 2021. However, ordinary shares offered and issued for cash after August 4, 2021 would have to first be offered to existing shareholders of Jazz Pharmaceuticals pro-rata to their existing shareholding before those shares could be issued to any new shareholders. This limitation on our ability to issue shares for cash could put us at a distinct disadvantage vis-à-vis many of our peers in competing for acquisitions and similar transactions, would considerably reduce the speed at which we could complete capital-raising activities undertaken in furtherance of our growth strategy, and would increase our costs and otherwise might make it difficult for us to complete such transactions in furtherance of our growth strategy, thus potentially limiting our ability to deploy capital to meet strategic goals that are in the best interests of our shareholders. Please note that the requirement to offer shares to pre-existing shareholders does not apply where such shares are issued for non-cash consideration or pursuant to employee equity plans.

Please refer to background discussion of Proposals 4 and 5 beginning on page 96 of this proxy statement for additional information regarding this proposal.

The approval of this Proposal 5 is conditional on the approval of Proposal 4 because Irish law requires that a general authority to issue shares be in place before a pre-emption opt-out authority in respect of any such issuances can be granted. Proposal 5 will therefore not be passed unless Proposal 4 is also approved.

The board of directors is asking our shareholders to vote “FOR” the following special resolution:

“RESOLVED, that as a special resolution, subject to and conditional upon Proposal 4 being passed, the directors of Jazz Pharmaceuticals be and are hereby empowered pursuant to section 1023(3) of the Irish Companies Act 2014 to allot equity securities within the meaning of said section 1023 for cash pursuant to the authority conferred by Proposal 4 up to an aggregate nominal amount equal to the authorized but unissued share capital of Jazz Pharmaceuticals as at the date of this resolution as if section 1022 of the Irish Companies Act 2014 did not apply to any such allotment, provided that this authority shall expire five years from the date of passing of this resolution and provided that Jazz Pharmaceuticals may before the expiry of such authority make an offer or agreement which would or might require equity securities to be allotted after such expiry and the directors of Jazz Pharmaceuticals may allot equity securities in pursuance of such an offer or agreement as if the power conferred by this resolution had not expired.”

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Proposal 5 (continued)

As required under Irish law, Proposal 5 is a special resolution that requires the affirmative vote of at least 75% of the votes cast in person or by proxy at the annual meeting (including any adjournment thereof) in order to be approved. In addition, Proposal 5 is subject to Proposal 4 being approved. Therefore, unless shareholders approve Proposal 4, Proposal 5 will fail and not be implemented, notwithstanding that shareholders may have approved Proposal 5.

The board of directors recommends a vote “FOR” Proposal 5.

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PROPOSAL 6

ADJOURNMENT PROPOSAL

You are being asked to consider and vote upon an adjournment proposal.

This resolution proposes to approve any motion to adjourn the annual meeting, or any adjournments thereof, to another time and place to solicit additional proxies if there are insufficient votes at the time of the annual meeting to approve Proposal 5.

Proposal 5 is subject to the Irish law super majority voting regime of voting by special resolution, which requires no less than 75% of the votes of shareholders cast (in person or by proxy) at a general meeting to be voted “FOR” the proposal in order to be passed. Given the high vote threshold associated with Proposal 5, we are seeking your authority to adjourn the meeting to solicit additional proxies if there are insufficient votes at the time of the annual meeting to approve Proposal 5.

The board of directors is asking our shareholders to vote “FOR” the following ordinary resolution:

“RESOLVED, that any motion to adjourn the annual meeting, or any adjournments thereof, to another time and place to solicit additional proxies if there are insufficient votes at the time of the annual meeting to approve Proposal 5 set forth in this proxy statement, be approved.”

Proposal 6 is an ordinary resolution and must receive the affirmative vote of a majority of the votes cast in person or by proxy at the annual meeting (including any adjournment thereof) in order to be approved.

The board of directors recommends a vote “FOR” Proposal 6.

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QUESTIONS AND ANSWERS ABOUT

THESE PROXY MATERIALS AND VOTING

Q:	Why am I receiving these materials?

A:

Our board of directors is soliciting your proxy to vote at the annual meeting, including at any adjournments or postponements of the annual meeting. This proxy statement contains important information regarding the annual meeting, the proposals on which you are being asked to vote, information you may find useful in determining how to vote and voting procedures.

Q:	Why did I receive a notice in the mail regarding the internet availability of proxy materials instead of a full set of proxy materials?

A:

We are pleased to take advantage of SEC rules that allow companies to furnish their proxy materials over the internet. Most of our shareholders will not receive paper copies of our proxy materials (unless requested), and will instead be sent a Notice of Internet Availability of Proxy Materials, or Notice. All shareholders receiving a Notice will have the ability to access the proxy materials on the website referred to in the Notice and to request a printed set of the proxy materials. Instructions on how to access the proxy materials via the internet or to request a printed set of the proxy materials may be found in the Notice.

Q:	Why did I receive a full set of proxy materials in the mail instead of a notice regarding the internet availability of proxy materials?

A:	We are providing shareholders who have previously requested a printed set of our proxy materials with paper copies of our proxy materials instead of a Notice.

Q:	What is the annual report included in the proxy materials?

A:

Under applicable U.S. securities laws, we are required to send an annual report to security holders along with this proxy statement. We intend to satisfy this annual report requirement by sending the 2020 Annual Report on Form 10-K together with this proxy statement.

Q:	How do I attend the annual meeting?

A:

The annual meeting will be held on Thursday, July 29, 2021, at 3:00 p.m. local time at our corporate headquarters located at Fifth Floor, Waterloo Exchange, Waterloo Road, Dublin 4, Ireland. For directions to attend the annual meeting in person, please contact our Investor Relations department at +353.1.634.7892 (Ireland) or +1.650.496.2800 (United States) or by email at investorinfo@jazzpharma.com. Information on how to vote in person at the annual meeting is discussed below. However, you do not need to attend the annual meeting to vote your shares and, as noted in the next question, in light of the COVID-19 pandemic, we strongly recommend that you vote your shares in advance of the meeting as instructed below.

Q:	What are the potential impacts of the COVID-19 pandemic on the annual meeting?

A:

In light of the ongoing COVID-19 pandemic, the company would like to emphasize that we consider the health of our shareholders, employees and other attendees a top priority. We are monitoring guidance issued by appropriate governmental health agencies, including the Irish Health Service Executive, or the HSE, the Irish government, the U.S. Center for Disease Control and Prevention and the World Health Organization, collectively, the Health Authorities, and we have implemented, and will continue to implement the measures advised by the relevant Health Authorities to minimize the spread of COVID-19. Information on such measures and on COVID-19 generally is available on the HSE’s website at https://www.hse.ie/eng/services/news/newsfeatures/covid19-updates/.

The annual meeting will be held in accordance with HSE and relevant Health Authority guidance. Should we determine that alternative arrangements are necessitated due to public health recommendations regarding

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Questions and Answers About These Proxy Materials and Voting (continued)

containment of COVID-19, which may include a change in date or time of the meeting, a change in venue or format of the meeting we will announce our decision by press release and/or filing with the Securities Exchange Commission as additional soliciting materials and also post information on the investor relations page of the company’s website found at https://investor.jazzpharma.com/news. We encourage shareholders to keep up-to-date with, and follow the guidance from the Government of Ireland and the Department of Health (of Ireland) (as appropriate), as circumstances may change at short notice. Due to this uncertainty, shareholders are strongly encouraged to vote their shares by proxy in advance at the annual meeting.

Q:	Who can vote at the annual meeting?

A:	Only shareholders of record at the close of business on June 2, 2021, the record date for the annual meeting, will be entitled to vote at the annual meeting.

Shareholders of Record: Shares registered in your name

If, at the close of business on June 2, 2021, your shares were registered directly in your name with our transfer agent, Computershare Trust Company, N.A., then you are a shareholder of record. As a shareholder of record, you may vote in person at the annual meeting or vote by proxy. Whether or not you plan to attend the annual meeting, we urge you to vote by proxy over the telephone or via the internet as instructed below, or, for those shareholders who receive a paper proxy card in the mail, by mailing a completed proxy card.

Beneficial Owners: Shares registered in the name of a broker, bank or other agent

If, at the close of business on June 2, 2021, your shares were held not in your name, but rather in an account at a brokerage firm, bank or other agent, then you are the beneficial owner of shares held in “street name” and a Notice is being sent to you by that broker, bank or other agent. The broker, bank or other agent holding your account is considered to be the shareholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct your broker, bank or other agent regarding how to vote the shares in your account as set forth in the voting instructions in the Notice from your broker, bank or other agent. You are also invited to attend the annual meeting. However, since you are not the shareholder of record, you may not vote your shares in person at the annual meeting unless you request and obtain a valid proxy from your broker, bank or other agent.

Q:	What am I voting on?

A:	There are six matters scheduled for a vote at the annual meeting:

•	Election by separate resolutions of the four named nominees for director to hold office until the 2024 annual meeting of shareholders (Proposal 1).

•

Ratification, on a non-binding advisory basis, of the appointment of KPMG as the independent auditors of the company for the fiscal year ending December 31, 2021 and the authorization, in a binding vote, of the board of directors, acting through the audit committee, to determine the independent auditors’ remuneration (Proposal 2).

•	Approval, on a non-binding advisory basis, of the compensation of our NEOs as disclosed in this proxy statement (Proposal 3).

•	Renewal of the board of directors’ existing authority under Irish law to allot and issue ordinary shares (Proposal 4).

•

Renewal of the board of directors’ existing authority under Irish law to allot and issue ordinary shares for cash without first offering those ordinary shares to existing shareholders pursuant to the statutory pre-emption right that would otherwise apply (Proposal 5).

•

Approval of any motion to adjourn the annual meeting, or any adjournments thereof, to another time and place to solicit additional proxies if there are insufficient votes at the time of the annual meeting to approve Proposal 5 (Proposal 6).

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Questions and Answers About These Proxy Materials and Voting (continued)

Q:	What are the board’s voting recommendations?

A:

The board of directors recommends that you vote your shares “FOR” each of the director nominees named in this proxy statement to hold office until the 2024 annual meeting of shareholders, and “FOR” each of the other five proposals.

Q:	What if another matter is properly brought before the annual meeting?

A:

The board of directors knows of no other matters that will be presented for consideration at the annual meeting. If any other matters are properly brought before the annual meeting, it is the intention of the persons named in the accompanying proxy, referred to in this proxy statement as the “proxy holders,” to vote on those matters in accordance with their best judgment.

Q:	How do I vote?

A:

For the election of directors (Proposal 1), you may vote “FOR” or “AGAINST” each nominee, or you may abstain from voting for all or any of the nominees. For each of the other five proposals, you may vote “FOR” or “AGAINST” or abstain from voting.

Shareholders of Record: Shares registered in your name

If you are a shareholder of record, you may vote in person at the annual meeting, you may vote by electronic proxy over the telephone or via the internet as instructed below, or, for those shareholders who receive a paper proxy card in the mail, by mailing a completed proxy card. Whether or not you plan to attend the annual meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the annual meeting and vote in person even if you have already voted by proxy. However, as noted above, in light of the COVID-19 pandemic, we strongly recommend that you vote your shares by proxy in advance of the meeting.

•

To vote in person, come to the annual meeting and we will give you a ballot when you arrive. Please bring your admission ticket or proof of ownership, as further discussed under “Do I need a ticket to attend the annual meeting?” below.

•

To vote using a proxy card, simply complete, sign and date the proxy card that was mailed to you and return it promptly in the envelope provided. Proxy cards must be received by July 28, 2021. If you return your signed proxy card before this time, we will forward it to the company’s registered office electronically in accordance with Irish law and we will vote your shares as you direct.

•

To vote by telephone, dial toll-free +1.800.690.6903 within the United States, U.S. territories and Canada using a touch-tone phone and follow the recorded instructions to submit an electronic proxy card. You will be asked to provide the company number and control number from the enclosed proxy card. Your vote must be received by 11:59 p.m., U.S. Eastern Time, on July 28, 2021 to be counted.

•

To vote via the internet, go to www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the company number and control number from the enclosed proxy card. Your vote must be received by 11:59 p.m., U.S. Eastern Time, on July 28, 2021 to be counted.

Beneficial Owners: Shares registered in the name of a broker, bank or other agent

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a Notice or the full set of proxy materials containing voting instructions from that broker, bank or other agent rather than from us. Simply follow the voting instructions in the Notice or the full set of proxy materials to ensure that your vote is counted. Alternatively, you may vote by telephone or via the internet as instructed by your broker, bank or other agent. To vote in person at the annual meeting, you must request and obtain a valid proxy from your broker, bank, or other agent. Follow the voting instructions from your broker, bank or other agent, or contact your broker, bank or other agent to request a proxy form. However, as noted above, in light of the COVID-19 pandemic, we strongly recommend that you vote your shares by proxy in advance of the meeting.

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Questions and Answers About These Proxy Materials and Voting (continued)

We provide internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.

Q:	How many votes do I have?

A:	On each matter to be voted upon, you have one vote for each ordinary share you owned as of the close of business on June 2, 2021.

Q:	If I am a shareholder of record and I do not vote, or if I return a proxy card or otherwise vote without giving specific voting instructions, what happens?

A:

If you are a shareholder of record and you do not vote by completing your proxy card, vote by proxy via the internet or by telephone, or vote in person at the annual meeting, your shares will not be voted.

If you are a shareholder of record and you do not specify your vote on each proposal individually when voting by proxy via the internet or by telephone, or if you sign and return a proxy card without giving specific voting instructions, then the proxy holders will vote your shares in the manner recommended by the board of directors on all matters presented in this proxy statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the annual meeting. The voting recommendations of the board of directors are set forth under “What are the board’s voting recommendations?” above.

Q:	If I am a beneficial owner of shares held in street name and I do not provide my broker or bank with voting instructions, what happens?

A:

If you are a beneficial owner of shares held in street name and you do not instruct your broker, bank or other agent how to vote your shares, your broker, bank or other agent may still be able to vote your shares in its discretion. In this regard, under the rules of the New York Stock Exchange (NYSE), brokers, banks and other securities intermediaries that are subject to NYSE rules may use their discretion to vote your “uninstructed” shares with respect to matters considered to be “routine” under NYSE rules, but not with respect to “non-routine” matters. In this regard, we have been advised by the NYSE that Proposals 1 and 3 are considered to be “non-routine” under NYSE rules meaning that your broker may not vote your shares on those proposals in the absence of your voting instructions. We have also been advised by the NYSE that Proposals 2, 4, 5 and 6 are considered to be a “routine” matter under NYSE rules meaning that if you do not return voting instructions to your broker by its deadline, your shares may be voted by your broker in its discretion on Proposals 2, 4, 5 and 6.

If you are a beneficial owner of shares held in street name, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.

Q:	What does it mean if I receive more than one set of proxy materials, more than one Notice, or a combination thereof?

A:

If you receive more than one set of proxy materials, more than one Notice, or a combination thereof, your shares may be registered in more than one name or are registered in different accounts. Please follow the voting instructions on each set of proxy materials or Notices to ensure that all of your shares are voted.

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Questions and Answers About These Proxy Materials and Voting (continued)

Q:	Can I change my vote after submitting my proxy?

A:	Yes. You can revoke your proxy at any time before the commencement of the annual meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

•	You may submit another properly completed proxy card with a later date.

•	You may grant a subsequent proxy by telephone or via the internet.

•	You may send a timely written notice that you are revoking your proxy to our Company Secretary at Fifth Floor, Waterloo Exchange, Waterloo Road, Dublin 4, Ireland.

•	You may attend the annual meeting and vote in person. Simply attending the annual meeting will not, by itself, revoke your proxy.

•	Your most recent proxy card or telephone or internet proxy is the one that is counted.

•	If your shares are held by your broker, bank or other agent as a nominee or agent, you should follow the instructions provided by your broker, bank or other agent.

Q:	Do I need a ticket to attend the annual meeting?

A:

Yes, you will need an admission ticket or proof of ownership of ordinary shares to enter the annual meeting. If you are a shareholder of record and you received a full set of proxy materials in the mail, your admission ticket is attached to the proxy card sent to you. If you plan to attend the annual meeting, please so indicate when you vote and bring the ticket and valid photo identification with you to the annual meeting. If you are a shareholder of record and you received a Notice in the mail, your admission ticket is your Notice. Please bring your Notice and valid photo identification with you to the annual meeting. If your shares are held in the name of a bank, broker or other holder of record, your admission ticket is on your voting instruction form. If you do not bring your admission ticket, you will need proof of ownership to be admitted to the annual meeting. A recent brokerage statement or letter from a bank or broker is an example of proof of ownership. If you arrive at the annual meeting without an admission ticket, we will admit you only if we are able to verify that you are a shareholder of our company. For directions to attend the annual meeting in person, please contact our Investor Relations department at +353.1.634.7892 (Ireland) or +1.650.496.2800 (United States) or by email at investorinfo@jazzpharma.com.

Q:	How are votes counted?

A:

Votes will be counted by the inspector of elections appointed for the meeting. The inspector of elections will separately count, with respect to the proposal to elect directors (Proposal 1), votes “FOR,” “AGAINST,” abstentions and broker non-votes; and, with respect to the other proposals, votes “FOR,” “AGAINST,” abstentions, and, as applicable, broker non-votes.

Q:	What are “broker non-votes”?

A:

As discussed above, when a beneficial owner of shares held in street name does not give voting instructions to his or her broker, bank or other securities intermediary holding his or her shares as to how to vote on matters deemed to be “non-routine” under NYSE rules, the broker, bank or other such agent cannot vote the shares. These un-voted shares are counted as “broker non-votes.” We have been advised by the NYSE that Proposals 1 and 3 are considered to be “non-routine” under NYSE rules and we therefore expect broker non-votes in connection with those proposals.

As a reminder, if you are a beneficial owner of shares held in street name, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.

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Questions and Answers About These Proxy Materials and Voting (continued)

Q:	How many votes are needed to approve each proposal?

A:	Assuming that a quorum is present at the annual meeting, the following votes will be required for approval:

Proposal	Vote Required for Approval
Proposal 1	Each director nominee must receive the affirmative vote of a majority of the votes cast on his or her election to hold office until the 2024 annual meeting of shareholders.
Proposal 2	Affirmative vote of a majority of the votes cast
Proposal 3	Affirmative vote of a majority of the votes cast
Proposal 4	Affirmative vote of a majority of the votes cast
Proposal 5	Affirmative vote of 75% of the votes cast(1)
Proposal 6	Affirmative vote of a majority of the votes cast

(1)

Proposal 5 is subject to Proposal 4 being approved. Therefore, unless shareholders approve Proposal 4, Proposal 5 will fail and not be implemented, notwithstanding that shareholders may have approved Proposal 5.

Q:	What are the treatment and effect of abstentions and broker non-votes?

A:

Abstentions and broker non-votes will be treated as shares present for purposes of determining the presence of a quorum for the transaction of business at the annual meeting. Abstentions and broker non-votes will not, however, be considered votes cast at the annual meeting. Because the approval of all of the proposals is based on the votes cast at the annual meeting, abstentions and, as applicable, broker non-votes will not have any effect on the outcome of voting on the proposals.

Q:	What is the quorum requirement?

A:

A quorum of shareholders is necessary to hold a valid meeting. A quorum will be present if shareholders holding a majority of the issued and outstanding ordinary shares entitled to vote as of the record date are present at the annual meeting or represented by proxy. On the record date, there were                      ordinary shares outstanding and entitled to vote. Your shares will be counted towards the quorum only if you submit a valid proxy (or if one is submitted on your behalf by your broker, bank or other agent) or, provided that you are a shareholder of record, if you vote in person at the annual meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum within one hour of the time scheduled for the annual meeting, the annual meeting will stand adjourned to August 5, 2021 at 3:00 p.m. local time at the same location, or such other time or place as the board of directors may determine.

Q:	How can I find out the results of the voting at the annual meeting?

A:

Preliminary voting results will be announced at the annual meeting. In addition, final voting results will be published in a quarterly report on Form 10-Q or a current report on Form 8-K that we expect to file with the SEC within four business days after the annual meeting. If final voting results are not available to us in time to file a Form 10-Q or a Form 8-K within four business days after the annual meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

Q:	What are the Irish statutory financial statements and where can I access them?

A:

We are presenting for consideration our Irish statutory financial statements, and the respective reports of the directors and the auditors thereon, at the annual meeting. Since we are an Irish company, we are required to prepare Irish statutory financial statements under applicable Irish company law and to deliver those financial statements together with the respective reports of the directors and the auditors thereon to shareholders of record in connection with our annual meetings of shareholders. The Irish statutory financial statements cover the results of operations and financial position of Jazz Pharmaceuticals plc for the year ended December 31, 2020. The Irish statutory financial statements were prepared in accordance with the International Financial Reporting Standards as adopted by the European Union and as applied in accordance with the 2014 Act. There is no requirement under Irish law that the Irish statutory financial statements be approved by the shareholders, and no such approval will be sought at the annual meeting.

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2021 NOTICE OF MEETING AND PROXY STATEMENT

Questions and Answers About These Proxy Materials and Voting (continued)

Our Irish statutory financial statements, and the respective reports of the directors and the auditors thereon, will be delivered to shareholders of record in accordance with our obligations under Irish law. We will mail without charge, upon written request, a copy of the Irish statutory financial statements, together with the respective reports of the directors and the auditors thereon, to beneficial “street name” owners of our shares. Requests should be sent to: Jazz Pharmaceuticals plc, Attention: Company Secretary, Fifth Floor, Waterloo Exchange, Waterloo Road, Dublin 4, Ireland.

Q:	What proxy materials are available on the internet?

A:	This proxy statement, our letter to shareholders and the 2020 Annual Report on Form 10-K are available at https://materials.proxyvote.com/G50871.

Q:	Who should I call if I have any questions?

A:	If you require any assistance in voting your shares or have any other questions, please contact Alliance Advisors, our proxy solicitor, at +1.855.600.8108.

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2021 NOTICE OF MEETING AND PROXY STATEMENT

OTHER MATTERS

Presentation of Irish Statutory Financial Statements

Our Irish statutory financial statements for the fiscal year ended December 31, 2020, together with the reports of the directors and auditors thereon, will be presented and considered at the annual meeting in accordance with the requirements of the 2014 Act. Our Irish statutory financial statements have been approved by the board of directors. There is no requirement under Irish law that such statements be approved by shareholders, and no such approval will be sought at the annual meeting.

Registered and Principal Executive Offices

The registered and principal executive offices of Jazz Pharmaceuticals plc are located at Fifth Floor, Waterloo Exchange, Waterloo Road, Dublin 4, Ireland. Our telephone number there is +353.1.634.7800.

Shareholder Proposals and Director Nominations for the 2022 Annual Meeting

Our shareholders may submit proposals on matters appropriate for shareholder action at shareholder meetings in accordance with Rule 14a-8 promulgated under the Exchange Act. For such proposals to be included in our proxy materials relating to our 2022 annual meeting of shareholders, all applicable requirements of Rule 14a-8 must be satisfied and, pursuant to Rule 14a-8, such proposals must be received by us no later than February     , 2022. However, if our 2022 annual meeting of shareholders is not held between June 29, 2022 and August 28, 2022, then the deadline will be a reasonable time prior to the time that we begin to print and mail our proxy materials. Such proposals should be delivered to Jazz Pharmaceuticals plc, Attention: Company Secretary, Fifth Floor, Waterloo Exchange, Waterloo Road, Dublin 4, Ireland.

Our articles provide that shareholder nominations of persons to be elected to the board of directors at an annual meeting must be made following written notice to our Company Secretary which is executed by a shareholder and accompanied by certain background and other information specified in our articles. Such written notice and information must be received by our Company Secretary not later than the close of business on March     , 2022 nor earlier than January     , 2022; provided, however, that in the event our 2022 annual meeting of shareholders is not held between June 29, 2022 and August 28, 2022, notice must be delivered no earlier than 150 days prior to nor later than the later of 90 days prior to the date of the 2022 annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. Our articles provide that other proposals may only be proposed at an annual meeting if either (i) it is proposed by or at the direction of our board of directors; (ii) it is proposed at the direction of the Irish High Court; or (iii) the chairman of the meeting decides, in his or her absolute discretion, that the proposal may properly be regarded as within the scope of the relevant meeting. In addition, the proxy solicited by our board of directors for the 2022 annual meeting of shareholders will confer discretionary voting authority with respect to (i) any proposal presented by a shareholder at that meeting for which we have not been provided with notice by May     , 2022 and (ii), if we have received notice of such proposal by May     , 2022, any matter, provided that (i) the 2022 proxy statement briefly describes such matter and how management’s proxy holders intend to vote on it and (ii) the shareholder does not comply with the requirements of Rule 14a-4(c)(2) promulgated under the Exchange Act. On any other business which may properly come before the 2022 annual meeting of shareholders, or any adjournment thereof, and whether procedural or substantive in nature (including without limitation any motion to amend a resolution or adjourn the meeting) not specified in this proxy statement, the proxy holder will act at his or her discretion.

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (such as brokers) to satisfy the delivery requirements for Notices and proxy materials with respect to two or more shareholders sharing the same address by delivering a single Notice or a single set of proxy materials, as applicable, addressed to those shareholders. This process, which is commonly referred to as “householding” potentially means extra convenience for shareholders and cost savings for companies.

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2021 NOTICE OF MEETING AND PROXY STATEMENT

Other Matters (continued)

A number of brokers with account holders who are Jazz Pharmaceuticals shareholders will be “householding” Notices and our proxy materials. A single Notice or a single set of proxy materials, as applicable, may be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice or set of proxy materials, as applicable, in the future you may: (1) notify your broker, (2) direct your written request to Jazz Pharmaceuticals plc, Attention: Investor Relations, Fifth Floor, Waterloo Exchange, Waterloo Road, Dublin 4, Ireland or (3) contact our Investor Relations department at +353.1.634.7892 (Ireland) or +1.650.496.2800 (United States) or by email at investorinfo@jazzpharma.com. Shareholders who currently receive multiple copies of Notices or proxy materials at their address and would like to request “householding” of their communications should contact their broker. In addition, we will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of a Notice or set of proxy materials to a shareholder at a shared address to which a single Notice or set of proxy materials, as applicable, was delivered.

Annual Report on Form 10-K

We will mail without charge, upon written request, a copy of our 2020 Annual Report on Form 10-K, including the consolidated financial statements, schedules and list of exhibits, and any particular exhibit specifically requested. Requests should be sent to: Jazz Pharmaceuticals plc, Attention: Aislinn Doody, Company Secretary, Fifth Floor, Waterloo Exchange, Waterloo Road, Dublin 4, Ireland.

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2021 NOTICE OF MEETING AND PROXY STATEMENT

Other Matters (continued)

Special Note Regarding Forward-Looking Statements

This proxy statement contains forward-looking statements, including, but not limited to, statements related to our strategy to create sustainable shareholder value, including statements related to the way we intend to advance our business, grow and diversify our revenues, and increase shareholder value; our goal to significantly grow and diversify 2022 revenues from products launched since 2019; the anticipated benefits to us of the GW Acquisition; the goals of our ESG strategies, efforts and initiatives, including with respect to human capital management, our efforts to operate our manufacturing facilities in an environmentally responsible way and the goals of our internal environmental policies and management systems; the intended effects of and goals related to our COVID-19 response, including with respect to our business continuity plans and support of COVID-19 relief efforts; the anticipated launches of JZP-258 (Xywav) in IH and JZP-458 and the anticipated timing thereof; the anticipated benefits to us of our corporate development transactions and research and development efforts; anticipated clinical development timelines and initiatives; the goals of our executive compensation programs; and other statements that are not historical facts. These forward-looking statements are based on our current plans, objectives, estimates, expectations and intentions and inherently involve significant risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks and uncertainties associated with: maintaining or increasing sales of and revenue from our key marketed products, including Epidiolex and our oxybate products; effectively launching and commercializing our other products and product candidates; our ability to realize the expected benefits of the GW Acquisition, including the risks that the acquired GW business will not be integrated successfully or that such integration may be more difficult, time-consuming or costly than expected; future opportunities and plans for the combined company following the GW Acquisition, including the uncertainty of expected future regulatory filings, product launches, financial performance and results of the combined company; the dependence of the historical GW business on the successful commercialization of Epidiolex/Epidyolex and the uncertain market potential of Epidiolex; the time-consuming and uncertain regulatory approval process, including the risks that we may be unable to submit anticipated regulatory filings on the timeframe anticipated, or at all, or that we may be unable to obtain regulatory approvals of any of our product candidates, including JZP458, Xywav in IH, nabiximols and Epidiolex for additional indications, in a timely manner or at all; the costly and time-consuming pharmaceutical product development process and the uncertainty of clinical success, including risks related to failure or delays in successfully initiating or completing clinical trials and assessing patients such as those being experienced, and expected to continue to be experienced, by us as a result of the effects of the COVID-19 pandemic; regulatory initiatives and changes in tax laws; market volatility; the ultimate duration and severity of the COVID-19 pandemic and resulting global economic, financial, and healthcare system disruptions and the current and potential future negative impacts to our business operations and financial results, including the risk that our business continuity plans and other COVID-19 responses may be ineffective in mitigating the negative impacts associated with the evolving effects of the COVID-19 pandemic; protecting and enhancing our intellectual property rights; delays or problems in the supply or manufacture of our products and product candidates; complying with applicable U.S. and non-U.S. regulatory requirements; complying with complex and increasingly stringent environmental, health and safety laws and regulations in the countries where we operate; government investigations, legal proceedings and other actions; obtaining and maintaining adequate coverage and reimbursement for our products; identifying and acquiring, in-licensing or developing additional products or product candidates, financing these transactions and successfully integrating acquired product candidates, products and businesses; our ability to realize the anticipated benefits of our collaborations and license agreements with third parties; challenges inherent in efficiently managing employees in diverse geographies and creating a positive workplace culture; the aspirational nature of our ESG strategies, efforts and initiatives, which are not guarantees or promises that such goals, initiatives and objectives will be met; our ability to achieve expected future financial performance and results and the uncertainty of future tax, accounting and other provisions and estimates, including the uncertainty of our estimates of acquisition accounting adjustments related to the GW Acquisition; and other risks and uncertainties affecting us and the historical GW business, including those described from time to time under the caption “Risk Factors” and elsewhere in Jazz Pharmaceuticals’ and GW Pharmaceuticals’ Securities and Exchange Commission filings and reports, including Jazz Pharmaceuticals Annual Report on Form 10-K for the year ended December 31, 2020, GW’s Annual Report on Form 10-K for the year ended December 31, 2020 and future filings and reports by Jazz Pharmaceuticals. In addition, while we expect the COVID-19 pandemic to continue to adversely affect our business operations and financial results, the extent of the impact on our ability to generate sales of and revenues from our approved products, execute on new product launches, our clinical development and regulatory efforts, our corporate development objectives and the value of and market for our ordinary shares, will depend on future developments

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2021 NOTICE OF MEETING AND PROXY STATEMENT

Other Matters (continued)

that are highly uncertain and cannot be predicted with confidence at this time, such as the ultimate duration and severity of the pandemic, governmental “stay-at-home” orders and travel restrictions, quarantines, social distancing and business closure requirements in the U.S., Ireland and other countries, and the effectiveness of actions taken globally to contain and treat the disease. Moreover, other risks and uncertainties of which we are not currently aware may also affect our forward-looking statements and may cause actual results and timing of events to differ materially from those anticipated. The forward-looking statements herein are made only as of the date of this proxy statement or as of the dates indicated in the forward-looking statements, even if they are subsequently made available by us on our website or otherwise. We undertake no obligation to update or supplement any forward-looking statements to reflect actual results, new information, future events, changes in our expectations or other circumstances that exist after the date as of which the forward-looking statements were made.

General

Your proxy is solicited on behalf of our board of directors. Unless otherwise directed, at the annual meeting (or any adjournment thereof), proxies will be voted “FOR” all of the nominees listed in Proposal 1 and “FOR” Proposals 2 through 6. If any matter other than those described in this proxy statement properly comes before the annual meeting (or any adjournment thereof), it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By order of the board of directors,

Aislinn Doody, Company Secretary

Dublin, Ireland

June     , 2021

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JAZZ PHARMACEUTICALS PLC

FIFTH FLOOR, WATERLOO EXCHANGE

WATERLOO ROAD, DUBLIN 4, IRELAND

ATTN: COMPANY SECRETARY

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. U.S. Eastern Time on July 28, 2021. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. U.S. Eastern Time on July 28, 2021. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Your proxy card must be received no later than July 28, 2021.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D55185-P55889                KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

JAZZ PHARMACEUTICALS PLC
The Board of Directors recommends you vote FOR each of the nominees for director named in Proposal 1 below:
1.	To elect four nominees for director named below to hold office until the 2024 annual general meeting of shareholders.
	Nominees:		For	Against	Abstain
	1a.	Peter Gray	☐	☐	☐

	1b.	Kenneth W. O’Keefe	☐	☐	☐

	1c.	Mark D. Smith, M.D.	☐	☐	☐

	1d.	Catherine A. Sohn, Pharm. D.	☐	☐	☐

The Board of Directors recommends you vote FOR Proposals 2, 3, 4, 5 and 6:

2.

To ratify, on a non-binding advisory basis, the appointment of KPMG as the independent auditors of Jazz Pharmaceuticals plc for the fiscal year ending December 31, 2021 and to authorize, in a binding vote, the board of directors, acting through the audit committee, to determine KPMG’s remuneration.

			☐	☐	☐

3.	To approve, on a non-binding advisory basis, the compensation of Jazz Pharmaceuticals plc’s named executive officers as disclosed in the proxy statement.		☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

		For	Against	Abstain

4.	To renew the Board of Director’s existing authority under Irish law to allot and issue ordinary shares.	☐	☐	☐

5.

To renew the Board of Director’s existing authority under Irish law to allot and issue ordinary shares for cash without first offering those ordinary shares to existing shareholders pursuant to the statutory pre-emption right that would otherwise apply.

		☐	☐	☐

6.

To approve any motion to adjourn the annual meeting, or any adjournments thereof, to another time and place to solicit additional proxies if there are insufficient votes at the time of annual meeting to approve Proposal 5.

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Signature [PLEASE SIGN WITHIN BOX]	Date

Signature (Joint Owners)	Date

2021 ANNUAL GENERAL MEETING OF SHAREHOLDERS

Thursday, July 29, 2021

3:00 PM Local Time

Jazz Pharmaceuticals plc

Fifth Floor, Waterloo Exchange

Waterloo Road

Dublin 4, Ireland

Upon arrival, please present this admission ticket and photo identification at the registration desk.

Important Notice Regarding the Availability of Proxy Materials for the Annual General Meeting

to be held on July 29, 2021:

The proxy statement and our annual report are available at www.proxyvote.com.

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D55186-P55889

JAZZ PHARMACEUTICALS PLC

Annual General Meeting of Shareholders

July 29, 2021 3:00 PM Local Time

This proxy is solicited by the Board of Directors

The undersigned hereby appoints Bruce C. Cozadd and Renée D. Galá, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the ordinary shares of Jazz Pharmaceuticals plc (the “Company”) which the undersigned may be entitled to vote at the Company’s Annual General Meeting to be held at Fifth Floor, Waterloo Exchange, Waterloo Road, Dublin 4, Ireland on Thursday, July 29, 2021, at 3:00 PM local time, and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2, 3, 4, 5 AND 6 AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

Continued and to be signed on reverse side